EXHIBIT 4.1

Execution Copy

*This Instrument Grants a Security Interest by a Public Utility

This instrument was prepared by

/s/ Ira G. Megdal
Ira G. Megdal, Esquire

SOUTH JERSEY GAS COMPANY

TO

THE BANK OF NEW YORK MELLON
(Trustee)
_______________

Supplemental Indenture Amending and Restating First Mortgage Indenture

Dated as of January 23, 2017

This Instrument Contains After-Acquired Property Provisions

SOUTH JERSEY GAS COMPANY

Reconciliation and Tie between Trust Indenture Act of 1939 and
Indenture, dated as of January 23, 2017

Trust Indenture Act Section		Indenture Section(s)
§310(a)(1)		11.9
	(a)(2)	11.9
	(a)(3)	11.14(B)
	(a)(4)	Not applicable
	(b)	11.8, 11.10
§311(a)		11.13
	(b)	11.13
	(c)	Not applicable
§312(a)		12.1
	(b)	12.1
	(c)	12.1
§313(a)		12.3
	(b)	12.3
	(c)	12.3
	(d)	12.3
§314(a)		12.1, 6.10
	(b)	6.8
	(c)(1)	1.5
	(c)(2)	1.5
	(c)(3)	1.6
	(d)	4.2, 6.7(b), 8.3, 8.4, 8.9
	(e)	1.5
§315(a)		11.1, 11.3
	(b)	11.2
	(c)	11.1
	(d)	11.1
	(e)	10.18
§316(a)		10.16
	(a)(1)(A)	10.2, 10.17
	(a)(1)(B)	10.17
	(a)(2)	Not applicable
	(b)	10.12
	(c)	1.7
§317(a)(1)		10.6
	(a)(2)	10.9
	(b)	6.3
§318(a)		1.10

TABLE OF CONTENTS

Recitals of the Company

i

EXHIBITS

Exhibit A	Real Property Subject to Lien of Indenture

Exhibit B	Form of Initial Security

v

SUPPLEMENTAL INDENTURE AMENDING AND RESTATING FIRST MORTGAGE INDENTURE (this “Indenture”), dated as of January 23, 2017, between SOUTH JERSEY GAS COMPANY, a corporation organized and subsisting under the laws of the State of New Jersey (the “Company”), and THE BANK OF NEW YORK MELLON, a New York banking corporation, as Trustee (the “Trustee”).

Recitals of the Company

The Company has duly authorized the execution and delivery of this Indenture, as originally executed and delivered, to provide for the issuance from time to time of its bonds, notes or other evidences of indebtedness (herein called the “Securities”), to be issued in one or more series as contemplated herein, and to provide security for the payment of the principal of and premium, if any, and interest, if any, on the Securities; and all acts and proceedings required by law and the Company’s certificate of incorporation and bylaws to make this Indenture a valid agreement of the Company and a binding mortgage for the security of the Securities have been performed. For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires, capitalized terms used herein shall have the meanings assigned to them in Article 1 of this Indenture.

The Company has heretofore duly executed, acknowledged and delivered to Guarantee Bank and Trust Company (name later changed to Guarantee Bank), and which has been succeeded by The Bank of New York Mellon, as Trustee (the “Existing Indenture Trustee”), a certain Indenture of Mortgage dated October 1, 1947 (as amended and supplemented, the “Existing Indenture”) to provide for the issuance of, and to secure, its First Mortgage Bonds (the “ Existing Bonds”), issuable in series and without limit as to aggregate principal amount (except as provided in the Existing Indenture), and by the Existing Indenture granted and conveyed unto the Trustee, upon the trusts and for the uses and purposes therein specifically set forth, certain real estate, franchises and other property therein described or which might be thereafter acquired by it, to secure the payment of the principal of and interest on the Existing Bonds from time to time issued thereunder. The Existing Indenture was initially filed in the following Counties of New Jersey as follows: Atlantic County – dated 10/1/47, recorded 10/22/47 in Book 829, page 9; Burlington County – dated 10/1/47, recorded 7/22/63 in Book 817, Page 762; Camden County – dated 10/1/47, recorded 10/23/47 in Book 623 Page 1; Cape May County – 14th Supplemental Indenture (first recording), recorded 9/24/84 in Book 1100, page 1; Cumberland County – dated 10/1/47, recorded 10/22/47 in Book 393 Page 485; Gloucester County – dated 10/1/47, recorded 10/22/47 in Book 261 Page 1; and Salem County – dated 10/1/47, recorded 10/22/47 in Book 100 Page 116.

This Indenture hereby amends and restates the Existing Indenture in its entirety.

The Company has heretofore duly executed, acknowledged and delivered to the Trustee various supplemental indentures, including without limitation, a Twenty-First Supplemental Indenture dated as of March 1, 1997, a Twenty-Second Supplemental Indenture dated as of October 1, 1998, a Twenty-Third Supplemental Indenture dated as of July 1, 2003, a Twenty-Fourth Supplemental Indenture dated as of September 1, 2005 (as amended by that Amendment to Twenty-Fourth Supplemental Indenture dated as of March 31, 2006 and that Second Amendment to Twenty-Fourth Supplemental Indenture dated as of December 10, 2010), and a Twenty-Fifth Supplemental Indenture dated as of March 29, 2012 (hereinafter called, respectively, the “Twenty-First Supplement,” the “Twenty-Second Supplement,” the “Twenty-Third Supplement,” the “Twenty-Fourth Supplement” and the “Twenty-Fifth Supplement), pursuant to which, respectively, the Company provided for the creation of a nineteenth series of Bonds designated as “South Jersey Gas Company First Mortgage Bonds, 7.70% Series due 2027” (herein and in the Twenty-First Supplement sometimes called the “Bonds of the Nineteenth Series”), a twentieth series of Bonds designated as “South Jersey Gas Company First Mortgage Bonds, 10% Series A due October 1, 2043” (herein and in the Twenty-Second Supplement sometimes called the “Bonds of the Twentieth Series”), a twenty-first series of Bonds designated as “South Jersey Gas Company First Mortgage Bonds, 10% Series B due July 16, 2043 and August 1, 2034” herein and in the Twenty-Third Supplement sometimes called the “Bonds of the Twenty-First Series”), a twenty-second series of Bonds designated as “South Jersey Gas Company First Mortgage Bonds, 10% Series C due September 15, 2045 and December 30, 2050” herein and in the Twenty-Fourth Supplement sometimes called the “Bonds of the Twenty-Second Series”), and a twenty-third series of Bonds designated as “South Jersey Gas Company First Mortgage Bonds, 10% Medium Term Notes Series D due March 29, 2052 and November 19, 2053” herein and in the Twenty-Fifth Supplement sometimes called the “Bonds of the Twenty-Third Series”).

Pursuant to the Existing Indenture there have been executed, authenticated and issued, and there are outstanding as of the date of execution of this Indenture by the Company, Existing Bonds of series and in principal amounts as follows:

Series	Issued	Now Outstanding

Bonds of the Twentieth Series	$100,000,000	$ 30,000,000
Bonds of the Twenty-First Series	$150,000,000	$ 67,000,000
Bonds of the Twenty-Second Series	$150,000,000	$148,991,000
Bonds of the Twenty-Third Series	$200,000,000	$200,000,000

The Existing Bonds of the Twentieth Series, Bonds of the Twenty-First Series, Bonds of the Twenty-Second Series and Bonds of the Twenty-Third Series constitute the only Bonds outstanding under the Indenture.

All of the Existing Bonds outstanding as of the date of this Indenture have been issued to The Bank of New York Mellon, as trustee (the trustee from time to time under the Note Indenture, the “Note Trustee”), under an Indenture of Trust dated as of October 1, 1998 (as such indenture has been and may be amended from time to time, the “Note Indenture”) between the Company and the Note Trustee as security for the payment of notes issued under the Note Indenture (any such note issued under the Note Indenture, a “Note”).

All the remaining Existing Bonds issued under the Existing Indenture have been issued to the Note Trustee as security for payment of notes issued under the Note Indenture. As a result, the Substitution Date (as defined in the various supplemental indentures forming part of the Existing Indenture with respect to which the currently outstanding Existing Bonds were issued) has occurred and the Company and the Trustee have agreed to amend and restate the Existing Indenture in its entirety as set forth in this Indenture both to replace the Existing Bonds with Securities issued under this Indenture and to provide for the issuance of other Securities hereunder and in any supplements hereto that may be created.

Granting Clauses

NOW, THEREFORE, THIS INDENTURE WITNESSETH, that, in consideration of the premises and of the issuance of the Initial Securities in substitution for the Existing Bonds and the subsequent purchase of other Securities by the Holders thereof, and in order to secure the payment of the principal of and premium, if any, and interest, if any, on all Securities from time to time Outstanding (including the Initial Series) and the performance of the covenants therein and herein contained and to declare the terms and conditions on which such Securities are secured, the Company hereby grants, bargains, sells, conveys, assigns, transfers, mortgages, pledges, sets over and confirms to the Trustee, and grants to the Trustee a security interest in, the following (subject, however, to the terms and conditions set forth in this Indenture):

I.	REAL PROPERTY

All and singular the Company’s lands, real estate and any and every interest in lands or real estate wherever located, including without limitation, the tracts and parcels of land set forth on Exhibit A attached hereto.

II.	PERSONAL PROPERTY

All buildings, structures, machinery, apparatus, and equipment situate upon the above described premises or appurtenant thereto or used in connection therewith, and all property of the Company used or useful in and about the business of manufacturing, transmitting, and disposing of gas for light, heat, power, or other purposes, and consisting of, inter alia, gas works and plants, engines, furnaces, boilers, generators, machinery, shafting, belting, retorts, tanks, condensers, pumps, steam holders, gas holders, condensers, purifiers, scrubbers, tar extractors, separators, dehydrators, pressure regulators, blowers, compressors, motors, exhausters, tracks and sidings, oil-gas generators, expansion tanks, gas mains, pipes, tunnels, service pipes, pipe line fittings, gates, valves, connections, implements, gas meters, lamps, and all other appliances, instruments, equipment, stores, repair parts, and the like, now owned by the Company, and all other property for similar uses hereafter in any way acquired by the Company or to which it may hereafter be entitled; it being hereby expressly agreed that any and all personal property covered by the foregoing description, whether or not located in or upon the real property of the Company, shall be considered as fixtures and appurtenances constituting part of the real property of the Company.

III.	EASEMENTS, FRANCHISES, ETC.

All easements, rights of way, rights, franchises, contracts, permits, leases, licenses, privileges, and appurtenances belonging or in any way appertaining to the premises and property described above, or to any other property now owned by the Company or hereafter acquired by it, and every part thereof, or derived or acquired by the Company in any manner whatsoever; and all the reversions, remainders, revenues, rents, issues, and profits of all property at any time subject hereto and all the estate, right, title, interest, property, possession, claim, and demand whatsoever, as well at law as in equity, of the Company, of, in, and to the same and every part thereof.

IV.	ADDITIONAL PROPERTY

All other property of whatever kind and description, whether real or personal, now owned or which may at any time hereafter be acquired by the Company, and whether or not specifically described or referred to herein, excepting, however, all materials and supplies consumable in the operation of the properties of the Company; all merchandise and products acquired, manufactured, produced, or held for sale in the usual course of business; all automobiles and motor vehicles; and all cash, accounts receivable, stocks, bonds, notes, and other securities which are neither specifically pledged with the Trustee nor required by any provisions of the Indenture to be pledged with the Trustee (together with the excepted property specified in Granting Clause VI below, “Excepted Property”).

V.	PROPERTY TO BE HELD AS ADDITIONAL SECURITY

All money, securities, or property of any kind which may at any time be paid, conveyed, assigned, transferred, or delivered to the Trustee by the Company or any other person, to be held hereunder as additional security for all the Securities Outstanding from time to time, which money, securities, or property the Trustee is hereby authorized to receive and accept.

VI.	ENVIRONMENTAL PROPERTY EXCEPTED FROM LIEN OF INDETURE

Notwithstanding anything in this Indenture to the contrary, all property, real, personal or mixed, acquired by the Company for the purpose of environmental remediation of such property shall be excepted from the lien of this Indenture and shall not constitute Mortgaged Property or Property Additions.

UNDER AND SUBJECT to any Permitted Encumbrances.

TO HAVE AND TO HOLD all such property, real, personal and mixed, unto the Trustee, its successors in trust and their assigns forever; and

IN TRUST, NEVERTHELESS, for the equal and ratable benefit and security of the Holders from time to time of Outstanding Securities as more fully set forth herein; and

PROVIDED, HOWEVER, that the right, title and interest of the Trustee in and to the Mortgaged Property shall cease, terminate and become void in accordance with, and subject to the conditions set forth in, Article 9 or Article 14 hereof, and if, thereafter, the principal of and premium, if any, and interest, if any, on the Securities shall have been paid to the Holders thereof, or shall have been paid to the Company pursuant to Section 6.3 hereof, then and in that case this Indenture shall terminate, and the Trustee shall execute and deliver to the Company such instruments, reasonably acceptable in form to the Trustee, as the Company shall require to evidence such termination; otherwise this Indenture, and the estate and rights hereby granted, shall be and remain in full force and effect; and

IT IS HEREBY COVENANTED AND AGREED by and between the Company and the Trustee that all the Securities are to be authenticated and delivered, and that the Mortgaged Property is to be held, subject to the further covenants, conditions and trusts hereinafter set forth, and the Company hereby covenants and agrees to and with the Trustee, for the benefit of Holders from time to time, as follows:

ARTICLE 1
DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.1 General Definitions.

For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(a)           the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(b)           all terms used herein without definition which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(c)           all terms used herein without definition which are defined in the Uniform Commercial Code as in effect in any jurisdiction in which any portion of the Mortgaged Property is located shall have the meanings assigned to them therein with respect to such portion of the Mortgaged Property;

(d)           all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in the United States; and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted in the United States at the date of such computation or, at the election of the Company from time to time, at the date of the execution and delivery of this Indenture, as originally executed and delivered; provided, however, that in determining generally accepted accounting principles applicable to the Company, effect shall be given, to the extent required, to any order, rule or regulation of any administrative agency, regulatory authority or other governmental body having jurisdiction over the Company;

(e)           the words “including,” “include,” and “includes” shall be deemed to be followed by the words “without limitation”; and

(f)            the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

“Accountant” means a Person engaged in the accounting profession or otherwise qualified to pass on accounting matters (including, but not limited to, a Person certified or licensed as a public accountant, whether or not then engaged in the public accounting profession), which Person, unless required to be Independent, may be an employee or Affiliate of the Company.

“Act,” when used with respect to any Holder of a Security, has the meaning specified in Section 1.7.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct generally the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Annual Interest Requirements” means the amount calculated in accordance with Section 1.4(b).

“Authenticating Agent” means any Person (other than the Company or an Affiliate of the Company) authorized by the Trustee to act on behalf of the Trustee to authenticate the Securities of one or more series.

“Authorized Officer” means the President, any Vice President, the Treasurer or the Corporate Secretary of the Company, or any other duly authorized officer, agent or attorney-in-fact of the Company named in an Officer’s Certificate signed by any of such corporate officers.

“Authorized Publication” means a newspaper or financial journal of general circulation, printed in the English language and customarily published on each Business Day, whether or not published on Saturdays, Sundays or holidays; or, in the alternative, shall mean such form of communication as may have come into general use for the dissemination of information of import similar to that of the information specified to be published by the provisions hereof. In the event that successive weekly publications in an Authorized Publication are required hereunder they may be made (unless otherwise expressly provided herein) on the same or different days of the week and in the same or in different Authorized Publications. In case, by reason of the suspension of publication of any Authorized Publication, or by reason of any other cause, it shall be impractical without unreasonable expense to make publication of any notice in an Authorized Publication as required by this Indenture, then such method of publication or notification as shall be made with the approval of the Trustee shall be deemed the equivalent of the required publication of such notice in an Authorized Publication.

“Authorized Purposes” means the authentication and delivery of Securities, the release of property and/or the withdrawal of cash under any of the provisions of this Indenture.

“Bonds of the Twentieth Series” has the meaning specified in the Recitals of this Indenture.

“Bonds of the Twenty-First Series” has the meaning specified in the Recitals of this Indenture.

“Bonds of the Twenty-Second Series” has the meaning specified in the Recitals of this Indenture.

“Bonds of the Twenty-Third Series” has the meaning specified in the Recitals of this Indenture.

“Board of Directors” means either the board of directors of the Company or any committee thereof duly authorized to act in respect of matters relating to this Indenture.

“Board Resolution” means a copy of a resolution, or written consent in lieu thereof, certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“BPU” means the New Jersey Board of Public Utilities or any successor agency.

“Business Day,” when used with respect to a Place of Payment or any other particular location specified in the Securities or this Indenture, means any day, other than a Saturday or Sunday, which is not a day on which banking institutions or trust companies in such Place of Payment or other location are generally authorized or required by law, regulation or executive order to remain closed, except as may be otherwise specified as contemplated by Section 3.1.

“CERCLA” has the meaning specified in Section 11.17.

 “Code” means the Internal Revenue Code of 1986, as amended.

“Commission” means the United States Securities and Exchange Commission or, if at any time after the date of the execution and delivery of this Indenture, as originally executed and delivered, such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body, if any, performing such duties at such time.

“Company” means South Jersey Gas Company until a Successor Corporation shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such Successor Corporation.

“Company Order” or “Company Request” means a written order or request signed in the name of the Company by an Authorized Officer and delivered to the Trustee.

“Corporate Trust Office” means the designated office of the Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of the execution and delivery of this Indenture, as originally executed and delivered, is located at 500 Ross Street, 12th Floor, Pittsburgh, PA 15262, Attention: Corporate Trust Administration, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

“corporation” means a corporation, limited liability company, association, company, joint stock company or business trust.

“Corresponding Notes” has the meaning specified in Section 7.2.

 “Cost” with respect to Property Additions has the meaning specified in Section 1.3.

“CPI” means the Consumer Price Index for Philadelphia-Wilmington-Atlantic City (CPI-U), All-Items for all Urban Consumers, 1982-1984 Base, published by the United States Department of Labor, or, if such index is no longer published or its method of computation is substantially modified, a substitute index published by the United States Government or by a reputable publisher of financial or economic statistics that will fairly and reasonably reflect the same or substantially the same information as the discontinued or modified index selected by the Company.

“Defaulted Interest” has the meaning specified in Section 3.7.

“Discount Security” means any Security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 10.2. “Interest” with respect to a Discount Security means interest, if any, borne by such Security at a Stated Interest Rate.

“Dollar” or “$” means a dollar or other equivalent unit in such coin or currency of the United States as at the time shall be legal tender for the payment of public and private debts.

“Eligible Obligations” means:

(a)           with respect to Securities denominated in Dollars, Government Obligations; or

(b)           with respect to Securities denominated in a currency other than Dollars or in a composite currency, such other obligations or instruments as shall be specified with respect to such Securities as contemplated by Section 3.1.

“Event of Default” has the meaning specified in Section 10.1.

“Excepted Property” has the meaning specified in the Granting Clauses of this Indenture.

“Existing Bonds” has the meaning specified in the Recitals of this Indenture.

“Existing Notes” has the meaning specified in Section 7.1.

“Existing Indenture” has the meaning specified in the Recitals of this Indenture.

Existing Indenture Trustee” has the meaning specified in the Recitals of this Indenture.

 “Expert” means a Person who is an engineer, appraiser or other expert and which, with respect to any certificate to be signed by such Person and delivered to the Trustee, is qualified to pass upon the matters set forth in such certificate. For purposes of this definition, “engineer” means a Person engaged in the engineering profession or otherwise qualified to pass upon engineering matters (including, but not limited to, a Person licensed as a professional engineer, whether or not then engaged in the engineering profession), which Person, unless required to be Independent, may be an employee or Affiliate of the Company.

“Expert’s Certificate” means a certificate signed by an Authorized Officer and by an Expert (which Expert (a) shall be selected either by the Board of Directors or by an Authorized Officer, the execution of such certificate by such Authorized Officer to be conclusive evidence of such selection, and (b) except as otherwise required in Sections 4.2, 6.7 and 8.9, may be an employee or Affiliate of the Company duly authorized either by the Board of Directors or by an Authorized Officer) and delivered to the Trustee. The amount stated in any Expert’s Certificate as to the Cost, Fair Value or fair market value of property shall be conclusive and binding upon the Company, the Trustee and the Holders of the Securities.

“Fair Value,” with respect to property, means the fair value of such property as may be determined by reference to (a) the amount which would be likely to be obtained in an arm’s-length transaction with respect to such property between an informed and willing buyer and an informed and willing seller, under no compulsion, respectively, to buy or sell, (b) the amount of investment with respect to such property which, together with a reasonable return thereon, would be likely to be recovered through ordinary business operations or otherwise, (c) the Cost, accumulated depreciation and replacement cost with respect to such property and/or (d) any other relevant factors; provided, however, that (x) the Fair Value of property shall be determined without deduction for any liens on such property prior to the lien of this Indenture (except as otherwise provided in Section 8.3) and (y) the Fair Value to the Company of Property Additions shall not reflect any reduction relating to the fact that such Property Additions may be of less value to a Person which is not the owner or operator of the Mortgaged Property or any portion thereof than to a Person which is such owner or operator. Fair Value may be determined, without physical inspection, by the use of accounting and engineering records and other data maintained by the Company or otherwise available to the Expert certifying the same.

“Funded Cash” has the meaning specified in Section 1.2.

“Funded Property” has the meaning specified in Section 1.2.

“Governmental Authority” means the government of the United States or of any State or Territory thereof or of the District of Columbia or of any county, municipality or other political subdivision of any thereof, or any department, agency, authority or other instrumentality of any of the foregoing.

“Government Obligations” means:

(a)           direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States entitled to the benefit of the full faith and credit thereof; and

(b)           certificates, depositary receipts or other instruments which evidence a direct ownership interest in obligations described in clause (a) above or in any specific interest or principal payments due in respect thereof; provided, however, that the custodian of such obligations or specific interest or principal payments shall be a bank or trust company (which may include the Trustee or any Paying Agent) subject to Federal or State supervision or examination with a combined capital and surplus of at least Fifty Million Dollars ($50,000,000); and provided, further, that except as may be otherwise required by law, such custodian shall be obligated to pay to the holders of such certificates, depositary receipts or other instruments the full amount received by such custodian in respect of such obligations or specific payments and shall not be permitted to make any deduction therefrom.

“Holder” means a Person in whose name a Security is registered in the Security Register.

“Indenture” means this instrument as originally executed and delivered and as it may from time to time be supplemented or amended by one or more indentures or other instruments supplemental hereto entered into pursuant to the applicable provisions hereof.

“Independent,” when applied to any Accountant or Expert, means such a Person who (a) is in fact independent, as determined in good faith by the Company, (b) does not have any substantial interest, direct or indirect, in the Company or in any Affiliate of the Company and (c) is not connected with the Company or any Affiliate of the Company, as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions.

“Independent Expert’s Certificate” means a certificate signed by an Independent Expert and delivered to the Trustee.

“Initial Security” has the meaning specified in Section 7.1.

“Initial Series” has the meaning specified in Section 7.1.

“Interest Payment Date,” when used with respect to any Security, means the Stated Maturity of an installment of interest on such Security.

“Investment Securities” means any of the following obligations or securities on which neither the Company, any other obligor on the Securities nor any Affiliate of either is the obligor: (a) Government Obligations; (b) interest bearing deposit accounts (which may be represented by certificates of deposit) in any national or state bank (which may include the Trustee or any Paying Agent) or savings and loan association which has outstanding securities rated by a nationally recognized rating organization in either of the two (2) highest rating categories (without regard to modifiers) for short-term securities or in any of the three (3) highest rating categories (without regard to modifiers) for long-term securities; (c) bankers’ acceptances drawn on and accepted by any commercial bank (which may include the Trustee or any Paying Agent) which has outstanding securities rated by a nationally recognized rating organization in either of the two (2) highest rating categories (without regard to modifiers) for short-term securities or in any of the three (3) highest rating categories (without regard to modifiers) for long-term securities; (d) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, any State or Territory of the United States or the District of Columbia, or any political subdivision of any of the foregoing, which are rated by a nationally recognized rating organization in either of the two (2) highest rating categories (without regard to modifiers) for short-term securities or in any of the three (3) highest rating categories (without regard to modifiers) for long-term securities; (e) bonds or other obligations of any agency or instrumentality of the United States; (f) corporate debt securities which are rated by a nationally recognized rating organization in either of the two (2) highest rating categories (without regard to modifiers) for short-term securities or in any of the three (3) highest rating categories (without regard to modifiers) for long-term securities; (g) repurchase agreements with respect to any of the foregoing obligations or securities with any banking or financial institution (which may include the Trustee or any Paying Agent) which has outstanding securities rated by a nationally recognized rating organization in either of the two (2) highest rating categories (without regard to modifiers) for short-term securities or in any of the three (3) highest rating categories (without regard to modifiers) for long-term securities; (h) securities issued by any regulated investment company (including any investment company for which the Trustee or any Paying Agent is the advisor), as defined in Section 851 of the Code successor section of such Code or successor federal statute, provided that the portfolio of such investment company is limited to obligations or securities of the character and investment quality contemplated in clauses (a) through (f) above and repurchase agreements which are fully collateralized by any of such obligations or securities; and (i) any other obligations or securities which may lawfully be purchased by the Trustee in its capacity as such.

“Maturity” means, when used with respect to any Security, the date on which the principal of such Security or an installment of principal becomes due and payable as provided in such Security or in this Indenture, whether at the Stated Maturity, by declaration of acceleration, upon call for redemption or otherwise.

“Mortgaged Property” means, as of any particular time, all property whether real, personal or mixed, which at such time is subject to the lien of this Indenture.

“Net Earnings” means, for the relevant twelve (12)-month period provided in the applicable Net Earnings Certificate, the Company’s consolidated operating and non-operating revenues, less all its consolidated operating and non-operating expenses, with the following qualifications:

(a)           all capital gains and all capital losses shall be excluded from such calculation;

(b)           if the aggregate of the Net Earnings derived from all sources other than from the operation by the Company or its consolidated Subsidiaries of property subject to the lien of this Indenture at the time of such application shall exceed 15% of the Net Earnings of the Company and its consolidated Subsidiaries derived from all sources, any such excess shall be excluded from such calculation;

(c)           in expenses there shall be included all expenses for maintaining the property of the Company in good working order and condition, all taxes (except as below provided), rentals, insurance, and provision for depreciation or renewal or replacement reserves in an amount equal to that taken therefor on the accounts of the Company;

(d)           in expenses there shall not be included any taxes measured by or dependent on income, taxes refunded to security holders, amortization of debt discount and expense, amortization of acquisition adjustments, payments made to any sinking, replacement, purchase, or other analogous fund, or the relevant Annual Interest Requirements; and

(e)           if any property owned by the Company or a consolidated Subsidiary shall have been acquired by it or such Subsidiary during the twelve (12)-month period for which Net Earnings is being calculated and shall have been used or operated in a business similar to that in which it has been or is to be used or operated by the Company or such consolidated Subsidiary, the actual net earnings of such property during the part of such twelve (12)-month period preceding such acquisition, by use similar to that to which it is to be put by the Company or such consolidated Subsidiary, may be included as if the same had been owned during such entire period; but in any such case there shall be deducted from the Net Earnings of the Company the actual net earnings, if any, derived by it or such consolidated Subsidiary from any property sold or disposed of by the Company or such consolidated Subsidiary after the commencement of such twelve (12)-month period.

“Net Earnings Certificate” has the meaning specified in Section 1.4.

“Note” has the meaning specified in the Recitals of this Indenture.

 “Note Indenture” has the meaning specified in the Recitals of this Indenture.

“Note Trustee” has the meaning specified in the Recitals of this Indenture.

 “Notice of Default” has the meaning specified in Section 10.1.

“Officer’s Certificate” means a certificate signed by an Authorized Officer and delivered to the Trustee.

“Opinion of Counsel” means a written opinion of counsel, who may be counsel for the Company or other counsel reasonably acceptable to the Trustee and who may be an employee or Affiliate of the Company.

“Outstanding,” when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

(a)           Securities theretofore canceled or delivered to the Securities Registrar or the Trustee for cancellation;

(b)           Securities deemed to have been paid for all purposes of this Indenture in accordance with Section 9.1 (whether or not the Company’s indebtedness in respect thereof shall be satisfied and discharged for any other purpose);

(c)           with respect to a Security pledged or otherwise issued as security for any indebtedness of the Company (such as Notes), the amount of any such Security deemed to be Outstanding shall be as follows: upon issuance of such Security, the face amount of such Security shall be deemed to be Outstanding; thereafter, the amount of such Security deemed to be Outstanding shall be reduced by, without duplication, (i) the amount by which the principal amount of such indebtedness of the Company (such as Notes) with respect to which such Security was pledged or otherwise issued as security is repaid or otherwise retired or no longer due and owing and (ii) the amount set forth in an Officer’s Certificate delivered to the Trustee as being the amount by which the face amount of such Security exceeds the aggregate total amount of indebtedness (such as Notes) that the Company has issued with respect to which such Security has been pledged or otherwise issued as security and stating that such Security will not in the future be used as security for any additional indebtedness of the Company (by way of example, if a Security is issued to the Note Trustee as security for the payment of Notes, as Notes that are secured by such Security are repaid or otherwise retired, the amount of such Security deemed to be Outstanding shall be reduced by the principal amount of the related Notes that are repaid or otherwise retired; and if the Security was issued in the principal amount of $200 million and Notes to be secured by such Security were only issued in the aggregate principal amount of $150 million, upon issuance by the Company of an Officer’s Certificate that the Company would not issue any more Notes for which such Security would serve as security, the amount of such Security deemed to be Outstanding would be reduced by $50 million); and

(d)           Securities which have been paid pursuant to Section 3.6 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it and the Company that such Securities are held by a bona fide purchaser or purchasers in whose hands such Securities are valid obligations of the Company;

provided, however, that in determining whether or not the Holders of the requisite principal amount of the Securities Outstanding under this Indenture, or the Outstanding Securities of any series or Tranche, have given any request, demand, authorization, direction, notice, consent or waiver hereunder or whether or not a quorum is present at a meeting of Holders of Securities,

(x)           Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor (unless the Company, such obligor or such Affiliate owns all Securities Outstanding under this Indenture, or all Outstanding Securities of each such series and each such Tranche, as the case may be, determined without regard to this clause (x)) shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver or upon any such determination as to the presence of a quorum, only Securities which the Trustee actually knows to be so owned shall be so disregarded; provided, however, that Securities so owned which have been pledged in good faith may be regarded as Outstanding if it is established to the reasonable satisfaction of the Trustee that the pledgee, and not the Company, any such other obligor or Affiliate of either thereof, has the right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor; and provided, further, that in no event shall any Security which shall have been delivered to evidence or secure, in whole or in part, the Company’s obligations in respect of other indebtedness be deemed to be owned by the Company if the principal of such Security is payable, whether at Stated Maturity or upon mandatory redemption, at the same time as the principal of such other indebtedness is payable, whether at Stated Maturity or upon mandatory redemption or acceleration, but only to the extent of such portion of the principal amount of such Security as does not exceed the principal amount of such other indebtedness; and

(y)           the principal amount of a Discount Security that shall be deemed to be Outstanding for such purposes shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the Maturity thereof pursuant to Section 10.2; and

provided, further, that, in the case of any Security the principal of which is payable from time to time without presentment or surrender, the principal amount of such Security that shall be deemed to be Outstanding at any time for all purposes of this Indenture shall be the original principal amount thereof less the aggregate amount of principal thereof theretofore paid.

“Paying Agent” means any Person, including the Company, authorized by the Company to pay the principal of and premium, if any, or interest, if any, on any Securities on behalf of the Company.

“Periodic Offering” means an offering of Securities of a series at any time or from time to time any or all of the specific terms of which Securities, including without limitation the rate or rates of interest, if any, thereon, the Stated Maturity or Maturities thereof and the redemption provisions, if any, with respect thereto, are to be determined by the Company or its agents from time to time subsequent to the initial request for the authentication and delivery of such Securities by the Trustee, all as contemplated in Section 3.1 and clause (b) of Section 4.1.

“Permitted Encumbrances” means, as of any particular time, any of the following:

(a)           zoning laws and ordinances, easements or reservations for the purpose of rights of way, pipe lines, transmission lines, sidings, signals, water flowage, lateral support or other like purposes, and building, use or similar restrictions, which do not materially and adversely affect the use made or proposed to be made by the Company of the property subject thereto, provided that there shall have been delivered to the Trustee an Expert’s Certificate specifying such defects or encumbrances, describing or identifying the property affected thereby and stating that none of such defects or encumbrances materially impairs the use made or proposed to be made by the Company of the property so affected;

(b)           liens for taxes, assessments or governmental charges not yet delinquent or which are being contested in good faith by the Company;

(c)           any liens securing indebtedness neither assumed by the Company nor on which it customarily pays interest charges, existing upon real estate in respect of which easements or other similar rights shall have been acquired by the Company for pipe lines, rights of way, or similar purposes;

(d)           rights reserved to or vested in any municipality or public authority by the terms of any franchise, grant, license, or governmental consent or permit, or by any provision of law, to acquire, purchase, or recapture at fair value, or to designate a purchaser of such property;

(e)           rights reserved to or vested in any municipality or public authority to use or control or regulate such property;

(f)            any obligations or duties, affecting such property, to any municipality or public authority with respect to any franchise, grant, license or permit;

(g)           exceptions or reservations therefrom of minerals, precious metals, gas, oil, petroleum, hydrocarbons, or any other substances, which exceptions or reservations exist at the time of acquisition by the Company of the property and which do not materially and adversely affect the use made or proposed to be made by it of such property; or

(h)           mechanics’ and similar liens not delinquent.

“Person” means any individual, corporation, partnership, limited liability partnership, joint venture, trust or unincorporated organization or any Governmental Authority.

“Place of Payment,” when used with respect to the Securities of any series, or any Tranche thereof, means the place or places, specified as contemplated by Section 3.1, at which, subject to Section 6.2, principal of and premium, if any, and interest, if any, on the Securities of such series or Tranche are payable.

“Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 3.6 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed (to the extent lawful) to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

“Prepaid Lien” means any lien securing indebtedness for the payment, prepayment or redemption of which there shall have been irrevocably deposited in trust with the trustee or other holder of such lien moneys and/or Investment Securities which (together with the interest reasonably expected to be earned from the investment and reinvestment in Investment Securities of the moneys and/or the principal of and interest on the Investment Securities so deposited) shall be sufficient for such purpose; provided, however, that if such indebtedness is to be redeemed or otherwise prepaid prior to the stated maturity thereof, any notice requisite to such redemption or prepayment shall have been given in accordance with the instrument creating such lien or irrevocable instructions to give such notice shall have been given to such trustee or other holder.

“Property Additions” has the meaning specified in Section 1.3.

“Redemption Date,” when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture or in any supplemental indenture.

“Redemption Price,” when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture or in any supplemental indenture.

“Regular Record Date” for the interest payable on any Interest Payment Date on the Securities of any series means the date specified for that purpose as contemplated by Section 3.1.

“Required Currency” has the meaning specified in Section 3.11.

“Responsible Officer,” when used with respect to the Trustee, means any officer within the corporate trust department of the Trustee with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer of the Trustee, including any vice president, assistant vice president, assistant secretary, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, to whom such matter is referred because of such person’s knowledge of and familiarity with the particular subject.

“Retired Securities” means any Securities authenticated and delivered under this Indenture which (a)(i) no longer remain Outstanding by reason of the applicability of clause (a), (b) or (d) in the definition of Outstanding or (ii) are Securities pledged or otherwise issued as security for any indebtedness of the Company (such as Notes) as described in clause (c) of the definition of Outstanding to the extent such a Security is no longer deemed Outstanding for the reason described in subclause (i) or (ii) of such clause (c), (b) have not been made the basis under any of the provisions of this Indenture of one or more Authorized Purposes and (c) have not been paid, redeemed, purchased or otherwise retired by the application thereto of Funded Cash.

“Securities” means any bonds, notes and other evidences of indebtedness authenticated and delivered under this Indenture.

“Security Register” and “Security Registrar” have the respective meanings specified in Section 3.5.

“Series A” has the meaning specified in Section 7.1(c).

“Series B” has the meaning specified in Section 7.1(c).

“Series C” has the meaning specified in Section 7.1(c).

“Series D” has the meaning specified in Section 7.1(c).

“Special Record Date” for the payment of any Defaulted Interest on the Securities of any series means a date fixed by the Trustee pursuant to Section 3.7.

“Stated Interest Rate” means a rate (whether fixed or variable) at which an obligation by its terms is stated to bear simple interest. Any calculation or other determination to be made under this Indenture by reference to the Stated Interest Rate on an obligation shall be made (a) if the Company’s obligations in respect of any other indebtedness shall be evidenced or secured in whole or in part by such obligation, by reference to the lower of the Stated Interest Rate on such obligation and the Stated Interest Rate on such other indebtedness and (b) without regard to the effective interest cost to the Company of such obligation or of any such other indebtedness.

“Stated Maturity,” when used with respect to any obligation or any installment of principal thereof or interest thereon, means the date on which the principal of such obligation or such installment of principal or interest is stated to be due and payable (without regard to any provisions for redemption, prepayment, acceleration, purchase or extension).

“Subsidiary” means any corporation directly or indirectly controlled by the Company.

“Successor Corporation” has the meaning set forth in Section 13.1.

“Title Policy” means a standard American Land Title Association 2006 Form (or the then current form at the time of issuance) (ALTA) title insurance policy issued by a title insurance company reasonably acceptable to the Trustee (it being agreed that a title insurance company with an AM Best rating of A or better (or a reasonably comparable rating from another corporation providing similar ratings) shall be reasonably acceptable) (a) insuring the Company and the Trustee in an amount at least equal to the assessed value attributable to each tract and parcel of land and improvements thereon included in the Property Additions as set forth on the Expert’s Certificate delivered pursuant to Sections 4.2, 7.3 or 8.3 (provided that no such insurance shall be required for any tract and parcel of land and improvements thereon having an assessed value of less than $250,000 (which amount shall increase at the rate of the percentage increase in the CPI measured annually from January 1, 2017)), (b) insuring that the Indenture constitutes a lien on such real property, subject to no lien thereon prior to the lien of the Indenture, except Permitted Encumbrances, liens on any property acquired after the date of this Indenture and standard exceptions in an ALTA title insurance policy, and (c) including all typical and applicable endorsements.

“Tranche” means a group of Securities which (a) are of the same series and (b) have identical terms except as to principal amount, rate of interest, maturity date and/or date of issuance.

“Trust Indenture Act” means, as of any time, the Trust Indenture Act of 1939, or any successor statute, as such may be amended and in effect at such time.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean such successor Trustee, and, if at any time there is more than one Person acting as trustee hereunder, “Trustee” shall mean each such Person so acting.

“Trustee’s Lien” has the meaning specified in Section 11.7.

“Twenty-Fifth Supplement” has the meaning specified in the Recitals of this Indenture.

“Twenty-First Supplement” has the meaning specified in the Recitals of this Indenture.

“Twenty-Fourth Supplement” has the meaning specified in the Recitals of this Indenture.

“Twenty-Second Supplement” has the meaning specified in the Recitals of this Indenture.

“Twenty-Third Supplement” has the meaning specified in the Recitals of this Indenture.

“United States” means the United States of America, its Territories, its possessions and other areas subject to its political jurisdiction.

Section 1.2 Funded Property; Funded Cash.

“Funded Property” means:

(a)           all Property Additions to the extent that the same shall have been designated in an Expert’s Certificate to be deemed to be Funded Property;

(b)           all Property Additions to the extent that the same shall have been made the basis of the authentication and delivery of Securities under this Indenture pursuant to Section 4.2 or Section 7.3;

(c)           all Property Additions to the extent that the same shall have been made the basis of the release of property from the lien of this Indenture pursuant to Section 8.3;

(d)           all Property Additions to the extent that the same shall have been substituted for Funded Property retired pursuant to Section 8.2;

(e)           all Property Additions to the extent that the same shall have been made the basis of the withdrawal of cash held by the Trustee pursuant to Section 4.4 or 8.6; and

(f)            all Property Additions to the extent that the same shall have been used as the basis of a credit against, or otherwise in satisfaction of, the requirements of any sinking, improvement, maintenance, replacement or similar fund or analogous provision established with respect to the Securities of any series, or any Tranche thereof, as contemplated by Section 3.1; provided, however, that any such Property Additions shall cease to be Funded Property when all of the Securities of such series or Tranche shall have been paid.

In the event that in any certificate filed with the Trustee in connection with any of the transactions referred to in clauses (a), (b), (c), (e) and (f) of this Section, only a part of the Cost or Fair Value of the Property Additions described in such certificate shall be required for the purposes of such certificate, then such Property Additions shall be deemed to be Funded Property only to the extent so required for the purpose of such certificate.

All Funded Property that shall be abandoned, destroyed, released or otherwise disposed of shall for the purpose of Section 1.3 hereof be deemed Funded Property retired and for other purposes of this Indenture shall thereupon cease to be Funded Property but as in this Indenture provided may at any time thereafter again become Funded Property. Neither any reduction in the Cost or book value of property recorded in the plant account of the Company, nor the transfer of any amount appearing in such account to intangible and/or adjustment accounts, otherwise than in connection with actual retirements of physical property abandoned, destroyed, released or disposed of, and otherwise than in connection with the removal of such property in its entirety from plant account, shall be deemed to constitute a retirement of Funded Property.

The Company may make allocations, on a pro-rata or other reasonable basis (including, but not limited to, the designation of specific properties or the designation of all or a specified portion of the properties reflected in one or more generic accounts or subaccounts in the Company’s books of account), for the purpose of determining the extent to which fungible properties, or other properties not otherwise identified, reflected in the same generic account or subaccount in the Company’s books of account constitute Funded Property or Funded Property retired.

“Funded Cash” means:

(a)           cash, held by the Trustee hereunder, to the extent that it represents the proceeds of insurance on Funded Property (except as otherwise provided in Section 6.7), or cash deposited in connection with the release of Funded Property pursuant to Article 8, all subject, however, to the provisions of Section 6.7 and Section 8.6; and

(b)           any cash deposited with the Trustee under Section 4.4.

Section 1.3 Property Additions; Cost.

(a)           “Property Additions” means, as of any particular time, any item, unit or element of property which at such time is owned by the Company and is subject to the lien of this Indenture; provided, however, that Property Additions shall not include:

(i)            goodwill, going concern value rights or intangible property except as provided in subsection (c) of this Section; or

(ii)           any property the cost of acquisition or construction of which is, in accordance with generally accepted accounting principles, properly chargeable to an operating expense account of the Company.

(b)           When any Property Additions are certified to the Trustee as the basis of any Authorized Purpose (except as otherwise provided in Section 8.3 and Section 8.6),

(i)            there shall be deducted from the Cost or Fair Value to the Company thereof, as the case may be (as of the date so certified), an amount equal to the Cost (or as to Property Additions of which the Fair Value to the Company at the time the same became Funded Property was certified to be an amount less than the Cost as determined pursuant to this Section, then such Fair Value, as so certified, in lieu of Cost) of all Funded Property of the Company retired to the date of such certification (other than the Funded Property, if any, in connection with the application for the release of which such certificate is filed) and not theretofore deducted from the Cost or Fair Value to the Company of Property Additions theretofore certified to the Trustee,

(ii)           there shall be deducted from the Cost or Fair Value to the Company thereof, as the case may be, ten-sixths (10/6) of the amount of any outstanding indebtedness which at the time of filing such certificate shall be secured by a lien prior to the lien of this Indenture on the Property Additions that are the subject of such certificate (other than any such indebtedness that was deducted in connection with a prior certification of Property Additions for an Authorized Purpose); and

(iii)          there may, at the option of the Company, be added to such Cost or Fair Value, as the case may be, the sum of:

(A)           ten-sixths (10/6) of the amount of any cash, not theretofore so added and which the Company then elects so to add, which shall theretofore have been delivered to the Trustee or the trustee or other holder of a lien prior to the lien of this Indenture as the proceeds of insurance on Funded Property retired (to the extent of the portion thereof deemed to be Funded Cash) or as the basis of the release of Funded Property retired from the lien of this Indenture or from such prior lien, as the case may be;

(B)           ten-sixths (10/6) of the principal amount of any Security or Securities, or portion of such principal amount, not theretofore so added and which the Company then elects so to add, (I) which shall theretofore have been delivered to the Trustee as the basis of the release of Funded Property retired or (II) the right to the authentication and delivery of which under the provisions of Section 4.3 shall at any time theretofore have been waived under Section 8.3(d)(ii) as the basis of the release of Funded Property retired;

(C)           the Cost or Fair Value to the Company (whichever shall be less), after making any deductions and any additions pursuant to this Section, of any Property Additions, not theretofore so added and which the Company then elects so to add, which shall theretofore have been made the basis of the release of Funded Property retired (such Fair Value to be the amount shown in the Expert’s Certificate delivered to the Trustee in connection with such release); and

(D)           the Cost or Fair Value to the Company (whichever shall be less) to the Company of any Property Additions not theretofore so added and which the Company then elects so to add, to the extent that the same shall have been substituted for Funded Property retired;

provided, however, that the aggregate of the amounts added under clause (iii) above shall in no event exceed the amounts deducted under clause (i) above; and provided, further, if such Property Additions shall be subject to a lien prior to the lien of this Indenture (other than any such indebtedness that was deducted in connection with a prior certification of Property Additions for an Authorized Purpose), the aggregate principal amount of all obligations secured by liens prior to the lien of this Indenture (other than Permitted Encumbrances) upon any Funded Property (including any Property Additions made the basis for the pending application) shall not exceed 10% of the aggregate principal amount of all Securities to be Outstanding immediately following the authentication of the Securities then applied for.

(c)           Except as otherwise provided in Section 8.3, the term “Cost” with respect to Property Additions shall mean the sum of (i) any cash delivered in payment therefor or for the acquisition thereof, (ii) an amount equivalent to the fair market value in cash (as of the date of delivery) of any securities or other property delivered in payment therefor or for the acquisition thereof, (iii) the principal amount of any obligations secured by a prior lien upon such Property Additions outstanding at the time of the acquisition thereof, (iv) the principal amount of any other obligations incurred or assumed in connection with the payment for such Property Additions or for the acquisition thereof and (v) any other amounts which, in accordance with generally accepted accounting principles, are properly charged or chargeable to the plant or other property accounts of the Company with respect to such Property Additions as part of the cost of construction or acquisition thereof, including, but not limited to, any allowance for funds used during construction or any similar or analogous amount; provided, however, that, notwithstanding any other provision of this Indenture,

(x)           with respect to Property Additions owned by a successor corporation immediately prior to the time it shall have become such by consolidation or merger or acquired by a successor corporation in or as a result of a consolidation or merger (excluding, in any case, Property Additions owned by the Company immediately prior to such time), Cost shall mean the amount or amounts at which such Property Additions are recorded in the plant or other property accounts of such successor corporation, or the predecessor corporation from which such Property Additions are acquired, as the case may be, immediately prior to such consolidation or merger;

(y)           with respect to Property Additions which shall have been acquired (otherwise than by construction) by the Company without any consideration consisting of cash, securities or other property or the incurring or assumption of indebtedness, no determination of Cost shall be required, and, wherever in this Indenture provision is made for Cost or Fair Value, Cost with respect to such Property Additions shall mean an amount equal to the Fair Value to the Company thereof or, if greater, the aggregate amount reflected in the Company’s books of account with respect thereto upon the acquisition thereof; and

(z)           in no event shall the Cost of Property Additions be required to reflect any depreciation or amortization in respect of such Property Additions, or any adjustment to the amount or amounts at which such Property Additions are recorded in plant or other property accounts due to the non-recoverability of investment or otherwise.

If any Property Additions are shown by the Expert’s Certificate provided for in Section 4.2(b)(ii) or Section 7.3(f) to include property which has been used or operated by others than the Company in a business similar to that in which it has been or is to be used or operated by the Company, the Cost thereof need not be reduced by any amount in respect of any goodwill, going concern value rights and/or intangible property simultaneously acquired for which no separate or distinct consideration shall have been paid or apportioned, and in such case the term Property Additions as defined herein may include such goodwill, going concern value rights and intangible property.

Section 1.4 Net Earnings Certificate; Annual Interest Requirements.

A “Net Earnings Certificate” means a certificate signed by an Authorized Officer and an Accountant (who may be employed by or Affiliated with the Company), stating:

(a)           the Net Earnings of the Company for any period of twelve (12) consecutive calendar months within the fifteen (15) calendar months immediately preceding the first day of the month in which the Company Order requesting the authentication and delivery under this Indenture of Securities pursuant to Section 4.2 or 7.3 is delivered to the Trustee, specifying:

(i)            the Company’s consolidated operating and non-operating revenues;

(ii)           less all its consolidated operating and non-operating expenses; and

(iii)          which calculation shall be adjusted, to the extent applicable, as provided in clauses (a) through (e) in the definition of Net Earnings; and

(b)           the “Annual Interest Requirements,” being the interest requirements for one year, at the respective Stated Interest Rates, if any, borne prior to Maturity, upon:

(i)            all Securities Outstanding hereunder at the date of such certificate, except any for the payment or redemption of which the Securities applied for are to be issued; provided, however, in the case of any Securities pledged or otherwise issued as security for any indebtedness of the Company (such as Notes), the amount of the interest charges during such period on such Security shall be deemed to be the amount of the interest charges during such period on such related indebtedness (except in the event that the interest rate of all of the related Notes has not been determined as of the date of such Certificate, the interest rate of such Security with respect to any portion deemed Outstanding for which the interest rate of any related Notes has not been determined shall be deemed to be the highest Stated Interest Rate on any of the Notes for which such Security is providing security) and the amount of such Securities Outstanding shall be as provided in clause (c) of the definition of Outstanding; and provided, further, that if Outstanding Securities of any series bear interest at a variable rate or rates, then the interest requirement on the Securities of such series shall be determined by reference to the rate or rates in effect on the day immediately preceding the date of such certificate;

(ii)           all Securities then applied for in pending applications for the original issuance of Securities, including the application in connection with which such certificate is made; provided, however, in the case of any Securities to be pledged or otherwise issued as security for any indebtedness of the Company (such as Notes) for which the interest charge on such Security is to be based on the interest charge of the related indebtedness, the amount of the interest charges during such period on such Security shall be deemed to be the amount of the interest charges during such period on such related indebtedness (which, in the case of Securities issued as security for Notes, in the event that the interest rate of all of the related Notes has not been determined as of such date of such Certificate, the interest rate of such Security shall be, for the portion of such Security for which the interest rate of the related Notes has been established, such interest rate or rates, and for any portion of the Security for which the related indebtedness has not yet been determined, the interest rate on such portion of the Security shall be deemed to be the highest rate on any of the related Notes for which the interest has been determined and, if no related Notes with respect to which such Security will be issued has a determinable interest rate, the interest rate on such Security shall be deemed to be 10% per annum); and provided, further, that (A) if Securities of any series are to bear interest at a variable rate or rates, then the interest requirement on the Securities of such series shall be determined by reference to the rate or rates to be in effect at the time of the initial authentication and delivery of such Securities and (B) the determination of the interest requirement on Securities of a series subject to a Periodic Offering shall be further subject to the provisions of Section 4.1(f); and

(iii)           the principal amount of all other bonds, notes or other form of indebtedness of the Company secured by a lien prior to the lien of this Indenture (other than a Prepaid Lien) upon property subject to the lien of this Indenture to be outstanding immediately after the issuance of Securities then subject to the applicable application for the original issuance of Securities; provided, however, that if any such indebtedness bears interest at a variable rate or rates, then the interest requirement on such indebtedness shall be determined by reference to the rate or rates in effect on the day immediately preceding the date of such certificate.

Section 1.5 Compliance Certificates and Opinions.

Except as otherwise expressly provided in this Indenture, upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, it being understood that in the case of any such application or request as to which the furnishing of an Officer’s Certificate or an Opinion of Counsel is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(a)           a statement that each Person signing such certificate or opinion has read such covenant or condition in respect of which such document is furnished;

(b)           a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)           a statement that, in the opinion of each such Person, such Person has made such examination or investigation as is necessary to enable such Person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d)           a statement as to whether, in the opinion of each such Person, such condition or covenant has been complied with.

Section 1.6 Content and Form of Documents Delivered to Trustee.

(a)           Any Officer’s Certificate may be based (without further examination or investigation), insofar as it relates to or is dependent upon legal matters, upon an opinion of, or representations by, counsel, and, insofar as it relates to or is dependent upon matters which are subject to verification by Accountants, upon a certificate or opinion of, or representations by, an Accountant, and, insofar as it relates to or is dependent upon matters which are required in this Indenture to be covered by a certificate or opinion of, or representations by, an Expert, upon the certificate or opinion of, or representations by, an Expert, unless, in any case, such officer has actual knowledge that the certificate or opinion or representations with respect to the matters upon which such Officer’s Certificate may be based as aforesaid are erroneous.

Any Expert’s Certificate may be based (without further examination or investigation), insofar as it relates to or is dependent upon legal matters, upon an opinion of, or representations by, counsel, and insofar as it relates to or is dependent upon factual matters, information with respect to which is in the possession of the Company and which are not subject to verification by Experts, upon a certificate or opinion of, or representations by, an officer or officers of the Company, unless such Expert has actual knowledge that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion may be based as aforesaid are erroneous.

Any certificate of an Accountant may be based (without further examination or investigation), insofar as it relates to or is dependent upon legal matters, upon an opinion of, or representations by, counsel, and insofar as it relates to or is dependent upon factual matters, information with respect to which is in the possession of the Company and which are not subject to verification by Accountants, upon a certificate of, or representations by, an officer or officers of the Company, unless such Accountant has actual knowledge that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion may be based as aforesaid are erroneous.

Any Opinion of Counsel may be based (without further examination or investigation), insofar as it relates to or is dependent upon factual matters, information with respect to which is in the possession of the Company, upon a certificate of, or representations by, an officer or officers of the Company, and, insofar as it relates to or is dependent upon matters which are subject to verification by Accountants upon a certificate or opinion of, or representations by, an Accountant, and, insofar as it relates to or is dependent upon matters required in this Indenture to be covered by a certificate or opinion of, or representations by, an Expert, upon the certificate or opinion of, or representations by, an Expert, unless such counsel has actual knowledge that the certificate or opinion or representations with respect to the matters upon which his opinion may be based as aforesaid are erroneous. In addition, any Opinion of Counsel may be based (without further examination or investigation), insofar as it relates to or is dependent upon matters covered in an Opinion of Counsel rendered by other counsel, upon such other Opinion of Counsel, unless such counsel has actual knowledge that the Opinion of Counsel rendered by such other counsel with respect to the matters upon which his Opinion of Counsel may be based as aforesaid are erroneous. Further, any Opinion of Counsel with respect to the status of title to or the sufficiency of descriptions of property, and/or the existence or priority of liens thereon, and/or the recording or filing of documents, and/or any similar matters, may be based (without further examination or investigation) upon (i) title insurance policies or commitments and reports, lien search results, reports or certificates and other similar documents or (ii) certificates of, or representations by, officers, employees, agents and/or other representatives of the Company or (iii) any combination of the documents referred to in (i) and (ii), unless, in any case, such counsel has actual knowledge that the document or documents with respect to the matters upon which his opinion may be based as aforesaid are erroneous. If, in order to render any Opinion of Counsel provided for herein, the signer thereof shall deem it necessary that additional facts or matters be stated in any Officer’s Certificate, certificate of an Accountant or Expert’s Certificate provided for herein, then such certificate may state all such additional facts or matters as the signer of such Opinion of Counsel may request. Such Opinion of Counsel may also rely on other customary items reasonably appropriate for purposes of the opinion.

(b)           In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents. Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

(c)           Whenever, subsequent to the receipt by the Trustee of any Board Resolution, Officer’s Certificate, Expert’s Certificate, Net Earnings Certificate, Opinion of Counsel or other document or instrument, a clerical, typographical or other inadvertent or unintentional error or omission shall be discovered therein, a new document or instrument may be substituted therefor in corrected form with the same force and effect as if originally filed in the corrected form and, irrespective of the date or dates of the actual execution and/or delivery thereof, such substitute document or instrument shall be deemed to have been executed and/or delivered as of the date or dates required with respect to the document or instrument for which it is substituted. Anything in this Indenture to the contrary notwithstanding, if any such corrective document or instrument indicates that action has been taken by or at the request of the Company which could not have been taken had the original document or instrument not contained such error or omission, the action so taken shall not be invalidated or otherwise rendered ineffective but shall be and remain in full force and effect, except to the extent that such action was a result of willful misconduct or bad faith. Without limiting the generality of the foregoing, any Securities issued under the authority of such defective document or instrument shall nevertheless be the valid obligations of the Company entitled to the benefit of the lien of this Indenture equally and ratably with all other Outstanding Securities, except as aforesaid.

Section 1.7 Acts of Holders.

(a)           Any request, demand, authorization, direction, notice, consent, election, waiver or other action provided by this Indenture to be made, given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing or, alternatively, may be embodied in and evidenced by the record of Holders voting in favor thereof, either in person or by proxies duly appointed in writing, at any meeting of Holders duly called and held in accordance with the provisions of Article 15, or a combination of such instruments and any such record. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments and any such record (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments and so voting at any such meeting. Proof of execution of any such instrument or of a writing appointing any such agent, or of the holding by any Person of a Security, shall be sufficient for any purpose of this Indenture and (subject to Section 11.1) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section. The record of any meeting of Holders shall be proved in the manner provided in Section 15.6.

(b)           The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof or may be proved in any other manner which the Trustee and the Company deem sufficient. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority.

(c)           The ownership, principal amount (except as otherwise contemplated in clause (y) of the first proviso to the definition of Outstanding) and serial numbers of Securities held by any Person, and the date of holding the same, shall be proved by the Security Register.

(d)           Any request, demand, authorization, direction, notice, consent, election, waiver or other Act of a Holder shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

(e)           Until such time as written instruments shall have been delivered to the Trustee with respect to the requisite percentage of principal amount of Securities for the action contemplated by such instruments, any such instrument executed and delivered by or on behalf of a Holder may be revoked with respect to any or all of such Securities by written notice by such Holder or any subsequent Holder, proven in the manner in which such instrument was proven.

(f)            Securities of any series, or any Tranche thereof, authenticated and delivered after any Act of Holders may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any action taken by such Act of Holders. If the Company shall so determine, new Securities of any series, or any Tranche thereof, so modified as to conform, in the opinion of the Trustee and the Company, to such action may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities of such series or Tranche.

(g)           The Company may, at its option, by Company Order, fix in advance a record date for the determination of Holders entitled to give any request, demand, authorization, direction, notice, consent, waiver or other Act solicited by the Company, but the Company shall have no obligation to do so. In addition, the Trustee may, at its option, fix in advance a record date for the determination of Holders entitled to join in the giving or making of any Notice of Default, any declaration of acceleration referred to in Section 10.2, any request to institute proceedings referred to in Section 10.11 or any direction referred to in Section 10.16. If any such record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act, or such notice, declaration, request or direction, may be given before or after such record date, but only the Holders of record at the close of business on the record date shall be deemed to be Holders for the purposes of determining (i) whether Holders of the requisite proportion of the Outstanding Securities have authorized or agreed or consented to such Act (and for that purpose the Outstanding Securities shall be computed as of the record date) and/or (ii) which Holders may revoke any such Act (notwithstanding subsection (e) of this Section). Nothing in this paragraph shall be construed to prevent the Company, or the Trustee from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be canceled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Securities of the relevant series on the date such action is taken.

Section 1.8 Notices, Etc. to Trustee and Company.

Except as otherwise provided herein, any request, demand, authorization, direction, notice, consent, election, waiver, Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with, (a) the Trustee by any Holder or (b) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if the same shall be in writing and delivered personally to an officer or other responsible employee of the addressee, or transmitted by facsimile transmission, or transmitted by registered-class mail, postage prepaid, to the applicable address set opposite such party’s name below or to such other address as either party hereto may from time to time designate:

If to the Trustee, to:

The Bank of New York Mellon
500 Ross Street, 12th Floor
Pittsburgh, PA 15262
Attention: Corporate Trust Administration
Facsimile: (412) 234-8377

If to the Company, to:

South Jersey Gas Company

1 South Jersey Plaza
Folsom, NJ 08037
Attention: Treasurer

Any communication contemplated herein shall be deemed to have been made, given, furnished and filed if personally delivered, on the date of delivery, if transmitted by facsimile transmission or other direct written electronic means, on the date of transmission, and if transmitted by registered mail, on the date of receipt.

The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured email, pdf, facsimile transmission or other similar unsecured electronic methods; provided, however, that the Trustee shall have received an incumbency certificate listing persons designated to give such instructions or directions and containing specimen signatures of such designated persons, which such incumbency certificate shall be amended and replaced whenever a person is to be added or deleted from the listing. If the Company elects to give the Trustee email or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions from the Company notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The Company agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions from the Company to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.

Section 1.9 Notice to Holders of Securities; Waiver.

Except as otherwise expressly provided herein, where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given, and shall be deemed given, to Holders if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at the address of such Holder as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice to Holders by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders.

Any notice required by this Indenture may be waived in writing by the Person entitled to receive such notice, either before or after the event otherwise to be specified therein, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

Section 1.10 Conflict with Trust Indenture Act.

If any provision of this Indenture limits, qualifies or conflicts with another provision hereof which is required or deemed to be included in this Indenture by, or is otherwise governed by, any provision of the Trust Indenture Act, such other provision shall control; and if any provision hereof otherwise conflicts with the Trust Indenture Act, the Trust Indenture Act shall control.

Section 1.11 Effect of Headings and Table of Contents.

The Article and Section headings in this Indenture and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 1.12 Successors and Assigns.

All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

Section 1.13 Separability Clause.

In case any provision in this Indenture or the Securities shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 1.14 Benefits of Indenture.

Nothing in this Indenture or the Securities, express or implied, shall give to any Person, other than the parties hereto, their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 1.15 Governing Law.

This Indenture and the Securities shall be governed by and construed in accordance with the law of the State of New Jersey, except to the extent that the Trust Indenture Act shall be applicable.

Section 1.16 Legal Holidays.

In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Security shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or of the Securities other than a provision of any Security, which specifically states that such provision shall apply in lieu of this Section) payment of interest or principal and premium, if any, need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity, and no additional interest shall accrue as the result of such delayed payment.

Section 1.17 Investment of Cash Held by Trustee.

Any cash held by the Trustee or any Paying Agent under any provision of this Indenture shall, except as otherwise provided in Section 8.6 or in Article 9, at the request of the Company evidenced by Company Order, be invested or reinvested in Investment Securities designated by the Company (such Company Order to contain a representation to the effect that the securities designated therein constitute Investment Securities), and any interest on such Investment Securities shall be promptly paid over to the Company as received free and clear of any lien. Such Investment Securities shall be held subject to the same provisions hereof as the cash used to purchase the same, but upon a like request of the Company shall be sold, in whole or in designated part, and the proceeds of such sale shall be held subject to the same provisions hereof as the cash used to purchase the Investment Securities so sold. If such sale shall produce a net sum less than the cost of the Investment Securities so sold, the Company shall pay to the Trustee or any such Paying Agent, as the case may be, such amount in cash as, together with the net proceeds from such sale, shall equal the cost of the Investment Securities so sold, and if such sale shall produce a net sum greater than the cost of the Investment Securities so sold, the Trustee or any such Paying Agent, as the case may be, shall promptly pay over to the Company an amount in cash equal to such excess, free and clear of any lien. In no event shall the Trustee be liable for any loss, fee, tax or other charge incurred in connection with the investment or reinvestment in or the sale or liquidation of any Investment Security in accordance with this Indenture.

Notwithstanding the foregoing, if an Event of Default shall have occurred and be continuing, interest on Investment Securities and any gain upon the sale thereof shall be held as part of the Mortgaged Property until such Event of Default shall have been cured or waived, whereupon such interest and gain shall be promptly paid over to the Company free and clear of any lien.

Section 1.18 Foreign Account Tax Compliance Act (FATCA).

The Company agrees (a) to provide the Trustee with such reasonable information as it has in its possession to enable the Trustee to determine whether any payments pursuant to the Indenture are subject to the withholding requirements described in Section 1471(b) of the Code or otherwise imposed pursuant to Sections 1471 through 1474 of the Code and any regulations, or agreements thereunder or official interpretations thereof, and (b) that the Trustee shall be entitled to make any withholding or deduction from payments under the Indenture to the extent necessary to comply with such applicable law, for which the Trustee shall not have any liability.

Section 1.19 Waiver of Jury Trial.

EACH OF THE COMPANY, EACH HOLDER AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTION CONTEMPLATED HEREBY.

Section 1.20 Force Majeure.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 1.21 References in Indenture.

As provided in Article 7, the Initial Securities are being issued to provide security for their respective Corresponding Notes. The Corresponding Notes were issued under various note purchase agreements which made references to certain sections of the Existing Indenture. This Indenture is amending and restating the Existing Indenture in its entirety, and provisions in the Existing Indenture that are the same, or substantially similar, to provisions, in this Indenture may be in different sections in the two documents. Accordingly, the Company agrees that references in such note purchase agreements to sections of the Existing Indenture, to the extent that there is the same, or a substantially similar provision in this Indenture, shall be deemed to refer to the Section in this Indenture with such same or substantially similar provision.

ARTICLE 2
SECURITY FORMS

Section 2.1 Forms Generally.

The definitive Securities of each series, other than the Initial Securities, shall be in substantially the form or forms established in the indenture supplemental hereto establishing such series, or in a Board Resolution establishing such series, or in an Officer’s Certificate pursuant to such a supplemental indenture or Board Resolution, in any case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution of the Securities. If the form or forms of Securities of any series are established in a Board Resolution or in an Officer’s Certificate pursuant to a supplemental indenture or a Board Resolution, such Board Resolution and Officer’s Certificate, if any, shall be delivered to the Trustee at or prior to the delivery of the Company Order contemplated by Section 4.1 for the authentication and delivery of such Securities.

The Securities of each series shall be issuable in registered form without coupons. The definitive Securities shall be produced in such manner as shall be determined by the officers executing such Securities, as evidenced by their execution thereof.

Section 2.2 Form of Trustee’s Certificate of Authentication.

The Trustee’s certificate of authentication shall be in substantially the following form:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

[Name of Trustee],

as Trustee

By:	_____________________________
Authorized Signatory

Date of Authentication:

ARTICLE 3
THE SECURITIES

Section 3.1 Amount Unlimited; Issuable in Series.

Subject to the provisions of Article 14, the aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.

The Securities may be issued in one or more series. Subject to the penultimate paragraph of this Section, prior to the authentication and delivery of Securities of any series, other than the Initial Securities, there shall be established by specification in a supplemental indenture or in a Board Resolution, or in an Officer’s Certificate or a Company Order or Company Request pursuant to a supplemental indenture or a Board Resolution:

(a)           the title of the Securities of such series (which shall distinguish the Securities of such series from Securities of all other series);

(b)           any limit upon the aggregate principal amount of the Securities of such series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of such series pursuant to Section 3.4, 3.5, 3.6, 5.6 or 14.6 and except for any Securities which, pursuant to Section 3.3, are deemed never to have been authenticated and delivered hereunder);

(c)           the Persons (without specific identification) to whom interest on Securities of such series, or any Tranche thereof, shall be payable on any Interest Payment Date, if other than the Persons in whose names such Securities (or one or more Predecessor Securities) are registered at the close of business on the Regular Record Date for such interest;

(d)           the date or dates on which the principal of the Securities of such series, or any Tranche thereof, is payable or any formulary or other method or other means by which such date or dates shall be determined, by reference to an index or other fact or event ascertainable outside of this Indenture or otherwise (without regard to any provisions for redemption, prepayment, acceleration, purchase or extension);

(e)           the rate or rates at which the Securities of such series, or any Tranche thereof, shall bear interest, if any (including the rate or rates at which overdue principal, premium or interest shall bear interest, if any), or any formulary or other method or other means by which such rate or rates shall be determined, by reference to an index or other fact or event ascertainable outside of this Indenture or otherwise; the date or dates from which such interest shall accrue; the Interest Payment Dates on which such interest shall be payable and the Regular Record Date, if any, for the interest payable on such Securities on any Interest Payment Date; and the basis of computation of interest, if other than as provided in Section 3.10;

(f)            the place or places at which and/or the methods (if other than as provided elsewhere in this Indenture) by which (i) the principal of and premium, if any, and interest, if any, on Securities of such series, or any Tranche thereof, shall be payable, (ii) registration of transfer of Securities of such series, or any Tranche thereof, may be effected, (iii) exchanges of Securities of such series, or any Tranche thereof, may be effected and (iv) notices and demands to or upon the Company in respect of the Securities of such series, or any Tranche thereof, and this Indenture may be served; if other than as provided elsewhere in this Indenture, the Security Registrar and any Paying Agent or Agents for such series or Tranche; and, if such is the case, that the principal of such Securities shall be payable without the presentment or surrender thereof;

(g)           the period or periods within which or the date or dates on which, the price or prices (which may include a premium) at which and the terms and conditions upon which the Securities of such series, or any Tranche thereof, may be redeemed, in whole or in part, at the option of the Company;

(h)           the obligation or obligations, if any, of the Company to redeem or purchase the Securities of such series, or any Tranche thereof, (i) pursuant to any sinking fund or other mandatory redemption provisions, (ii) at the option of a Holder thereof, or (iii) at the option of the Company, and the period or periods within which or the date or dates on which, the price or prices at which and the terms and conditions upon which such Securities shall be redeemed or purchased (including without limitation whether any such Securities being redeemed must be surrendered for redemption before being entitled to be paid the applicable Redemption Price), in whole or in part, pursuant to such obligation, and applicable exceptions to the requirements of Section 5.4 in the case of a mandatory redemption, a redemption at the option of the Holder, or an optional redemption on the part of the Company;

(i)            the denominations in which Securities of such series, or any Tranche thereof, shall be issuable if other than denominations of One Thousand Dollars ($1,000) and any integral multiple thereof;

(j)            the currency or currencies, including composite currencies, in which payment of the principal of and premium, if any, and interest, if any, on the Securities of such series, or any Tranche thereof, shall be payable (if other than in Dollars); it being understood that, for purposes of calculations under this Indenture (including calculations of principal amount under Article 4), any amounts denominated in a currency other than Dollars or in a composite currency shall be converted to Dollar equivalents by calculating the amount of Dollars which could have been purchased by the amount of such other currency based on such quotations or methods of determination as shall be specified pursuant to this clause (j);

(k)           if the principal of or premium, if any, or interest, if any, on the Securities of such series, or any Tranche thereof, are to be payable, at the election of the Company or a Holder thereof, in a coin or currency other than that in which the Securities are stated to be payable, the coin or currency in which payment of any amount as to which such election is made will be payable, the period or periods within which, and the terms and conditions upon which, such election may be made; it being understood that, for purposes of calculations under this Indenture (including calculations of principal amount under Article 4), any such election shall be required to be taken into account, in the manner contemplated in clause (j) of this Section, only after such election shall have been made;

(l)            if the principal of or premium, if any, or interest, if any, on the Securities of such series, or any Tranche thereof, are to be payable, or are to be payable at the election of the Company or a Holder thereof, in securities or other property, the type and amount of such securities or other property, or the formulary or other method or other means by which such amount shall be determined, and the period or periods within which, and the terms and conditions upon which, any such election may be made; it being understood that all calculations under this Indenture (including calculations of principal amount under Article 4) shall be made on the basis of the fair market value of such securities or the Fair Value of such other property, in either case determined as of the most recent practicable date, except that, in the case of any amount of principal or interest that may be so payable at the election of the Company or a Holder, if such election shall not yet have been made, such calculations shall be made on the basis of the amount of principal or interest, as the case may be, that would be payable if no such election were made;

(m)           if the amount payable in respect of principal of or premium, if any, or interest, if any, on the Securities of such series, or any Tranche thereof, may be determined with reference to an index or other fact or event ascertainable outside of this Indenture, the manner in which such amounts shall be determined (to the extent not established pursuant to clause (e) of this Section); it being understood that all calculations under this Indenture (including calculations of principal amount under Article 4) shall be made on the basis of the amount that would be payable as principal if such principal were due, or on the basis of the interest rates in effect, as the case may be, on the date next preceding the date of such calculation;

(n)           if other than the principal amount thereof, the portion of the principal amount of Securities of such series, or any Tranche thereof, which shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 10.2;

(o)           the terms, if any, pursuant to which the Securities of such series, or any Tranche thereof, may be converted into or exchanged for shares of capital stock or other securities of the Company or any other Person;

(p)           the obligations or instruments, if any, which shall be considered to be Eligible Obligations in respect of the Securities of such series, or any Tranche thereof, denominated in a currency other than Dollars or in a composite currency, and any additional or alternative provisions for the reinstatement of the Company’s indebtedness in respect of such Securities after the satisfaction and discharge thereof as provided in Section 9.1;

(q)           if the Securities of such series, or any Tranche thereof, are to be issued in global form, (i) any limitations on the rights of the Holder or Holders of such Securities to transfer or exchange the same or to obtain the registration of transfer thereof, (ii) any limitations on the rights of the Holder or Holders thereof to obtain certificates therefor in definitive form in lieu of temporary form and (iii) any and all other matters incidental to such Securities;

(r)            if the Securities of such series, or any Tranche thereof, are to be issuable as bearer securities, any and all matters incidental thereto which are not specifically addressed in a supplemental indenture as contemplated by clause (f) of Section 14.1;

(s)           any other limitations on the rights of the Holders of the Securities of such Series, or any Tranche thereof, to transfer or exchange such Securities or to obtain the registration of transfer thereof; and if a service charge will be made for the registration of transfer or exchange of Securities of such series, or any Tranche thereof, the amount or terms thereof;

(t)            any exceptions to Section 1.16, or variation in the definition of Business Day, with respect to the Securities of such series, or any Tranche thereof; and

(u)           any other terms of the Securities of such series, or any Tranche thereof.

With respect to Securities of a series subject to a Periodic Offering, the indenture supplemental hereto or the Board Resolution which establishes such series, or the Officer’s Certificate pursuant to such supplemental indenture or Board Resolution, as the case may be, may provide general terms or parameters for Securities of such series and provide either that the specific terms of Securities of such series, or any Tranche thereof, shall be specified in a Company Order or Company Request or that such terms shall be determined by the Company or its agents in accordance with procedures specified in a Company Order or Company Request as contemplated by clause (b) of Section 4.1.

Anything herein to the contrary notwithstanding, the Trustee shall be under no obligation to authenticate and deliver Securities of any series the terms of which, established as contemplated by this Section, would affect the rights, duties, obligations, liabilities or immunities of the Trustee under this Indenture or otherwise.

Section 3.2 Denominations.

Unless otherwise provided as contemplated by Section 3.1 with respect to any series of Securities, or any Tranche thereof, the Securities of each series shall be issuable in denominations of One Thousand Dollars ($1,000) and any integral multiple thereof.

Section 3.3 Execution, Dating, Certificate of Authentication.

Unless otherwise provided as contemplated by Section 3.1 with respect to any series of Securities, or any Tranche thereof, the Securities shall be executed on behalf of the Company by an Authorized Officer, and may have the corporate seal of the Company affixed thereto or reproduced thereon and attested by any other Authorized Officer. The signature of any or all of these officers on the Securities may be manual or facsimile.

Securities bearing the manual or facsimile signatures of individuals who were at the time of execution Authorized Officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

Unless otherwise specified as contemplated by Section 3.1 with respect to any series of Securities, or any Tranche thereof, each Security shall be dated the date of its authentication.

Unless otherwise specified as contemplated by Section 3.1 with respect to any series of Securities, or any Tranche thereof, no Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee or an Authenticating Agent by manual signature of an authorized officer thereof, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture. Notwithstanding the foregoing, if (a) any Security shall have been authenticated and delivered hereunder to the Company, or any Person acting on its behalf, but shall never have been issued and sold by the Company, (b) the Company shall deliver such Security to the Security Registrar for cancellation or shall cancel such Security and deliver evidence of such cancellation to the Trustee, in each case as provided in Section 3.9, and (c) the Company, at its election, shall deliver to the Trustee a written statement (which need not comply with Section 1.5 and need not be accompanied by an Officer’s Certificate or an Opinion of Counsel) stating that such Security has never been issued and sold by the Company, then, for all purposes of this Indenture, such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits hereof.

Section 3.4 Temporary Securities.

Pending the preparation of definitive Securities of any series, or any Tranche thereof, the Company may execute, and upon Company Order or Company Request the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed, photocopied or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued, with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their execution of such Securities; provided, however, that temporary Securities need not recite specific redemption, sinking fund, conversion or exchange provisions.

Except as otherwise specified as contemplated by Section 3.1 with respect to the Securities of any series, or any Tranche thereof, after the preparation of definitive Securities of such series or Tranche, the temporary Securities of such series or Tranche shall be exchangeable, without charge to the Holder thereof, for definitive Securities of such series or Tranche upon surrender of such temporary Securities at the office or agency of the Company maintained pursuant to Section 6.2 as a Place of Payment for such Securities. Upon such surrender of temporary Securities, the Company shall, except as aforesaid, execute and the Trustee shall authenticate and deliver in exchange therefor definitive Securities of the same series and Tranche, of authorized denominations and of like tenor and aggregate principal amount.

Until exchanged in full as hereinabove provided, temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of the same series and Tranche and of like tenor authenticated and delivered hereunder.

Section 3.5 Registration, Registration of Transfer and Exchange.

The Company shall cause to be kept, with respect to the Securities of each series, or any Tranche thereof, at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency of the Company in a Place of Payment being herein sometimes collectively referred to as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities of such series or Tranche and the registration of transfer thereof. The Trustee is hereby appointed “Security Registrar” for the purpose of registering Securities and transfers of Securities as herein provided. If any indenture supplemental hereto refers to any transfer agents (in addition to the Security Registrar) initially designated by the Company with respect to any series of Securities, the Company may at any time rescind the designation of any such transfer agent or approve a change in the location through which such transfer agent acts, provided that the Company maintains a transfer agent in each Place of Payment for such series. The Company may at any time designate additional transfer agents with respect to the Securities of any series, or any Tranche thereof. Anything herein to the contrary notwithstanding, the Company may designate one or more of its offices as an office in which a register with respect to the Securities of one or more series, or any Tranche or Tranches thereof, shall be maintained, and the Company may designate itself the Security Registrar with respect to one or more of such series.

Upon surrender for registration of transfer of any Security of such series or Tranche at the office or agency of the Company in a Place of Payment for such series or Tranche, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of the same series and Tranche, of authorized denominations and of like tenor and aggregate principal amount.

Except as otherwise specified as contemplated by Section 3.1 with respect to the Securities of any series, or any Tranche thereof, any Security of such series or Tranche may be exchanged at the option of the Holder, for one or more new Securities of the same series and Tranche, of authorized denominations and of like tenor and aggregate principal amount, upon surrender of the Securities to be exchanged at any such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

All Securities issued upon any registration of transfer or exchange of Securities shall be valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company, the Trustee or the Security Registrar) be duly endorsed or shall be accompanied by a written instrument of transfer in form satisfactory to the Company, the Trustee or the Security Registrar, as the case may be, duly executed by the Holder thereof or his attorney duly authorized in writing.

Unless otherwise specified as contemplated by Section 3.1 with respect to Securities of any series, or any Tranche thereof, no service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 3.4, 5.6 or 14.6 not involving any transfer.

Neither the Trustee nor the Company shall be required, pursuant to the provisions of this Section 3.5, (a) to issue, register the transfer of or exchange any Securities of any series (or of any Tranche thereof) during a period beginning at the opening of business fifteen (15) days before the day of the mailing of a notice of redemption of any such Securities of such series or Tranche selected for redemption under Section 5.3 and ending at the close of business on the day of such mailing, or (b) to register the transfer of or exchange any Security so selected for redemption, in whole or in part, except, in the case of any Security to be redeemed in part, any portion not to be redeemed.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance with the express requirements of this Indenture.

Section 3.6 Mutilated, Destroyed, Lost and Stolen Securities.

If any mutilated Security is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of the same series and Tranche, and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

If there shall be delivered to the Company and the Trustee (a) evidence to their satisfaction of the ownership of and the destruction, loss or theft of any Security and (b) such security or indemnity as may be reasonably required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security is held by a Person purporting to be the owner of such Security, the Company shall execute and the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of the same series and Tranche, and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

Notwithstanding the foregoing, in case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, but subject to compliance with the foregoing conditions, instead of issuing a new Security, pay such Security.

Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Security of any series issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone other than the Holder of such new Security, and any such new Security shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of such series duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

Section 3.7 Payment of Interest; Interest Rights Preserved.

Unless otherwise specified as contemplated by Section 3.1 with respect to the Securities of any series, or any Tranche thereof, interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest. Except in the case of a Security in global form or as otherwise provided in the terms of a Security, at the option of the Company, interest on any series of Securities may be paid (a) by check mailed to the address of the Person entitled thereto as it shall appear on the Security Register of such series or (b) by electronic funds transfer in immediately available funds at such place and to such account as designated in writing by the Person entitled thereto as specified in the Security Register of such series.

Any Paying Agents will be identified in a supplemental indenture hereto. The Company may at any time designate additional Paying Agents or rescind the designation of any Paying Agent; however, the Company at all times will be required to maintain a Paying Agent in each Place of Payment for each series of Securities.

Any interest on any Security of any series, or any Tranche thereof, which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder on the related Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (a) or (b) below:

(a)           The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities of such series, or any Tranche thereof (or their respective Predecessor Securities), are registered at the close of business on a date (herein called a “Special Record Date”) to determine the holders of record who will receive such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security of such series, or any Tranche thereof, and the date of the proposed payment (the “Payment Date”), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than thirty (30) days and not less than ten (10) days prior to the date of the proposed payment and not less than twenty-five (25) days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall, not less than five (5) days prior to such Payment Date, cause notice of the proposed payment of such Defaulted Interest and the Payment Date therefor to be given to each Holder of Securities of such series, or any Tranche thereof. Notice of the proposed payment of such Defaulted Interest and the Payment Date therefor having been so given, such Defaulted Interest shall be paid to the Persons in whose names the Securities of such series, or any Tranche thereof (or their respective Predecessor Securities), are registered at the close of business on such Special Record Date.

(b)           The Company may make payment of any Defaulted Interest on the Securities of any series, or any Tranche thereof, in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section and Section 3.5, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

Section 3.8 Persons Deemed Owners.

The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name any Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and premium, if any, and (subject to Sections 3.5 and 3.7) interest, if any, on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

Section 3.9 Cancellation by Security Registrar.

All Securities surrendered for payment, redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Security Registrar, be delivered to the Security Registrar and, if not theretofore canceled, shall be promptly canceled by the Security Registrar. The Company may at any time deliver to the Security Registrar for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever or which the Company shall not have issued and sold, and all Securities so delivered shall be promptly canceled by the Security Registrar. No Securities shall be authenticated in lieu of or in exchange for any Securities canceled as provided in this Section 3.9, except as expressly permitted by this Indenture. All canceled Securities held by the Security Registrar shall be disposed of in accordance with the Security Registrar’s then customary practice for disposing of securities, unless otherwise directed by a Company Order; provided, however, that the Trustee shall not be required to destroy any canceled Securities.

Section 3.10 Computation of Interest; Usury Not Intended.

Except as otherwise specified as contemplated by Section 3.1 for Securities of any series, or any Tranche thereof, interest on the Securities of each series shall be computed on the basis of a three hundred sixty (360) day year consisting of twelve (12) thirty (30) day months and, with respect to any period less than a full calendar month, on the basis of the actual number of days elapsed during such period.

Section 3.11 Payment to Be in Proper Currency.

In the case of the Securities of any series, or any Tranche thereof, denominated in any currency other than Dollars or in a composite currency (the “Required Currency”), except as otherwise specified with respect to such Securities as contemplated by Section 3.1, the obligation of the Company to make any payment of the principal thereof, or the premium, if any, or interest, if any, thereon, shall not be discharged or satisfied by any tender by the Company, or recovery by the Trustee, in any currency other than the Required Currency, except to the extent that such tender or recovery shall result in the Trustee timely holding the full amount of the Required Currency then due and payable.

Section 3.12 CUSIP Numbers.

The Company in issuing the Securities may use “CUSIP” or other similar numbers (if then generally in use), and, if so, the Trustee or Security Registrar may use “CUSIP” or such other numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, in which case none of the Company or, as the case may be, the Trustee or the Security Registrar, or any agent of any of them, shall have any liability in respect of any CUSIP number used on any such notice, and any such redemption shall not be affected by any defect in or omission of such numbers.

Section 3.13 Naming Series of Securities.

The Securities of all series shall be known and entitled generally as the “First Mortgage Bonds” of the Company. With respect to the Securities of any particular series, the Company may incorporate in the general title of such Securities the rate of interest borne by the Securities of such series, the maturity date or any other words or figures descriptive thereof or of the security thereof or distinctive or definitive of such series, as the Board of Directors of the Company may determine.

Section 3.14 Initial Securities.

The Initial Securities shall be issued in accordance with Article 7 hereof.

ARTICLE 4
ISSUANCE OF SECURITIES

Section 4.1 General.

Except as provided in Section 7.1 with respect to the issuance of the Initial Securities, subject to the provisions of Section 4.2, 4.3 or 4.4, whichever may be applicable (or any combination thereof), the Trustee shall authenticate and deliver Securities of a series, for original issue, at any time or from time to time in accordance with the Company Order or Company Request referred to below, upon receipt by the Trustee of:

(a)           the instrument or instruments establishing the form or forms and terms of such series, as provided in Sections 2.1 and 3.1;

(b)           a Company Order or Company Request requesting the authentication and delivery of such Securities and, to the extent that the terms of such Securities shall not have been established in an indenture supplemental hereto or in a Board Resolution, or in an Officer’s Certificate pursuant to a supplemental indenture or Board Resolution, all as contemplated by Section 3.1, either (i) establishing such terms or (ii) in the case of Securities of a series subject to a Periodic Offering, specifying procedures, reasonably acceptable to the Trustee, by which such terms are to be established (which procedures may provide for authentication and delivery pursuant to electronic instructions from the Company or any agent or agents thereof), in either case in accordance with the instrument or instruments delivered pursuant to clause (a) above;

(c)           the Securities of such series, executed on behalf of the Company by an Authorized Officer;

(d)           an Opinion of Counsel to the effect that:

(i)            all conditions precedent, if any, provided for in this Indenture relating to the issuance of such Securities have been complied with;

(ii)           any approval of the BPU required for the issuance of such Securities has been obtained;

(iii)          the form or forms of such Securities have been duly authorized by the Company and have been established in conformity with the provisions of this Indenture;

(iv)          the terms of such Securities have been duly authorized by the Company and have been established in conformity with the provisions of this Indenture; and

(v)           when such Securities shall have been authenticated and delivered by the Trustee and issued and delivered by the Company in the manner and subject to any conditions or qualifications specified in such Opinion of Counsel, such Securities will constitute valid obligations of the Company, entitled to the benefit of the lien of this Indenture equally and ratably with all other Securities then Outstanding;

provided, however, that, with respect to Securities of a series subject to a Periodic Offering, the Trustee shall be entitled to receive such Opinion of Counsel only once at or prior to the time of the first authentication and delivery of such Securities (provided that such Opinion of Counsel addresses the authentication and delivery of all such Securities) and that, in lieu of the opinions described in clauses (ii) and (iii) above, counsel may opine that:

(x)           when the terms of such Securities shall have been established pursuant to a Company Order or Orders or pursuant to such procedures as may be specified from time to time by a Company Order or Orders, all as contemplated by and in accordance with the instrument or instruments delivered pursuant to clause (a) above, such terms will have been duly authorized by the Company and will have been established in conformity with the provisions of this Indenture; and

(y)           when such Securities shall have been authenticated and delivered by the Trustee in accordance with this Indenture and the Company Order or Orders or the specified procedures referred to in paragraph (x) above and issued and delivered by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, such Securities will constitute valid obligations of the Company, entitled to the benefit of the lien of this Indenture equally and ratably with all other Securities then Outstanding;

(e)           an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the issuance of such Securities have been complied with and, to the knowledge of the signer, no Event of Default has occurred and is continuing; provided, however, that with respect to Securities of a series subject to a Periodic Offering, either (i) such an Officer’s Certificate shall be delivered at the time of the authentication and delivery of each Security of such series or (ii) the Officer’s Certificate delivered at or prior to the time of the first authentication and delivery of the Securities of such series shall state that the statements therein shall be deemed to be made at the time of each, or each subsequent, authentication and delivery of Securities of such series;

(f)            a Net Earnings Certificate showing the Net Earnings of the Company for the period therein specified to have been not less than an amount equal to two (2) times the Annual Interest Requirements therein specified, all in accordance with the provisions of Section 1.4; provided, however, that the Trustee shall not be entitled to receive a Net Earnings Certificate hereunder if the Securities of such series are to have no Stated Interest Rate prior to Maturity; and provided, further, that, with respect to Securities of a series subject to a Periodic Offering, other than Securities theretofore authenticated and delivered, (i) it shall be assumed in the Net Earnings Certificate delivered in connection with the authentication and delivery of Securities of such series that none of the Securities of such series not yet authenticated and delivered shall have a Stated Interest Rate in excess of a maximum rate to be stated therein, and thereafter no Securities of such series which would have a Stated Interest Rate at the time of the initial authentication and delivery thereof in excess of such maximum rate shall be authenticated and delivered under the authority of such Net Earnings Certificate but instead shall only be authenticated and delivered under the authority of a new Net Earnings Certificate which complies with the requirements of this clause (f), including the proviso relating to Securities of a series subject to a Periodic Offering, and (ii) so long as the Stated Interest Rate that Securities of a series subject to a Periodic Offering bear at the time of the initial authentication and delivery thereof does not exceed the maximum rate assumed in the most recent Net Earnings Certificate delivered with respect to the Securities of such series, the Trustee shall not be entitled to receive a new Net Earnings Certificate at the time of any subsequent authentication and delivery of the Securities of such series (unless such Securities are authenticated and delivered on or after the date which is two years after the most recent Net Earnings Certificate with respect to such series was delivered pursuant to this clause (f), in which case this subclause (ii) shall not apply); and

(g)           such other Opinions of Counsel, certificates and other documents as may be required under Sections 4.2, 4.3 or 4.4, whichever may be applicable to the authentication and delivery of the Securities of such series.

With respect to Securities of a series subject to a Periodic Offering, the Trustee may conclusively rely, as to the authorization by the Company of any of such Securities, the forms and terms thereof, the validity thereof and the compliance of the authentication and delivery thereof with the terms and conditions of this Indenture, upon the Opinion or Opinions of Counsel and the certificates and other documents delivered pursuant to this Article 4 at or prior to the time of the first authentication and delivery of Securities of such series until any of such opinions, certificates or other documents have been superseded or revoked or expire by their terms. In connection with the authentication and delivery of Securities of a series subject to a Periodic Offering, the Trustee shall be entitled to assume that the Company’s instructions to authenticate and deliver such Securities do not violate any applicable law or any applicable rule, regulation or order of any Governmental Authority having jurisdiction over the Company.

Section 4.2 Issuance of Securities on the Basis of Property Additions.

(a)           Securities of any one or more series may be authenticated and delivered, in whole or in part, on the basis of Property Additions which do not constitute Funded Property in a principal amount not exceeding 60% of the balance of the Cost or the Fair Value to the Company of such Property Additions (whichever shall be less) after making any deductions and any additions pursuant to Section 1.3(b).

(b)           Securities of any series shall be authenticated and delivered by the Trustee on the basis of Property Additions upon receipt by the Trustee of:

(i)            the documents with respect to the Securities of such series specified in Section 4.1;

(ii)           an Expert’s Certificate dated as of a date not more than ninety (90) days prior to the date of the Company Order requesting the authentication and delivery of such Securities,

(A)          describing all property constituting Property Additions and designated by the Company, in its discretion, to be made the basis of the authentication and delivery of such Securities (such description of property to be made by reference, at the election of the Company, either to specified items, units and/or elements of property or portions thereof, on a percentage or Dollar basis, or to properties reflected in specified accounts or subaccounts in the Company’s books of account or portions thereof, on a Dollar basis), and stating the Cost of such property;

(B)           stating that all such property constitutes Property Additions;

(C)           stating that such Property Additions are desirable for use in the conduct of the business, or one of the businesses, of the Company;

(D)           stating that such Property Additions, to the extent of the Cost or Fair Value to the Company thereof (whichever is less) to be made the basis of the authentication and delivery of such Securities, do not constitute Funded Property;

(E)           stating, except as to Property Additions acquired, made or constructed wholly through the delivery of securities or other property or the incurrence of other obligations, that the amount of cash forming all or part of the Cost thereof was equal to or more than an amount to be stated therein;

(F)           briefly describing, with respect to any Property Additions acquired, made or constructed in whole or in part through the delivery of securities or other property or the incurrence of other obligations, the securities or other property so delivered or obligations so incurred and stating the date of such delivery or incurrence;

(G)           stating what part, if any, of such Property Additions includes property which within six months prior to the date of acquisition thereof by the Company had been used or operated by others than the Company in a business similar to that in which it has been or is to be used or operated by the Company and stating whether or not, in the judgment of the signers, the Fair Value thereof to the Company, as of the date of such certificate, is less than Twenty-Five Thousand Dollars ($25,000) and whether or not such Fair Value is less than 1% of the aggregate principal amount of Securities then Outstanding;

(H)           stating, in the judgment of the signers, the Fair Value to the Company, as of the date of such certificate, of such Property Additions, except any thereof with respect to the Fair Value to the Company of which a statement is to be made in an Independent Expert’s Certificate pursuant to clause (iii) below;

(I)            if any property included in such Property Additions is subject to an encumbrance of the character described (I) in clause (a) of the definition of Permitted Encumbrances, stating that none of such defects or encumbrances, in the judgment of the signers, materially impairs the use made or proposed to be made by the Company of the property so affected, or (II) in clause (g) of the definition of Permitted Encumbrances, stating that such exception or reservation does not, in the judgment of the signers, materially impair the use by the Company of such property for the purposes for which it is held by the Company;

(J)           stating the amount required to be deducted under Section 1.3(b)(i) and 1.3(b)(ii) and the amounts elected to be added under Section 1.3(b)(iii) in respect of Funded Property retired of the Company;

(K)           stating the lower of the Cost or the Fair Value to the Company of such Property Additions, after the deductions therefrom and additions thereto specified in such Expert’s Certificate pursuant to clause (J) above;

(L)           stating the amount equal to 60% of the amount required to be stated pursuant to clause (K) above; and

(M)         stating the aggregate principal amount of the Securities to be authenticated and delivered on the basis of such Property Additions (such amount not to exceed the amount stated pursuant to clause (L) above);

(iii)           in case any Property Additions are shown by the Expert’s Certificate provided for in clause (ii) above to include property which, within six months prior to the date of acquisition thereof by the Company, had been used or operated by others than the Company in a business similar to that in which it has been or is to be used or operated by the Company and such certificate does not show the Fair Value thereof to the Company, as of the date of such certificate, to be less than Twenty-Five Thousand Dollars ($25,000) or less than 1% of the aggregate principal amount of Securities then Outstanding, an Independent Expert’s Certificate stating, in the judgment of the signer, the Fair Value to the Company, as of the date of such Independent Expert’s Certificate, of (X) such Property Additions which have been so used or operated and (at the option of the Company) as to any other Property Additions included in the Expert’s Certificate provided for in clause (ii) above and (Y) in case such Independent Expert’s Certificate is being delivered in connection with the authentication and delivery of Securities, any property so used or operated which has been subjected to the lien of this Indenture since the commencement of the then current calendar year as the basis for the authentication and delivery of Securities and as to which an Independent Expert’s Certificate has not previously been furnished to the Trustee; and

(iv)          in case any Property Additions are shown by the Expert’s Certificate provided for in clause (ii) above to have been acquired, made or constructed in whole or in part through the delivery of securities or other property, an Expert’s Certificate stating, in the judgment of the signers, the fair market value in cash of such securities or other property at the time of delivery thereof in payment for or for the acquisition of such Property Additions; and

(v)           an Opinion of Counsel to the effect that:

(A)          this Indenture constitutes, or, upon the delivery of, and/or the filing and/or recording in the proper places and manner of, the instruments of conveyance, assignment or transfer, if any, specified in said opinion, will constitute, a lien on all the Property Additions to be made the basis of the authentication and delivery of such Securities, and describing all liens or encumbrances prior to the lien of this Indenture (except Permitted Encumbrances) to which such Property Additions are subject, and describing the obligations secured thereby (except that such opinion need not cover properties having an assessed value of less than $250,000 (which amount shall increase at the rate of the percentage increase in the CPI measured annually from January 1, 2017)); provided, however, in lieu of the Opinion of Counsel required by this clause (v)(A), the Company may deliver one or more Title Policies; and

(B)           the Company has the corporate authority to operate such Property Additions.

Section 4.3 Issuance of Securities on the Basis of Retired Securities.

(a)           Securities of any one or more series may be authenticated and delivered, in whole or in part, on the basis of, and in an aggregate principal amount not exceeding the aggregate principal amount of, Retired Securities.

(b)           Securities of any series shall be authenticated and delivered by the Trustee on the basis of Retired Securities upon receipt by the Trustee of:

(i)            the documents with respect to the Securities of such series specified in Section 4.1; provided, however, that no Net Earnings Certificate shall be required to be delivered unless the maximum Stated Interest Rate, if any, on such Retired Securities at the time of their authentication and delivery was less than the maximum Stated Interest Rate, if any, on such Securities to be in effect upon the initial authentication and delivery thereof; and

(ii)           an Officer’s Certificate stating that Retired Securities, specified by series, Tranche, if any, and amount, in an aggregate principal amount not less than the aggregate principal amount of Securities to be authenticated and delivered on the basis of this Section 4.3, have theretofore been authenticated and delivered and, as of the date of such Officer’s Certificate, constitute, or will upon the occurrence of certain specified actions constitute, Retired Securities and are the basis for the authentication and delivery of such Securities (or applicable portion thereof).

Section 4.4 Issuance of Securities on the Basis of Deposit of Cash.

(a)           Securities of any one or more series may be authenticated and delivered, in whole or in part, on the basis of, and in an aggregate principal amount not exceeding the amount of, any deposit with the Trustee of cash for such purpose.

(b)           Securities of any series shall be authenticated and delivered by the Trustee, in whole or in part, on the basis of the deposit of cash when the Trustee shall have received, in addition to such deposit, the documents with respect to the Securities of such series specified in Section 4.1.

(c)           All cash deposited with the Trustee under the provisions of this Section shall be held by the Trustee as a part of the Mortgaged Property and may be withdrawn from time to time by the Company, upon application of the Company to the Trustee, in an amount equal to the aggregate principal amount of Securities to the authentication and delivery of which the Company shall be entitled under any of the provisions of this Indenture by virtue of compliance with all applicable provisions of this Indenture (except as hereinafter in this subsection (c) otherwise provided).

Upon any such application for withdrawal, the Company shall comply with all applicable provisions of this Indenture relating to the authentication and delivery of Securities except that the Company shall not in any event be required to deliver the documents specified in Section 4.1.

Any withdrawal of cash under this subsection (c) shall operate as a waiver by the Company of its right to the authentication and delivery of the Securities on which it is based and such Securities may not thereafter be authenticated and delivered hereunder. Any Property Additions which have been made the basis of any such right to the authentication and delivery of Securities so waived shall be deemed to have been made the basis of the withdrawal of such cash; and any Retired Securities which have been made the basis of any such right to the authentication and delivery of Securities so waived shall be deemed to have been made the basis of the withdrawal of such cash.

(d)           If at any time the Company shall so direct, any sums deposited with the Trustee under the provisions of this Section may be used or applied to the purchase, payment or redemption of Securities in the manner and subject to the conditions provided in clauses (d) and (e) of Section 8.6.

ARTICLE 5
REDEMPTION OF SECURITIES

Section 5.1 Applicability of Article.

Securities of any series, or any Tranche thereof, which are redeemable before their Stated Maturity shall be redeemable in accordance with their terms and (except as otherwise specified as contemplated by Section 3.1 for Securities of such series or Tranche) in accordance with this Article.

Section 5.2 Election to Redeem; Notice to Trustee.

The election of the Company to redeem any Securities shall be evidenced by a Board Resolution or an Officer’s Certificate. The Company shall, at least forty-five (45) days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee in writing of such Redemption Date and of the principal amount of such Securities to be redeemed. In the case of any redemption of Securities (a) prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Indenture or (b) pursuant to an election of the Company which is subject to a condition specified in the terms of such Securities, the Company shall furnish the Trustee with an Officer’s Certificate evidencing compliance with such restriction or condition.

Section 5.3 Selection of Securities to Be Redeemed.

If less than all the Securities of any series, or any Tranche thereof, are to be redeemed, the particular Securities to be redeemed shall be selected by the Security Registrar from the Outstanding Securities of such series or Tranche not previously called for redemption, by such method as shall be provided for by any particular series or Tranche, or, in the absence of any such provision, by such method of random selection as the Security Registrar shall deem fair and appropriate and which may, in any case, provide for the selection for redemption of portions (equal to the minimum authorized denomination for Securities of such series or Tranche or any integral multiple thereof) of the principal amount of Securities of such series or Tranche having a denomination larger than the minimum authorized denomination for Securities of such series or Tranche; provided, however, that if, as indicated in an Officer’s Certificate, the Company shall have offered to purchase all or any principal amount of the Securities then Outstanding of any series, or any Tranche thereof, and less than all of such Securities as to which such offer was made shall have been tendered to the Company for such purchase, the Security Registrar, if so directed by Company Order, shall select for redemption all or any principal amount of such Securities which have not been so tendered.

The Security Registrar shall promptly notify the Company and the Trustee in writing of the Securities selected for redemption and, in the case of any Securities selected to be redeemed in part, the principal amount thereof to be redeemed.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed.

Section 5.4 Notice of Redemption; Deposit.

(a)           Notice of redemption shall be given in the manner provided in Section 1.9 to the Holders of the Securities to be redeemed not less than thirty (30) nor more than sixty (60) days prior to the Redemption Date.

(b)           With respect to Securities of each series, or any Tranche thereof, to be redeemed, each notice of redemption shall identify the Securities to be redeemed (including CUSIP, if any) and shall state:

(i)            the Redemption Date;

(ii)           the Redemption Price;

(iii)           if less than all the Outstanding Securities of any series or Tranche are to be redeemed, the identification of the particular Securities to be redeemed and the portion of the principal amount of any Security to be redeemed in part;

(iv)          that on the Redemption Date the Redemption Price, together with accrued interest, if any, to the Redemption Date, will become due and payable upon each such Security to be redeemed and, if applicable, that interest thereon will cease to accrue on and after said date;

(v)           the place or places where such Securities are to be surrendered for payment of the Redemption Price and accrued interest, if any, unless it shall have been specified as contemplated by Section 3.1 with respect to such Securities that such surrender shall not be required;

(vi)          that the redemption is for a sinking or other fund, if such is the case; and

(vii)         such other matters as the Company shall deem desirable or appropriate.

(c)           With respect to any notice of redemption of Securities at the election of the Company, unless, upon the giving of such notice such Securities shall be deemed to have been paid in accordance with Section 9.1, such notice may state that such redemption shall be conditional upon the receipt by the Paying Agent or Agents for such Securities, on or prior to the date fixed for such redemption, of money sufficient to pay the principal of and premium, if any, and interest, if any, on such Securities and that if such money shall not have been so received such notice shall be of no force or effect and the Company shall not be required to redeem such Securities. In the event that such notice of redemption contains such a condition and such money is not so received, the redemption shall not be made and within a reasonable time thereafter notice shall be given, in the manner in which the notice of redemption was given, that such money was not so received and such redemption was not required to be made, and the Paying Agent or Agents for the Securities otherwise to have been redeemed shall promptly return to the Holders thereof any of such Securities which had been surrendered for payment upon such redemption.

(d)           Notice of redemption of Securities to be redeemed at the election of the Company, and any notice of non-satisfaction of a condition for redemption as aforesaid, shall be given by the Company or, at the Company’s request, by the Security Registrar in the name and at the expense of the Company. Notice of mandatory redemption of Securities shall be given by the Security Registrar in the name and at the expense of the Company.

(e)           On or before the Redemption Date specified in the notice of redemption given as provided in this Section, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 6.3) an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all the Securities which are to be redeemed on that date.

Section 5.5 Securities Payable on Redemption Date.

Notice of redemption having been given as aforesaid, and the conditions, if any, set forth in such notice having been satisfied, the Securities or portions thereof so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless, in the case of an unconditional notice of redemption, the Company shall default in the payment of the Redemption Price and accrued interest, if any) such Securities or portions thereof, if interest-bearing, shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with such notice, such Security or portion thereof shall be paid by the Company at the Redemption Price, together with accrued interest, if any, to the Redemption Date; provided, however, that such surrender shall not be a condition to such payment unless so specified as contemplated by Section 3.1 with respect to such Security; and provided, further, that, except as otherwise specified as contemplated by Section 3.1 with respect to such Security, any installment of interest on any Security the Stated Maturity of which installment is on or prior to the Redemption Date shall be payable to the Holder of such Security, or one or more Predecessor Securities, registered as such at the close of business on the related Regular Record Date according to the terms of such Security and subject to the provisions of Section 3.7.

Section 5.6 Securities Redeemed in Part.

Upon the surrender of any Security which is to be redeemed only in part at a Place of Payment therefor (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities of the same series and Tranche, of any authorized denomination requested by such Holder and of like tenor and in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.

ARTICLE 6
COVENANTS

Section 6.1 Payment of Securities; Lawful Possession; Maintenance of Lien.

(a)           The Company represents that at the date of the execution and delivery of this Indenture, as originally executed and delivered, the Company is lawfully possessed of the Mortgaged Property.

(b)           The Company covenants and agrees that it shall pay the principal of and premium, if any, and interest, if any, on the Securities of each series in accordance with the terms of such Securities and this Indenture.

(c)           The Company covenants and agrees that it shall maintain and preserve the lien of this Indenture so long as any Securities shall remain Outstanding, subject, however, to the provisions of Article 8 and Article 14.

Section 6.2 Maintenance of Office or Agency.

The Company shall maintain in each Place of Payment for the Securities of each series, or any Tranche thereof, an office or agency where payment of such Securities shall be made, where the registration of transfer or exchange of such Securities may be effected and where notices and demands to or upon the Company in respect of such Securities and this Indenture may be served. The Company initially appoints the Trustee as its agent for said purpose. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of each such office or agency and prompt notice to the Holders of any such change in the manner specified in Section 1.9. If at any time the Company shall fail to maintain any such required office or agency in respect of Securities of any series, or any Tranche thereof, or shall fail to furnish the Trustee with the address thereof, payment of such Securities shall be made, registration of transfer or exchange thereof may be effected and notices and demands in respect thereof may be served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent for all such purposes in any such event.

The Company may also from time to time designate one or more other offices or agencies with respect to the Securities of one or more series, or any Tranche thereof, for any or all of the foregoing purposes and may from time to time rescind such designations; provided, however, that, unless otherwise specified as contemplated by Section 3.1 with respect to the Securities of such series or Tranche, no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency for such purposes in each Place of Payment for such Securities in accordance with the requirements set forth above. The Company shall give prompt written notice to the Trustee, and prompt notice to the Holders in the manner specified in Section 1.9, of any such designation or rescission and of any change in the location of any such other office or agency.

Anything herein to the contrary notwithstanding, any office or agency required by this Section may be maintained at an office of the Company, in which event the Company shall perform all functions to be performed at such office or agency.

Section 6.3 Money for Securities Payments to Be Held in Trust.

If the Company shall at any time act as its own Paying Agent with respect to the Securities of any series, or any Tranche thereof, it shall, on or before each due date of the principal of and premium, if any, and interest, if any, on any of such Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal and premium or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided. The Company shall promptly notify the Trustee of any failure by the Company (or any other obligor on such Securities) to make any payment of principal of or premium, if any, or interest, if any, on such Securities.

Whenever the Company shall have one or more Paying Agents for the Securities of any series, or any Tranche thereof, it shall, on or before each due date of the principal of and premium, if any, and interest, if any, on such Securities, deposit with such Paying Agents sums sufficient (without duplication) to pay the principal and premium or interest so becoming due, such sums to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company shall promptly notify the Trustee of any failure by it so to act.

The Company shall cause each Paying Agent for the Securities of any series, or any Tranche thereof, other than the Company or the Trustee, to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent shall:

(a)           hold all sums held by it for the payment of the principal of and premium, if any, or interest, if any, on such Securities in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

(b)           give the Trustee notice of any failure by the Company (or any other obligor upon such Securities) to make any payment of principal of or premium, if any, or interest, if any, on such Securities; and

(c)           at any time during the continuance of any such failure, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent and furnish to the Trustee such information as it possesses regarding the names and addresses of the Persons entitled to such sums.

The Company may at any time pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent and, if so stated in a Company Order delivered to the Trustee, in accordance with the provisions of Article 9; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of and premium, if any, or interest, if any, on any Security and remaining unclaimed for two years after such principal and premium, if any, or interest, if any, has become due and payable shall be paid to the Company on Company Request, or, if then held by the Company, shall be discharged from such trust; and, upon such payment or discharge, the Holder of such Security shall, as an unsecured general creditor and not as the Holder of an Outstanding Security, look only to the Company for payment of the amount so due and payable and remaining unpaid, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such payment to the Company, shall, upon receipt of a Company Request and at the expense of the Company, cause to be mailed, on one occasion only, notice to such Holder that such money remains unclaimed and that, after a date specified therein, which shall not be less than thirty (30) days from the date of such mailing, any unclaimed balance of such money then remaining will be paid to the Company.

Section 6.4 Corporate Existence.

Subject to the rights of the Company under Article 13, the Company shall do or cause to be done all things necessary to preserve and keep its corporate existence in full force and effect.

Section 6.5 Maintenance of Properties.

(a)           The Company shall cause (or, with respect to property owned in common with others, make reasonable effort to cause) the Mortgaged Property, considered as a whole, to be maintained and kept in good condition, repair and working order and shall cause (or, with respect to property owned in common with others, make reasonable effort to cause) to be made such repairs, renewals, replacements, betterments and improvements thereof, as, in the judgment of the Company, may be necessary in order that the operation of the Mortgaged Property, considered as a whole, may be conducted in accordance with common industry practice; provided, however, that nothing in this Section shall prevent the Company from discontinuing, or causing the discontinuance of, the operation and maintenance of any portion of the Mortgaged Property; and provided, further, that nothing in this Section shall prevent the Company from selling, transferring or otherwise disposing of, or causing the sale, transfer or other disposition of, any portion of the Mortgaged Property.

(b)           In the event that the BPU or other regulatory authority having jurisdiction over the Company in the premises shall determine that the expenditures required by this Section for repairs and maintenance are excessive or shall, by order or regulation, prohibit, in whole or in part, any such expenditures for repairs and maintenance, then, upon filing with the Trustee a certified copy of such order or a copy of such regulation, as the case may be, the Company shall, so long as such order or such regulation remains in effect, be relieved from compliance with the covenants contained in this Section, to the extent that such expenditures for repairs and maintenance shall have been held excessive or shall be prohibited.

Section 6.6 Payment of Taxes; Discharge of Liens.

The Company shall pay all taxes and assessments and other governmental charges lawfully levied or assessed upon the Mortgaged Property, or upon any part thereof, or upon the interest of the Trustee in the Mortgaged Property, before the same shall become delinquent, and shall make reasonable effort to observe and conform in all material respects to all valid requirements of any Governmental Authority relative to any of the Mortgaged Property and all covenants, terms and conditions upon or under which any of the Mortgaged Property is held; and the Company shall warrant generally its title to all and every part of the Mortgaged Property and shall not suffer any lien or encumbrance to be created upon the Mortgaged Property, or any part thereof, prior to the lien hereof, other than Permitted Encumbrances and liens to which any property acquired after the date of this Indenture may be subject; provided, however, that nothing in this Section contained shall require the Company (i) to observe or conform to any requirement of Governmental Authority or to cause to be paid or discharged, or to make provision for, any such lien, or to pay any such tax, assessment or governmental charge so long as the validity thereof shall be contested in good faith and by appropriate legal proceedings or such lien, tax, assessment or charge does not exceed the greater of (a) Ten Million Dollars ($10,000,000) and (b) 3% of the principal amount of the Securities then Outstanding or, (ii) to pay, discharge or make provisions for any tax, assessment or other governmental charge, the validity of which shall not be so contested if adequate security for the payment of such tax, assessment or other governmental charge and for any penalties or interest which may reasonably be anticipated from failure to pay the same shall be given to the Trustee or (iii) to pay, discharge or make provisions for any liens existing on the Mortgaged Property at the date of execution and delivery of this Indenture, as originally executed and delivered (which liens were permitted under the Existing Indenture immediately prior to such execution and delivery); and provided, further, that nothing in this Section shall prohibit the issuance or other incurrence of additional indebtedness, or the refunding of outstanding indebtedness, secured by any lien prior to the lien hereof which is permitted hereunder to continue to exist.

Section 6.7 Insurance.

(a)           The Company shall (i) keep or cause to be kept all the Mortgaged Property insured against loss or damage from such risks and in such amount and terms (including reasonable deductible provisions), to the extent that property of similar character is usually so insured by companies similarly situated and operating like properties, by reputable insurance companies, the proceeds of such insurance (except as to any loss of Excepted Property and except as to any particular loss less than the greater of (A) Twenty Million Dollars ($20,000,000) (which amount shall increase at the rate of the percentage increase in the CPI measured annually from January 1, 2017) and (B) 3% of the principal amount of Securities Outstanding on the date of such particular loss) to be made payable, subject to applicable law, to the Trustee as the interest of the Trustee may appear, or to the trustee or other holder of any other lien prior hereto upon property subject to the lien hereof, if the terms thereof require such payment or (ii) in lieu of or supplementing such insurance in whole or in part, adopt some other method or plan of protection against loss or damage at least equal in protection to the method or plan of protection against such loss or damage of companies similarly situated and operating properties subject to similar hazards or properties on which an equal primary insurance rate for such hazards has been set by reputable insurance companies; and if the Company shall adopt such other method or plan of protection, it shall, subject to applicable law (and except as to any loss of Excepted Property and except as to any particular loss less than the greater of (X) Twenty Million Dollars ($20,000,000) (which amount shall increase at the rate of the percentage increase in the CPI measured annually from January 1, 2017) and (Y) 3% of the principal amount of Securities Outstanding on the date of such particular loss) pay to the Trustee on account of any loss covered by such method or plan an amount in cash equal to the amount of such loss less any amounts otherwise paid to the Trustee in respect of such loss or paid to the trustee or other holder of any other lien prior hereto upon property subject to the lien hereof in respect of such loss if the terms thereof require such payment. Any cash so required to be paid by the Company pursuant to any such method or plan shall for the purposes of this Indenture be deemed to be proceeds of insurance.

The Company shall deliver to the Trustee, once in each calendar year and also whenever the Trustee shall reasonably make a request therefor, copies of insurance certificates or other descriptions of any insurance policies then covering any of the Mortgaged Property, including the names of the insurance companies that have issued such policies and the amounts and expiration dates thereof, as well as a description of any other method or plan of protection against loss or damage then covering the Mortgaged Property.

(b)           All moneys paid to the Trustee by the Company in accordance with this Section or received by the Trustee as proceeds of any insurance, in either case on account of a loss on or with respect to Funded Property, shall, subject to the requirements of any other lien prior hereto upon property subject to the lien hereof, be held by the Trustee and, subject as aforesaid and provided that no Event of Default shall have occurred and be continuing, shall be paid by it to the Company to reimburse the Company for an equal amount expended or committed for expenditure in the rebuilding, renewal and/or replacement of or substitution for the property destroyed or damaged or lost, upon receipt by the Trustee of:

(i)            a Company Request requesting such payment; and

(ii)           an Expert’s Certificate:

(A)          describing the property so damaged or destroyed or otherwise lost;

(B)           stating the Cost of such property (or, if the Fair Value to the Company of such property at the time the same became Funded Property was certified to be an amount less than the Cost thereof, then such Fair Value, as so certified, in lieu of Cost) or, if such damage or destruction shall have affected only a portion of such property, stating the allocable portion of such Cost or Fair Value;

(C)           stating the amounts so expended or committed for expenditure in the rebuilding, renewal, replacement of and/or substitution for such property; and

(D)          stating the Fair Value to the Company of such property as rebuilt or renewed or as to be rebuilt or renewed and/or of the replacement or substituted property, and if

(I)           within six months prior to the date of acquisition thereof by the Company, such property has been used or operated, by a person or persons other than the Company, in a business similar to that in which it has been or is to be used or operated by the Company, and

(II)           the Fair Value to the Company of such property as set forth in such Expert’s Certificate is not less than Twenty-Five Thousand Dollars ($25,000) and not less than 1% of the aggregate principal amount of the Securities at the time Outstanding, the Expert making the statement required by this clause (D) shall be an Independent Expert.

Any such moneys not so applied within thirty-six (36) months after its receipt by the Trustee, or in respect of which notice in writing of intention to apply the same to the work of rebuilding, renewal, replacement or substitution then in progress and uncompleted shall not have been given to the Trustee by the Company within such thirty-six (36) months, or which the Company shall at any time notify the Trustee is not to be so applied, shall thereafter be withdrawn, used or applied in the manner, to the extent and for the purposes, and subject to the conditions, provided in Section 8.6; provided, however, that if the amount of such moneys shall exceed 60% of the amount stated pursuant to clause (B) in the Expert’s Certificate referred to above, the amount of such excess shall not be deemed to be Funded Cash, shall not be subject to Section 8.6 and shall be remitted to or upon the order of the Company upon the withdrawal, use or application of the balance of such moneys pursuant to Section 8.6.

Anything in this Indenture to the contrary notwithstanding, if property on or with respect to which a loss occurs constitutes Funded Property in part only, the Company may, at its election, obtain the reimbursement of insurance proceeds attributable to the part of such property which constitutes Funded Property under this subsection (b) and obtain the reimbursement of insurance proceeds attributable to the part of such property which does not constitute Funded Property under subsection (c) of this Section 6.7.

(c)           All moneys paid to the Trustee by the Company in accordance with this Section or received by the Trustee as proceeds of any insurance, in either case on account of a loss on or with respect to property which does not constitute Funded Property, shall, subject to the requirements of any other lien prior hereto upon property subject to the lien hereof, be held by the Trustee and, subject as aforesaid and provided that no Event of Default shall have occurred and be continuing, shall be paid by it to the Company upon receipt by the Trustee of:

(i)            a Company Request requesting such payment;

(ii)           an Expert’s Certificate stating

(A)          that such moneys were paid to or received by the Trustee on account of a loss on or with respect to property which does not constitute Funded Property; and

(B)           if true, either (I) that the aggregate amount of the Cost or Fair Value to the Company (whichever is less) of all Property Additions which do not constitute Funded Property (excluding, to the extent of such loss, the property on or with respect to which such loss was incurred), after making deductions therefrom and additions thereto of the character contemplated by Section 1.3, is not less than zero (0) or (II) that the amount of such loss does not exceed the aggregate Cost or Fair Value to the Company (whichever is less) of Property Additions acquired, made or constructed on or after the ninetieth (90th) day prior to the date of the Company Request requesting such payment; or

(C)           if neither of the statements contemplated in subclause (B) above can be made, the amount by which zero (0) exceeds the amount referred to in subclause (B)(I) above (showing in reasonable detail the calculation thereof); and

(iii)          if the Expert’s Certificate required by clause (ii) above contains neither of the statements contemplated in clause (ii)(B) above, an amount in cash, to be held by the Trustee as part of the Mortgaged Property, equal to 60% of the amount shown in clause (ii)(C) above.

To the extent that the Company shall be entitled to withdraw proceeds of insurance pursuant to this subsection (c), such proceeds shall be deemed not to constitute Funded Cash.

(d)           Whenever under the provisions of this Section the Company is required to deliver moneys to the Trustee and at the same time shall have satisfied the conditions set forth herein for payment of moneys by the Trustee to the Company, there shall be paid to or retained by the Trustee or paid to the Company, as the case may be, only the net amount.

Section 6.8 Recording, Filing, etc.

The Company shall cause this Indenture and all indentures and instruments supplemental hereto or supplementary hereto which shall be executed pursuant to the provisions hereof to be promptly recorded and filed and re-recorded and re-filed in such manner and in such places, as may be required by law in order fully to preserve and protect the security of the Holders of the Securities and all rights of the Trustee, and shall furnish to the Trustee:

(a)           promptly after the execution and delivery of this Indenture, as originally executed and delivered, and of each supplemental indenture, an Opinion of Counsel either stating that in the opinion of such counsel upon proper recording and filing of this Indenture or such supplemental indenture in the real estate records of the relevant jurisdictions, the lien intended to be created hereby or thereby will become effective or stating that in the opinion of such counsel no such action is necessary to make such lien effective. The Company shall be deemed to be in compliance with this subsection (a) if (i) the Opinion of Counsel herein required to be delivered to the Trustee shall state that this Indenture or such supplemental indenture has been received for recording or filing in each jurisdiction in which it is required to be recorded or filed, and (ii) such opinion is delivered to the Trustee within such time, following the date of the execution and delivery of this Indenture, as originally executed and delivered, or such supplemental indenture, as shall be practicable having due regard to the number and distance of the jurisdictions in which this Indenture or such supplemental indenture (or such other instrument, notice, memorandum or financing statement in connection therewith) is required to be recorded or filed; and

(b)           beginning May 1, 2017 and each May 1 thereafter, an Opinion of Counsel stating either (i) that in the opinion of such counsel such action has been taken, since the date of the most recent Opinion of Counsel furnished pursuant to this subsection (b) or the first Opinion of Counsel furnished pursuant to subsection (a) of this Section, with respect to the recording, filing, re-recording, and re-filing of this Indenture and of each indenture supplemental to this Indenture, as is necessary to maintain the effectiveness of the lien hereof (without reference to priority), or (ii) that in the opinion of such counsel no such action is necessary to maintain the effectiveness of such lien (without reference to priority).

The Company shall execute and deliver such supplemental indenture or indentures and such further instruments and do such further acts as may be necessary or proper to carry out the purposes of this Indenture and to make subject to the lien hereof any property hereafter acquired, made or constructed and intended to be subject to the lien hereof, and to transfer to any new trustee or trustees or co-trustee or co-trustees, the estate, powers, instruments or funds held in trust hereunder.

Section 6.9 Waiver of Certain Covenants.

The Company may omit in any particular instance to comply with any term, provision or condition set forth in:

(a)           any covenant or restriction specified with respect to the Securities of any one or more series, or any one or more Tranches thereof, as contemplated by Section 3.1, if before the time for such compliance the Holders of at least 66-2/3% in aggregate principal amount of the Outstanding Securities with respect to which compliance with such covenant or restriction is to be omitted, considered as one class, shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition; provided, however, that no such waiver shall be effective as to any of the matters contemplated in clause (a), (b), (c) or (d) in Section 14.2 without the consent of the Holders specified in such Section; and

(b)           Section 6.4, 6.5 or 6.7 or Article 13, if before the time for such compliance the Holders of at least 66-2/3% in principal amount of Securities Outstanding under this Indenture shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition;

but, in either case, no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

Section 6.10 Annual Officer’s Certificate as to Compliance.

Within one hundred twenty (120) days after the end of each fiscal year of the Company ending after the date hereof, the Company shall deliver to the Trustee an Officer’s Certificate which need not comply with Section 1.5, executed by the principal executive officer, the principal financial officer or the principal accounting officer of the Company, as to such officer’s knowledge of the Company’s compliance with all conditions and covenants under this Indenture, such compliance to be determined (solely for the purpose of this Section 6.10) without regard to any period of grace or requirement of notice under this Indenture.

Section 6.11 Restriction on Dividends.

As long as any Initial Securities remain outstanding, the Company will not declare or pay any dividend on any shares of its Common Stock (other than dividends payable in shares of its Common Stock) or make any distribution on such shares, or purchase or otherwise acquire any such shares (except shares acquired without cost to the Company), or advance any amount to or invest any amount in the property, securities or indebtedness of, or guarantee any indebtedness of, any Subsidiary if, after giving effect to such action, the sum of the aggregate amounts so declared, paid, distributed, purchased, acquired, advanced, invested or guaranteed after December 31, 2015 would exceed the aggregate net income of the Company available for dividends on its Common Stock earned after such date plus the sum of $464,000,000.

For the purpose of calculating the requirements of this Section 6.11, the net income of the Company available for dividends on its Common Stock shall be determined in accordance with such system of accounts as may be prescribed by the BPU or in the absence thereof in accordance with generally accepted accounting principles as in effect at such time; provided, however, that (a) the deductions for depreciation or renewal or replacement reserves in respect of each year shall be the amount taken therefor on the accounts of the Company, and (b) no deduction or adjustment shall be made from gross income for or in respect of (i) expenses in connection with the redemption or retirement of any securities issued by the Company, including any amount paid in excess of the principal or par or stated value of securities redeemed or retired, and, if such redemption or retirement is effected with the proceeds of sale of other securities of the Company, interest on the securities redeemed or retired from the date on which the funds required for such redemption or retirement shall be deposited in trust for such purpose to the date of such redemption or retirement, (ii) profits or losses from sales of capital assets or taxes in respect of such profits, (iii) any adjustments to retained earnings (including tax adjustments) applicable to any period prior to January 1, 2016, (iv) charges for the write-off of unamortized debt discount and expense carried on the books of the Company at December 31, 2015, or (v) charges for the write-off or write-down of the amount at which any property of the Company was carried on its books at December 31, 2015, to the extent that the same shall be approved by, or be made pursuant to any rule, regulation, or order of, the BPU and shall not be required by the BPU to be charged against earnings accumulated after December 31, 2015.

ARTICLE 7
ISSUANCE OF INITIAL SECURITIES

Section 7.1 Initial Securities.

(a)           Pursuant to the Existing Indenture, the Company has issued to the Note Trustee as security for various issuances of Notes under the Note Indenture, a number of Existing Bonds. There are currently issued and outstanding to the Note Trustee Existing Bonds in an aggregate principal amount of not less than $445,991,000, which are security for the following Notes that are currently issued and outstanding under the Note Indenture as of the date of this Indenture (such Notes, the “Existing Notes”):

Name of Existing Note	Interest Rate	Stated Maturity	Amount Outstanding	Existing Note Series	Aggregate Amount of Series Outstanding
Secured Medium-Term Notes, Series A, 1998-1	7.125%	10/22/2018	$20,000,000	A
7.97% Secured Medium Term Notes, Series A 2000-1	7.97%	8/1/2018	$10,000,000	A	$30,000,000
Medium Term Notes, Series B, 2003-3	4.657%	7/15/2017	$15,000,000	B
Medium Term Notes, Series B, 2003-4	5.55%	7/15/2033	$32,000,000	B
Medium Term Notes, Series B 2004-3	5.587%	8/1/2019	$10,000,000	B
Medium Term Notes, Series B 2004-4	6.213%	8/1/2034	$10,000,000	B	$67,000,000
Medium Term Notes, Series C, 2005-1	5.45%	9/14/2035	$10,000,000	C
Medium Term Note, Series C, 2006-1	3.43%	2/1/2036	$24,900,000	C

Medium Term Notes, Series C, 2010-1, Tranche A	4.84%	3/1/2026	$15,000,000	C
Medium Term Notes, Series C, 2010-1, Tranche B	4.93%	6/1/2026	$45,000,000	C
Medium Term Notes, Series C, 2010-2, Tranche A	3.63%	12/30/2025	$9,091,000	C
Medium Term Notes, Series C, 2010-2, Tranche B	4.03%	12/30/2027	$45,000,000	C	$148,991,000
Medium Term Notes, Series D, 2012-1	3.74%	4/1/2032	$35,000,000	D
Medium Term Notes, Series D, 2012-2, Tranche A	3.00%	9/20/2024	$50,000,000	D
Medium Term Notes, Series D, 2012-2, Tranche B	3.03%	11/30/2024	$35,000,000	D
Medium Term Notes, Series D, 2013, Tranche A	4.01%	11/21/2030	$50,000,000	D
Medium Term Notes, Series D, 2013, Tranche B	4.23%	1/30/2030	$30,000,000	D	$200,000,000
Total Notes Outstanding			$445,991,000

(b)           All of the Existing Bonds that are currently outstanding have been issued to the Note Trustee as security for payment of Notes. The Company has determined to establish this Indenture, which amends and restates in its entirety the Existing Indenture, for the purpose of, among other things, issuing replacement Securities to provide security for payment of the Existing Notes currently secured by the Existing Bonds issued to the Note Trustee, in place of such Existing Bonds, which will be cancelled upon issuance of such substitute Securities.

(c)           This Indenture hereby creates four initial series of Securities (collectively, the “Initial Series”) that will be issued to the Note Trustee to replace the Existing Bonds currently issued to the Note Trustee with respect to the Existing Notes (each such Security of the Initial Series, an “Initial Security”). The Initial Securities shall be issued in four series to correspond to the four series of Existing Notes listed above. Specifically, “Series A,” “Series B,” “Series C” and “Series D” of the Initial Securities shall be issued with respect to and shall provide security for payment of the Existing Notes of Series A, Series B, Series C and Series D, respectively. The Initial Series of Securities shall be titled “South Jersey Gas Company First Mortgage Bonds, Series [A, B, C or D, as applicable].” The Initial Series shall be limited to an aggregate principal amounts of Initial Securities as follows: Series A – $30,000,000; Series B – $67,000,000; Series C – $148,991,000; and Series D – $200,000,000, except in each case for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of such series pursuant to Sections 3.4, 3.5, 3.6, 5.6 or 14.6 and except for any Securities which, pursuant to Section 3.3, are deemed never to have been authenticated and delivered hereunder), representing the aggregate principal amount of the Existing Notes corresponding to each such series outstanding as of the date of this Indenture in order to secure the Company’s obligations to pay principal, premium, if any, and interest on the Existing Notes.

Section 7.2 Terms of Initial Securities.

(a)           The Initial Securities shall be issuable as fully registered Securities, substantially in the form set forth on Exhibit B attached hereto, but they may bear and contain such legends and modifications as may be required by law or as may be necessary to comply with requirements of any stock exchange or of any regulatory board, body or official and shall be issued to the Note Trustee. Initial Securities of each Series (A through D) shall (i) be issued in the name of the Note Trustee in the aggregate principal amount of the series of Existing Notes for which it is providing security (such related series of Existing Notes, the “Corresponding Notes”), (ii) bear interest from the date of its issuance at the rate or rates provided in the Corresponding Notes, including, if applicable, at a default rate for such Corresponding Notes; provided, however, in no event will an Initial Security bear interest at a rate greater than 10% per annum, and (iii) have principal and interest due on the same dates as its Corresponding Notes; provided, however, that the Company shall receive certain credits against principal and interest as set forth in Section 7.2(c).

(b)           The Initial Securities shall be transferable and exchangeable only as provided in this Indenture and the Note Indenture, upon surrender thereof for cancellation by the registered Holder in person or by attorney duly authorized in writing as provided in this Indenture.

(c)           In addition to any other credit, payment or satisfaction to which the Company is entitled with respect to Initial Securities, the Company shall be entitled to credits against amounts otherwise payable in respect of an Initial Security in an amount corresponding to (i) the principal amount of any of the Corresponding Notes surrendered to the Note Trustee by the Company, or purchased by the Note Trustee, for cancellation, or redeemed by the Company, (ii) the amount of money held by the Note Trustee and available and designated for the payment of principal of, and/or interest on, any Corresponding Notes, regardless of the source of payment to the Note Trustee of such moneys, and (iii) the amount by which principal of or interest due on the Initial Security exceeds principal of or interest due on its Corresponding Notes outstanding from time to time. As provided in the definition of Outstanding, any reduction in the principal amount outstanding of a Corresponding Note shall cause a similar reduction in the amount of the related Initial Security, which reduction shall reduce the amount deemed to be Outstanding of such Initial Security. The amount by which such Initial Security is deemed to be so reduced shall constitute a Retired Security for purposes of this Indenture.

(d)           Notwithstanding anything in this Indenture to the contrary, the obligation of the Company to make payment with respect to the principal of and premium, if any, and interest on an Initial Security shall be fully or partially, as the case may be, satisfied and discharged to the extent that (i) the Company shall have paid or caused to be paid the principal of and premium, if any, and interest on an outstanding Corresponding Note, as and when the same shall have become due and payable; (ii) the Company shall have delivered to the Note Trustee for cancellation an outstanding Corresponding Note; or (iii) the Company shall have irrevocably deposited or caused to be irrevocably deposited with the Note Trustee as trust funds an amount in (A) cash, (B) Eligible Obligations, which shall not contain provisions permitting the redemption or other prepayment thereof at the option of the issuer thereof, the principal of and the interest on which when due, without any regard to reinvestment thereof, will provide moneys which shall be sufficient, as certified by the Company in an Officer’s Certificate delivered to the Trustee, to pay when due all or part of the principal of and premium, if any, and interest, if any, due and to become due on all or part of the outstanding Corresponding Notes, or (C) a combination of (A) and (B) which shall be sufficient, as certified by the Company in an Officer’s Certificate delivered to the Trustee, to pay when due all or part of the principal of and premium, if any, and interest, if any, due and to become due on the outstanding Corresponding Notes.

(e)           Without limiting the effect of Section 7.2(c), an Officer’s Certificate, which is consented to or acknowledged by the Note Trustee, stating that the Company is entitled to a credit under Section 7.2(c) hereof or that any Corresponding Note has been canceled or paid in whole or in part shall be conclusive evidence of such entitlement, and the Trustee shall accept such certificate as such evidence without further investigation or verification of the matters stated therein.

(f)            In addition to the Events of Default provided in this Indenture, the following constitute an Event of Default with respect to an Initial Security:

(i)            if the Company shall default in the payment of any installment of interest due on such Initial Security and such default shall continue for a period of ten (10) days; or

(ii)           if the Company shall default in the performance of or compliance with any other covenant, condition or term contained in this Indenture and such default shall continue for 30 days after the Company shall have knowledge thereof.

(g)           When the obligation of the Company to make payment with respect to the principal of and premium, if any, and interest on an Initial Security shall be satisfied or deemed satisfied in full pursuant to this Section 7.2 or when there is no remaining principal amount deemed to be Outstanding, the Holder of such Initial Security shall, upon written request of the Company, deliver without cost to the Company such Initial Security, together with such appropriate instruments of transfer or release as may be reasonably requested by the Company. All Initial Securities delivered to the Company in accordance with this Section 7.2(g) shall be delivered by the Company to the Trustee for cancellation.

Section 7.3 Issuance of Initial Securities.

The Trustee shall authenticate and deliver Initial Securities upon execution of this Indenture in accordance with the Company Order or Company Request referred to below, upon receipt by the Trustee of:

(a)           a Company Order or Company Request requesting the authentication and delivery of such Initial Securities and the cancellation of the Existing Bonds;

(b)           the Initial Securities to be so authenticated, executed on behalf of the Company by an Authorized Officer;

(c)           an Opinion of Counsel to the effect that:

(i)            all conditions precedent, if any, provided for in this Indenture relating to the issuance of such Initial Securities have been complied with;

(ii)           the form of such Initial Securities have been duly authorized by the Company and have been established in conformity with the provisions of this Indenture;

(iii)          the terms of such Initial Securities have been duly authorized by the Company and have been established in conformity with the provisions of this Indenture; and

(iv)          when such Initial Securities shall have been authenticated and delivered by the Trustee and issued and delivered by the Company in the manner and subject to any conditions or qualifications specified in such Opinion of Counsel, such Initial Securities will constitute valid obligations of the Company, entitled to the benefit of the lien of this Indenture equally and ratably with all other Initial Securities then Outstanding;

(d)           an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the issuance of such Initial Securities and to the cancellation of the Existing Bonds have been complied with and, to the knowledge of the signer, no Event of Default has occurred and is continuing;

(e)           a Net Earnings Certificate showing the Net Earnings of the Company for the period therein specified to have been not less than an amount equal to two (2) times the Annual Interest Requirements therein specified, all in accordance with the provisions of Section 1.4; and

(f)            an Expert’s Certificate dated as of a date not more than ninety (90) days prior to the date of the Company Order requesting the authentication and delivery of such Securities, substantially as required by Section 4.2(b)(ii), in connection with the issuance of Securities on the basis of Property Additions; and

(g)           an Opinion of Counsel substantially as required by Section 4.2(b)(v), in connection with the issuance of Securities on the basis of Property Additions; provided, however, in lieu of the Opinion of Counsel required by Section 4.2(b)(v)(A), the Company may deliver one or more Title Policies.

ARTICLE 8
POSSESSION, USE AND RELEASE OF MORTGAGED PROPERTY

Section 8.1 Quiet Enjoyment.

Unless one or more Events of Default shall have occurred and be continuing, the Company shall be permitted to possess, use and enjoy the Mortgaged Property (except, to the extent not herein otherwise provided, such cash and securities as are expressly required to be deposited with the Trustee).

Section 8.2 Dispositions without Release.

Unless an Event of Default shall have occurred and be continuing, the Company may at any time and from time to time, without any release or consent by, or report to, the Trustee:

(a)           sell or otherwise dispose of, free from the lien of this Indenture, any facilities, machinery, equipment, apparatus, holders, engines, boilers, benches, tanks, pipe lines, connections, service pipes, meters, conduits, tools, instruments, appliances, and all other property or any other fixtures or personalty, then subject to the lien hereof, which shall have become old, inadequate, obsolete, worn out, unfit, unadapted, unserviceable, undesirable or unnecessary for use in the operations of the Company upon replacing the same by, or substituting for the same, similar or analogous property, or other property performing a similar or analogous function or otherwise obviating the need therefor, having a Fair Value to the Company at least equal to that of the property sold or otherwise disposed of and subject to the lien hereof, subject to no liens or encumbrances prior hereto except Permitted Encumbrances and any other liens to which the property sold or otherwise disposed of was subject;

(b)           cancel or make changes or alterations in or substitutions for any and all easements, servitudes, rights-of-way and similar rights and/or interests;

(c)           surrender or assent to the modification of any right, power, franchise, license, governmental consent or permit under which it may be operating, provided that any such surrender or modification which adversely affects the Mortgaged Property, taken as a whole, in any material respect is, in the opinion of any Authorized Officer of the Company (such opinion to be stated in a resolution to be filed with the Trustee), necessary or desirable in the conduct of the business of the Company; and

(d)           grant, free from the lien of this Indenture, easements, ground leases or rights-of-way in, upon, over and/or across the property or rights-of-way of the Company for the purpose of roads, pipe lines, transmission lines, distribution lines, communication lines, railways, removal of coal or other minerals or timber, and other like purposes, or for the joint or common use of real property, rights-of-way, facilities and/or equipment; provided, however, that such grant shall not materially impair the use of the property or rights-of-way for the purposes for which such property or rights-of-way are held by the Company.

Section 8.3 Release of Funded Property.

Unless an Event of Default shall have occurred and be continuing, the Company may obtain the release of any part of the Mortgaged Property, or any interest therein, which constitutes Funded Property, and the Trustee shall release all its right, title and interest in and to the same from the lien hereof, upon receipt by the Trustee of:

(a)           a Company Order requesting the release of such property and transmitting therewith a form of instrument to effect such release;

(b)           an Officer’s Certificate stating that, to the knowledge of the signer, no Event of Default has occurred and is continuing;

(c)           an Expert’s Certificate made and dated not more than ninety (90) days prior to the date of such Company Order:

(i)            describing the property to be released;

(ii)           stating the Fair Value, in the judgment of the signers, of the property to be released;

(iii)           stating the Cost of the property to be released (or, if the Fair Value to the Company of such property at the time the same became Funded Property was certified to be an amount less than the Cost thereof, then such Fair Value, as so certified, in lieu of Cost); and

(iv)          stating that, in the judgment of the signers, such release will not impair the security under this Indenture in contravention of the provisions hereof;

(d)           an amount in cash to be held by the Trustee as part of the Mortgaged Property, equal to the amount, if any, by which 60% of the amount referred to in clause (c)(iii) above exceeds the aggregate of the following items:

(i)            an amount equal to 100% of the Cost or Fair Value to the Company (whichever is less), after making any deductions and any additions pursuant to Section 1.3, of any Property Additions not constituting Funded Property described in an Expert’s Certificate, dated not more than ninety (90) days prior to the date of the Company Order requesting such release and complying with clause (ii) and, to the extent applicable, clause (iii) in Section 4.2(b), delivered to the Trustee; provided, however, that the deductions and additions contemplated by Section 1.3 shall not be required to be made if such Property Additions were acquired, made or constructed on or after the ninetieth (90th) day preceding the date of such Company Order;

(ii)           the aggregate principal amount of Securities for which the authentication and delivery the Company shall be entitled under the provisions of Section 4.3, by virtue of compliance with all applicable provisions of Section 4.3 (except as hereinafter in this Section otherwise provided); provided, however, that such release shall operate as a waiver by the Company of the right to the authentication and delivery of such Securities and, to such extent, no such Securities may thereafter be authenticated and delivered hereunder; and any Securities which were the basis of such right to the authentication and delivery of Securities so waived shall be deemed to have been made the basis of such release of property;

(iii)          any amount in cash;

(iv)          the aggregate principal amount of any Outstanding Securities delivered to the Trustee; and

(v)           any taxes and expenses incidental to any sale, exchange, dedication or other disposition of the property to be released;

(e)           an Opinion of Counsel that any approval of the BPU required for the release of such property has been obtained; and

(f)            if the release is on the basis of Property Additions or on the basis of the right to the authentication and delivery of Securities under Section 4.3, all documents contemplated below in this Section.

If and to the extent that the release of property is, in whole or in part, based upon Property Additions (as permitted under the provisions of clause (d)(i) in the first paragraph of this Section), the Company shall, subject to the provisions of said clause (d)(i) and except as hereafter in this paragraph provided, comply with all applicable provisions of this Indenture as if such Property Additions were to be made the basis of the authentication and delivery of Securities equal in principal amount to 60% of the Cost (or, as to property of which the Fair Value to the Company at the time the same became Funded Property was certified to be an amount less than the Cost thereof, such Fair Value, as so certified, in lieu of Cost) of that portion of the property to be released which is to be released on the basis of such Property Additions, as shown by the Expert’s Certificate required by clause (c) in the first paragraph of this Section; provided, however, that the Cost of any Property Additions received or to be received by the Company in whole or in part as consideration in exchange for the property to be released shall for all purposes of this Indenture be deemed to be the amount stated in the Expert’s Certificate provided for in clause (c) in the first paragraph of this Section to be the Fair Value of the property to be released (x) plus the amount of any cash and the fair market value of any other consideration, further to be stated in such Expert’s Certificate, paid and/or delivered or to be paid and/or delivered by, and the amount of any obligations assumed or to be assumed by, the Company in connection with such exchange as additional consideration for such Property Additions and/or (y) less the amount of any cash and the fair market value of any other consideration, which shall also be stated in such Expert’s Certificate, received or to be received by the Company in connection with such exchange in addition to such Property Additions. If and to the extent that the release of property is in whole or in part based upon the right to the authentication and delivery of Securities under Section 4.3 (as permitted under the provisions of clause (d)(ii) in the first paragraph of this Section), the Company shall, except as hereafter in this paragraph provided, comply with all applicable provisions of Section 4.3 relating to such authentication and delivery. Notwithstanding the foregoing provisions of this paragraph, in no event shall the Company be required to deliver the documents specified in Section 4.1.

If (a) any property to be released from the lien of this Indenture under any provision of this Article (other than Section 8.7) is subject to a lien prior to the lien hereof and is to be sold, exchanged, dedicated or otherwise disposed of subject to such prior lien and (b) after such release, such prior lien will not be a lien on any property subject to the lien hereof, then the Fair Value of such property to be released shall be deemed, for all purposes of this Indenture, to be the value thereof unencumbered by such prior lien less the principal amount of the indebtedness secured by such prior lien.

Any Outstanding Securities delivered to the Trustee pursuant to clause (d) in the first paragraph of this Section shall forthwith be canceled by the Trustee. Any cash and/or obligations so deposited with the Trustee, and the proceeds of any such obligations, shall be held as part of the Mortgaged Property and shall be withdrawn, released, used or applied in the manner, to the extent and for the purposes, and subject to the conditions, provided in Section 8.6.

Anything in this Indenture to the contrary notwithstanding, if property to be released constitutes Funded Property in part only, the Company shall obtain the release of the part of such property which constitutes Funded Property under this Section 8.3 and obtain the release of the part of such property which does not constitute Funded Property under Section 8.4. In such event, (a) the application of Property Additions in the release under this Section 8.3 as contemplated in clause (d)(i) in the first paragraph hereof shall be taken into account in clause (v) or clause (vi), whichever may be applicable, of the Expert’s Certificate described in clause (c) in Section 8.4 and (b) the Trustee shall, at the election of the Company, execute and deliver a separate instrument of release with respect to the property released under each of such Sections or a consolidated instrument of release with respect to the property released under both of such Sections considered as a whole.

Section 8.4 Release of Property Not Constituting Funded Property.

Unless an Event of Default shall have occurred and be continuing, the Company may obtain the release of any part of the Mortgaged Property, or any interest therein, which does not constitute Funded Property, and the Trustee shall release all its right, title and interest in and to the same from the lien hereof, upon receipt by the Trustee of:

(a)           a Company Order requesting the release of such property and transmitting therewith a form of instrument to effect such release;

(b)           an Officer’s Certificate stating that, to the knowledge of the signer, no Event of Default has occurred and is continuing;

(c)           an Expert’s Certificate, made and dated not more than ninety (90) days prior to the date of such Company Order:

(i)            describing the property to be released;

(ii)           stating the Fair Value, in the judgment of the signers, of the property to be released;

(iii)          stating the Cost of the property to be released;

(iv)          stating that the property to be released does not constitute Funded Property;

(v)           if true, stating either (A) that the aggregate amount of the Cost or Fair Value to the Company (whichever is less) of all Property Additions which do not constitute Funded Property (excluding the property to be released), after making deductions therefrom and additions thereto of the character contemplated by Section 1.3, is not less than zero (0) or (B) that the Cost or Fair Value (whichever is less) of the property to be released does not exceed the aggregate Cost or Fair Value to the Company (whichever is less) of Property Additions acquired, made or constructed on or after the ninetieth (90th) day prior to the date of the Company Order requesting such release;

(vi)          if neither of the statements contemplated in subclause (v) above can be made, stating the amount by which zero (0) exceeds the amount referred to in subclause (v)(A) above (showing in reasonable detail the calculation thereof); and

(vii)         stating that, in the judgment of the signers, such release will not impair the security under this Indenture in contravention of the provisions hereof; and

(d)           if the Expert’s Certificate required by clause (c) above contains neither of the statements contemplated in clause (c)(v) above, an amount in cash, to be held by the Trustee as part of the Mortgaged Property, equal to the amount, if any, by which 60% of the lower of (i) the Cost or Fair Value (whichever shall be less) of the property to be released and (ii) the amount shown in clause (c)(vi) above exceeds the aggregate of items of the character described in subclauses (ii) and (iv) of clause (d) in the first paragraph of Section 8.3 then to be used as a credit under this Section 8.4 (subject, however, to the same limitations and conditions with respect to such items as are set forth in Section 8.3).

Section 8.5 Release of Minor Properties.

Notwithstanding the provisions of Sections 8.3 and 8.4, unless an Event of Default shall have occurred and be continuing, the Company may obtain the release from the lien hereof of any part of the Mortgaged Property, or any interest therein, and the Trustee shall whenever from time to time requested by the Company in a Company Order transmitting therewith a form of instrument to effect such release, and without requiring compliance with any of the provisions of Section 8.3 or 8.4, release from the lien hereof all the right, title and interest of the Trustee in and to the same provided that the aggregate Fair Value of the property to be so released on any date in a given calendar year, together with all other property released pursuant to this Section 8.5 in such calendar year, shall not exceed the greater of (a) Twenty Million Dollars ($20,000,000) and (b) 3% of the aggregate principal amount of Securities then Outstanding. Prior to the granting of any such release, there shall be delivered to the Trustee (a) an Officer’s Certificate stating that, to the knowledge of the signer, no Event of Default has occurred and is continuing and (b) an Expert’s Certificate stating, in the judgment of the signers, the Fair Value of the property to be released, the aggregate Fair Value of all other property theretofore released pursuant to this Section in such calendar year and, as to Funded Property, the Cost thereof (or, if the Fair Value to the Company of such property at the time the same became Funded Property was certified to be an amount less than the Cost thereof, then such Fair Value, as so certified, in lieu of Cost), and that, in the judgment of the signers, the release thereof will not impair the security under this Indenture in contravention of the provisions hereof. On or before December 31st of each calendar year, the Company shall deposit with the Trustee an amount in cash equal to 60% of the aggregate Cost of the properties constituting Funded Property so released during such year (or, if the Fair Value to the Company of any particular property at the time the same became Funded Property was certified to be an amount less than the Cost thereof, then such Fair Value, as so certified, in lieu of Cost); provided, however, that no such deposit shall be required to be made hereunder to the extent that cash or other consideration shall, as indicated in an Officer’s Certificate delivered to the Trustee, have been deposited with the trustee or holder of another permitted lien prior to the lien of this Indenture in accordance with the provisions thereof; and provided, further, that the amount of cash so required to be deposited may be reduced, at the election of the Company, by the items specified in clause (d) in the first paragraph of Section 8.3, subject to all of the limitations and conditions specified in such Section, to the same extent as if such property were being released pursuant to Section 8.3. Any cash deposited with the Trustee under this Section may thereafter be withdrawn, used or applied in the manner, to the extent and for the purposes, and subject to the conditions, provided in Section 8.6.

Section 8.6 Withdrawal or Other Application of Funded Cash.

Subject to the provisions of Section 4.4 and except as hereafter in this Section provided, unless an Event of Default shall have occurred and be continuing, any Funded Cash held by the Trustee, and any other cash which is required to be withdrawn, used or applied as provided in this Section,

(a)           may be withdrawn from time to time by the Company to the extent of an amount equal to 60% of the Cost or the Fair Value to the Company (whichever is less) of Property Additions not constituting Funded Property, after making any deductions and additions pursuant to Section 1.3, described in an Expert’s Certificate, dated not more than ninety (90) days prior to the date of the Company Order requesting such withdrawal and complying with clause (ii) and, to the extent applicable, clause (iii) of Section 4.2(b), delivered to the Trustee; provided, however, that the deductions and additions contemplated by Section 1.3 shall not be required to be made if such Property Additions were acquired, made or constructed on or after the ninetieth (90th) day preceding the date of such Company Order;

(b)           may be withdrawn from time to time by the Company in an amount equal to the aggregate principal amount of Securities to the authentication and delivery of which the Company shall be entitled under the provisions of Section 4.3 hereof, by virtue of compliance with all applicable provisions of Section 4.3 (except as hereinafter in this Section otherwise provided); provided, however, that such withdrawal of cash shall operate as a waiver by the Company of the right to the authentication and delivery of such Securities and, to such extent, no such Securities may thereafter be authenticated and delivered hereunder; and any such Securities which were the basis of such right to the authentication and delivery of Securities so waived shall be deemed to have been made the basis of such withdrawal of cash;

(c)           may be withdrawn from time to time by the Company in an amount equal to the aggregate principal amount of any Outstanding Securities delivered to the Trustee;

(d)           may, upon the request of the Company, be used by the Trustee for the purchase of Securities in the manner, at the time or times, in the amount or amounts, at the price or prices and otherwise as directed or approved by the Company, all subject to the limitations hereafter in this Section set forth; or

(e)           may, upon the request of the Company, be applied by the Trustee to the payment (or provision therefor pursuant to Article 9) at Stated Maturity of any Securities or to the redemption (or similar provision therefor) of any Securities which are, by their terms, redeemable, in each case of such series as may be designated by the Company, any such redemption to be in the manner and as provided in Article 5, all subject to the limitations hereafter in this Section set forth.

Such moneys shall, from time to time, be paid or used or applied by the Trustee, as aforesaid, upon the request of the Company in a Company Order, and upon receipt by the Trustee of an Officer’s Certificate stating that, to the knowledge of the signer, no Event of Default has occurred and is continuing. If and to the extent that the withdrawal of cash is based upon Property Additions (as permitted under the provisions of clause (a) above), the Company shall, subject to the provisions of said clause (a) and except as hereafter in this paragraph provided, comply with all applicable provisions of this Indenture as if such Property Additions were made the basis for the authentication and delivery of Securities equal in principal amount to the cash so to be withdrawn. If and to the extent that the withdrawal of cash is based upon the right to the authentication and delivery of Securities (as permitted under the provisions of clause (b) above), the Company shall, except as hereafter in this paragraph provided, comply with all applicable provisions of Section 4.3 relating to such authentication and delivery. Notwithstanding the foregoing provisions of this paragraph, in no event shall the Company be required to deliver the documents specified in Section 4.1.

Notwithstanding the generality of clauses (d) and (e) above, no cash to be applied pursuant to such clauses shall be applied to the payment of an amount in excess of the principal amount of any Securities to be purchased, paid or redeemed except to the extent that the aggregate principal amount of all Securities theretofore, and of all Securities then to be, purchased, paid or redeemed pursuant to such clauses is not less than the aggregate cost for principal of, premium, if any, and accrued interest, if any, on and brokerage commissions, if any, with respect to, such Securities.

Any Outstanding Securities delivered to the Trustee pursuant to clause (c) in the first paragraph of this Section shall forthwith be canceled by the Trustee.

Section 8.7 Release of Property Taken by Eminent Domain, etc.

Should any of the Mortgaged Property, or any interest therein, be taken by exercise of the power of eminent domain or be sold to an entity possessing the power of eminent domain under a threat to exercise the same, and should the Company elect not to obtain the release of such property pursuant to other provisions of this Article, the Trustee shall, upon request of the Company evidenced by a Company Order transmitting therewith a form of instrument to effect such release, release from the lien hereof all its right, title and interest in and to the property so taken or sold (or with respect to an interest in property, subordinate the lien hereof to such interest), upon receiving (a) an Opinion of Counsel to the effect that such property has been taken by exercise of the power of eminent domain or has been sold to an entity possessing the power of eminent domain under threat of an exercise of such power, (b) an Officer’s Certificate stating the amount of net proceeds received or to be received for such property so taken or sold, and the amount so stated shall be deemed to be the Fair Value of such property for the purpose of any notice to the Holders of Securities, (c) if any portion of such property constitutes Funded Property, an Expert’s Certificate stating the Cost thereof (or, if the Fair Value to the Company of such portion of such property at the time the same became Funded Property was certified to be an amount less than the Cost thereof, then such Fair Value, as so certified, in lieu of Cost) and (d) if any portion of such property constitutes Funded Property, a deposit by the Company of an amount in cash equal to 60% of the Cost or Fair Value stated in the Expert’s Certificate delivered pursuant to clause (c) above; provided, however, that the amount required to be so deposited shall not exceed the portion of the net proceeds received or to be received for such property so taken or sold which is allocable on a pro-rata or other reasonable basis to the portion of such property constituting Funded Property; and provided, further, that no such deposit shall be required to be made hereunder if the proceeds of such taking or sale shall, as indicated in an Officer’s Certificate delivered to the Trustee, have been deposited with the trustee or holder of other permitted liens prior to the lien of this Indenture. Any cash deposited with the Trustee under this Section may thereafter be withdrawn, used or applied in the manner, to the extent and for the purposes, and subject to the conditions, provided in Section 8.6.

Section 8.8 Disclaimer or Quitclaim.

In case the Company has sold, exchanged, dedicated or otherwise disposed of, or has agreed or intends to sell, exchange, dedicate or otherwise dispose of, or a Governmental Authority has ordered the Company to divest itself of, any Excepted Property or any other property not subject to the lien hereof, or the Company desires to disclaim or quitclaim title to property to which the Company does not purport to have title, the Trustee shall, from time to time, disclaim or quitclaim such property upon receipt by the Trustee of the following:

(a)           a Company Order requesting such disclaimer or quitclaim and transmitting therewith a form of instrument to effect such disclaimer or quitclaim;

(b)           an Officer’s Certificate describing the property to be disclaimed or quitclaimed; and

(c)           an Opinion of Counsel stating the signer’s opinion that such property is not subject to the lien hereof or required to be subject thereto by any of the provisions hereof.

Section 8.9 Miscellaneous.

(a)           The Expert’s Certificate as to the Fair Value of property to be released from the lien of this Indenture in accordance with any provision of this Article, and as to the nonimpairment, by reason of such release, of the security under this Indenture in contravention of the provisions hereof, shall be made by an Independent Expert if the Fair Value of such property and of all other property released since the commencement of the then current calendar year, as set forth in the certificates required by this Indenture, is 10% or more of the aggregate principal amount of the Securities at the time Outstanding; but such Expert’s Certificate shall not be required to be made by an Independent Expert in the case of any release of property if the Fair Value thereof, as set forth in the certificates required by this Indenture, is less than Twenty-Five Thousand Dollars ($25,000) or less than 1% of the aggregate principal amount of the Securities at the time Outstanding. To the extent that the Fair Value of any property to be released from the lien of this Indenture shall be stated in an Independent Expert’s Certificate, such Fair Value shall not be required to be stated in any other Expert’s Certificate delivered in connection with such release.

(b)           No release of property from the lien of this Indenture effected in accordance with the provisions, and in compliance with the conditions, set forth in this Article and in Sections 1.4, 1.5 and 1.6 shall be deemed to impair the security of this Indenture in contravention of any provision hereof.

(c)           If the Mortgaged Property shall be in the possession of a receiver or trustee, lawfully appointed, the powers hereinbefore conferred upon the Company with respect to the release of any part of the Mortgaged Property or any interest therein or the withdrawal of cash may be exercised, with the approval of the Trustee, by such receiver or trustee, notwithstanding that an Event of Default may have occurred and be continuing, and any request, certificate, appointment or approval made or signed by such receiver or trustee for such purposes shall be as effective as if made by the Company or any of its officers or appointees in the manner herein provided; and if the Trustee shall be in possession of the Mortgaged Property under any provision of this Indenture, then such powers may be exercised by the Trustee in its discretion notwithstanding that an Event of Default may have occurred and be continuing.

(d)           If the Company shall retain any interest in any property released from the lien of this Indenture as provided in Section 8.3, 8.4 or 8.5, this Indenture shall not become or be, or be required to become or be, a lien upon such property or such interest therein or any improvements, extensions or additions to such property or renewals, replacements or substitutions of or for such property or any part or parts thereof unless the Company shall execute and deliver to the Trustee an indenture supplemental hereto, in recordable form, containing a grant, conveyance, transfer and mortgage thereof. As used in this subsection, the terms “improvements,” “extensions” and “additions” shall be limited as set forth in Section 13.1.

(e)           Notwithstanding the occurrence and continuance of an Event of Default, the Trustee, in its discretion, may release from the lien hereof any part of the Mortgaged Property or permit the withdrawal of cash, upon compliance with the other conditions specified in this Article in respect thereof.

(f)           No purchaser or grantee of property purporting to have been released hereunder shall be bound to ascertain the authority of the Trustee to execute the release, or to inquire as to any facts required by the provisions hereof for the exercise of such authority; nor shall any purchaser or grantee of any property or rights permitted by this Article to be sold, granted, exchanged, dedicated or otherwise disposed of, be under obligation to ascertain or inquire into the authority of the Company to make any such sale, grant, exchange, dedication or other disposition.

ARTICLE 9
SATISFACTION AND DISCHARGE

Section 9.1 Satisfaction and Discharge of Securities.

Any Security or Securities, or any portion of the principal amount thereof, shall be deemed to have been paid for all purposes of this Indenture, and the entire indebtedness of the Company in respect thereof shall be satisfied and discharged, if there shall have been irrevocably deposited with the Trustee or any Paying Agent (other than the Company), in trust:

(a)           money (including Funded Cash not otherwise applied pursuant to Section 8.6) in an amount which shall be sufficient, or

(b)           in the case of a deposit made prior to the Maturity of such Securities or portions thereof, Eligible Obligations, which shall not contain provisions permitting the redemption or other prepayment thereof at the option of the issuer thereof, the principal of and the interest on which when due, without any regard to reinvestment thereof, will provide moneys which, together with the money, if any, deposited with or held by the Trustee or such Paying Agent, shall be sufficient, or

(c)           a combination of (a) and (b) which shall be sufficient,

to pay when due the principal of and premium, if any, and interest, if any, due and to become due on such Securities or portions thereof; provided, however, that in the case of the provision for payment or redemption of less than all the Securities of any series or Tranche, such Securities or portions thereof shall have been selected by the Security Registrar as provided herein and, in the case of a redemption, the notice requisite to the validity of such redemption shall have been given or irrevocable authority shall have been given by the Company to the Trustee to give such notice, under arrangements reasonably satisfactory to the Trustee; and provided, further, that the Company shall have delivered to the Trustee and such Paying Agent:

(x)           if such deposit shall have been made prior to the Maturity of such Securities, a Company Order stating that the money and Eligible Obligations deposited in accordance with this Section shall be held in trust, as provided in Section 9.3;

(y)           if Eligible Obligations shall have been deposited, an Opinion of Counsel to the effect that such obligations constitute Eligible Obligations and do not contain provisions permitting the redemption or other prepayment thereof at the option of the issuer thereof, and an opinion of an Independent public Accountant of nationally recognized standing, selected by the Company, to the effect that the other requirements set forth in clause (b) above have been satisfied; and

(z)           if such deposit shall have been made prior to the Maturity of such Securities, an Officer’s Certificate stating the Company’s intention that, upon delivery of such Officer’s Certificate, its indebtedness in respect of such Securities or portions thereof will have been satisfied and discharged as contemplated in this Section.

Upon the deposit of money or Eligible Obligations, or both, in accordance with this Section, together with the documents required by clauses (x), (y) and (z) above, as applicable, the Trustee shall, upon Company Request, acknowledge in writing that such Securities or portions thereof are deemed to have been paid for all purposes of this Indenture and that the entire indebtedness of the Company in respect thereof has been satisfied and discharged as contemplated in this Section. In the event that all of the conditions set forth in the preceding paragraph shall have been satisfied in respect of any Securities or portions thereof except that, for any reason, the Officer’s Certificate specified in clause (z) (if otherwise required) shall not have been delivered, such Securities or portions thereof shall nevertheless be deemed to have been paid for all purposes of this Indenture, and the Holders of such Securities or portions thereof shall nevertheless be no longer entitled to the benefit of the lien of this Indenture or of any of the covenants of the Company under Article 6 (except the covenants contained in Sections 6.2 and 6.3) or any other covenants made in respect of such Securities or portions thereof as contemplated by Section 3.1, but the indebtedness of the Company in respect of such Securities or portions thereof shall not be deemed to have been satisfied and discharged prior to Maturity for any other purpose; and, upon Company Request, the Trustee shall acknowledge in writing that such Securities or portions thereof are deemed to have been paid for all purposes of this Indenture.

If payment at Stated Maturity of less than all of the Securities of any series, or any Tranche thereof, is to be provided for in the manner and with the effect provided in this Section, the Security Registrar shall select such Securities, or portions of principal amount thereof, in the manner specified by Section 5.3 for selection for redemption of less than all the Securities of a series or Tranche.

In the event that Securities which shall be deemed to have been paid for purposes of this Indenture, and, if such is the case, in respect of which the Company’s indebtedness shall have been satisfied and discharged, all as provided in this Section, do not mature and are not to be redeemed within the sixty (60)-day period commencing with the date of the deposit of moneys or Eligible Obligations, as aforesaid, the Company shall, as promptly as practicable, give a notice, in the same manner as a notice of redemption with respect to such Securities, to the Holders of such Securities to the effect that such deposit has been made and the effect thereof.

Notwithstanding that any Securities shall be deemed to have been paid for purposes of this Indenture, as aforesaid, the obligations of the Company and the Trustee in respect of such Securities under Sections 3.4, 3.5, 3.6, 5.4, 6.2, 6.3, 11.7 and 11.15 and this Article shall survive.

The Company shall pay, and shall indemnify the Trustee or any Paying Agent with which Eligible Obligations shall have been deposited as provided in this Section against, any tax, fee or other charge imposed on or assessed against such Eligible Obligations or the principal or interest received in respect of such Eligible Obligations, including, but not limited to, any such tax payable by any entity deemed, for tax purposes, to have been created as a result of such deposit.

Anything herein to the contrary notwithstanding, (a) if, at any time after a Security would be deemed to have been paid for purposes of this Indenture, and, if such is the case, the Company’s indebtedness in respect thereof would be deemed to have been satisfied and discharged, pursuant to this Section (without regard to the provisions of this paragraph), the Trustee or any Paying Agent, as the case may be, shall be required to return the money or Eligible Obligations, or combination thereof, deposited with it as aforesaid to the Company or its representative under any applicable Federal or State bankruptcy, insolvency or other similar law, such Security shall thereupon be deemed retroactively not to have been paid and any satisfaction and discharge of the Company’s indebtedness in respect thereof shall retroactively be deemed not to have been effected, and such Security shall be deemed to remain Outstanding and (b) any satisfaction and discharge of the Company’s indebtedness in respect of any Security shall be subject to the provisions of the last paragraph of Section 6.3.

Section 9.2 Satisfaction and Discharge of Indenture.

This Indenture shall upon Company Request cease to be of further effect (except as hereinafter expressly provided), and the Trustee, on demand of and at the expense of the Company, shall execute such proper instruments as the Company shall reasonably request to evidence and acknowledge the satisfaction and discharge of this Indenture, when:

(a)           no Securities remain Outstanding hereunder; and

(b)           the Company has paid or caused to be paid all other sums payable hereunder by the Company;

provided, however, that if, in accordance with the last paragraph of Section 9.1, any Security, previously deemed to have been paid for purposes of this Indenture, shall be deemed retroactively not to have been so paid, this Indenture shall thereupon be deemed retroactively not to have been satisfied and discharged, as aforesaid, and to remain in full force and effect, and the Company shall execute and deliver such instruments as the Trustee shall reasonably request to evidence and acknowledge the same.

Notwithstanding the satisfaction and discharge of this Indenture as aforesaid, the obligations of the Company and the Trustee under Sections 3.4, 3.5, 3.6, 5.4, 6.2, 6.3, 11.7 and 11.15 and this Article shall survive.

Upon satisfaction and discharge of this Indenture as provided in this Section, the Trustee shall release, quit claim and otherwise turn over to the Company the Mortgaged Property (other than money and Eligible Obligations held by the Trustee pursuant to Section 9.3) and shall execute and deliver to the Company such deeds and other instruments as, in the judgment of the Company, shall be necessary, desirable or appropriate to effect or evidence such release and quitclaim and the satisfaction and discharge of this Indenture.

Section 9.3 Application of Trust Money.

Neither the Eligible Obligations nor the money deposited pursuant to Section 9.1, nor the principal or interest payments on any such Eligible Obligations, shall be withdrawn or used for any purpose other than, and shall be held in trust for, the payment of the principal of and premium, if any, and interest, if any, on the Securities or portions of principal amount thereof in respect of which such deposit was made, all subject, however, to the provisions of Section 6.3; provided, however, that any cash received from such principal or interest payments on such Eligible Obligations, if not then needed for such purpose, shall, to the extent practicable and upon Company Request be invested in Eligible Obligations of the type described in clause (b) in the first paragraph of Section 9.1 maturing at such times and in such amounts as shall be sufficient, together with any other moneys and the proceeds of any other Eligible Obligations then held by the Trustee, to pay when due the principal of and premium, if any, and interest, if any, due and to become due on such Securities or portions thereof on and prior to the Maturity thereof, and interest earned from such reinvestment shall be paid over to the Company as received, free and clear of the lien of this Indenture, except the lien provided by Section 11.7; and provided, further, that any moneys held in accordance with this Section on the Maturity of all such Securities in excess of the amount required to pay the principal of and premium, if any, and interest, if any, then due on such Securities shall be paid over to the Company free and clear of the lien of this Indenture, except the lien provided by Section 11.7; and provided, further, that if an Event of Default shall have occurred and be continuing, moneys to be paid over to the Company pursuant to this Section shall be held as part of the Mortgaged Property until such Event of Default shall have been waived or cured.

ARTICLE 10
EVENTS OF DEFAULT; REMEDIES

Section 10.1 Events of Default.

“Event of Default,” wherever used herein with respect to the Securities or any series or Tranche, means any of the following events which shall have occurred and be continuing:

(a)           failure to pay interest, if any, on any Security or any series or Tranche, if applicable, within sixty (60) days after the same becomes due and payable; or

(b)           failure to pay the principal of or premium, if any, on any Security or any series or Tranche, if applicable, on or before its Maturity; or

(c)           failure to perform or breach of any covenant or warranty of the Company in this Indenture (other than a covenant or warranty a default in the performance of which or breach of which is elsewhere in this Section specifically dealt with) for a period of sixty (60) days after there has been given, by registered or certified mail, to the Company by the Trustee, or to the Company and the Trustee by the Holders of at least 10% in principal amount of the Securities then Outstanding, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder, unless the Trustee, or the Trustee and the Holders of a principal amount of Securities not less than the principal amount of Securities the Holders of which gave such notice, as the case may be, shall agree in writing to an extension of such period prior to its expiration; provided, however, that the Trustee, or the Trustee and the Holders of such principal amount of Securities, as the case may be, shall be deemed to have agreed to an extension of such period if corrective action is initiated by the Company within such period and is being diligently pursued; or

(d)           the entry by a court having jurisdiction in the premises of (i) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (ii) a decree or order adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition by one or more Persons other than the Company seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable Federal or State law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official for the Company or for any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order for relief or any such other decree or order shall have remained unstayed and in effect for a period of ninety (90) consecutive days; or

(e)           the commencement by the Company of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company in a case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of such action.

Notwithstanding the foregoing provisions of this Section 10.1, if the principal or premium, if any, or interest, if any, on any Securities is payable in a currency other than the currency of the United States and such currency is not available to the Company for making payment thereof due to the imposition of exchange controls or other circumstances beyond the control of the Company, the Company will be entitled to satisfy its obligations to Holders by making such payment in the currency of the United States in an amount equal to the currency of the United States equivalent of the amount payable in such other currency, as determined by the Company by reference to the noon buying rate in New York City for cable transfers for such currency (“Exchange Rate”), as such Exchange Rate is reported or otherwise made available by the Federal Reserve Bank of New York on the date of such payment, or, if such rate is not then available, on the basis of the most recently available Exchange Rate. Notwithstanding the foregoing provisions of this Section 10.1, any payment made under such circumstances in the currency of the United States where the required payment is in a currency other than the currency of the United States will not constitute an Event of Default under this Indenture.

Section 10.2 Acceleration of Maturity; Rescission and Annulment.

If an Event of Default shall have occurred and be continuing, then in every such case the Trustee or the Holders of not less than 25% in principal amount of the Securities then Outstanding may declare the principal amount (or, if any of the Securities are Discount Securities, such portion of the principal amount of such Securities as may be specified in the terms thereof as contemplated by Section 3.1) of all Securities then Outstanding to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon such declaration such principal amount (or specified amount), together with premium, if any, and accrued interest, if any, thereon, shall become immediately due and payable.

At any time after such a declaration of acceleration of the maturity of the Securities then Outstanding shall have been made, but before any sale of any of the Mortgaged Property has been made and before a judgment or decree for payment of the money due shall have been obtained by the Trustee as provided in this Article, the Event or Events of Default giving rise to such declaration of acceleration shall, without further act, be deemed to have been cured, and such declaration and its consequences shall, without further act, be deemed to have been rescinded and annulled, if

(a)           the Company shall have paid or deposited with the Trustee a sum sufficient to pay:

(i)           all overdue interest, if any, on all Securities then Outstanding;

(ii)           the principal of and premium, if any, on any Securities then Outstanding which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in such Securities; and (iii)

(iii)          all amounts due to the Trustee under Section 11.7;

and

(b)           any other Event or Events of Default, other than the non-payment of the principal of Securities which shall have become due solely by such declaration of acceleration, shall have been cured or waived as provided in Section 10.17.

No such rescission shall affect any subsequent Event of Default or impair any right consequent thereon.

Section 10.3 Entry upon Mortgaged Property.

If an Event of Default shall have occurred and be continuing, the Company, upon demand of the Trustee and if and to the extent permitted by law, shall forthwith surrender to the Trustee the actual possession of, and the Trustee, by such officers or agents as it may (but in no event shall be required to) appoint, may enter upon and take possession of, the Mortgaged Property; and the Trustee may (but in no event shall be required to) hold, operate and manage the Mortgaged Property and make all needful repairs and such renewals, replacements, betterments and improvements as to the Trustee shall seem prudent; and the Trustee may receive the rents, issues, profits, revenues and other income of the Mortgaged Property, to the extent, if any, that the same shall not then constitute Excepted Property; and, after deducting the reasonable costs and expenses of entering, taking possession, holding, operating and managing the Mortgaged Property, as well as payments for insurance and taxes and other proper charges upon the Mortgaged Property prior to the lien of this Indenture and reasonable compensation to itself, its agents and counsel, the Trustee may apply the same as provided in Section 10.7. Whenever all that is then due in respect of the principal of and premium, if any, and interest, if any, on the Securities and under any of the terms of this Indenture shall have been paid and all defaults hereunder shall have been cured or shall have been waived as provided in Section 10.17, the Trustee shall surrender possession of the Mortgaged Property to the Company.

Section 10.4 Power of Sale; Suits for Enforcement.

If an Event of Default shall have occurred and be continuing, the Trustee, by such officers or agents as it shall appoint, with or without entry, in its discretion may, subject to the provisions of Section 10.16 and if and to the extent permitted by law:

(a)           sell, subject to any mandatory requirements of applicable law, the Mortgaged Property as an entirety, or in such parcels as the Holders of 66-2/3% in principal amount of the Securities then Outstanding shall in writing request, or in the absence of such request, as the Trustee may determine, to the highest bidder at public auction at such place and at such time (which sale may be adjourned by the Trustee from time to time in its discretion by announcement at the time and place fixed for such sale, without further notice) and upon such terms as the Trustee may fix and briefly specify in a notice of sale to be published once in each week for four successive weeks prior to such sale in an Authorized Publication in each Place of Payment for the Securities of each series; or

(b)           proceed to protect and enforce its rights and the rights of the Holders of Securities under this Indenture by sale pursuant to judicial proceedings or by a suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Indenture or in aid of the execution of any power granted in this Indenture or for the foreclosure of this Indenture or for the enforcement of any other legal, equitable or other remedy, as the Trustee, being advised by counsel, shall deem most effectual to protect and enforce any of the rights of the Trustee or the Holders of Securities.

Section 10.5 Incidents of Sale.

Upon any sale of any of the Mortgaged Property, whether made under the power of sale hereby given or pursuant to judicial proceedings, to the extent permitted by law:

(a)           the principal amount (or, if any of the Securities are Discount Securities, such portion of the principal amount of such Securities as may be specified in the terms thereof as contemplated by Section 3.1) of all Outstanding Securities, if not previously due, shall at once become and be immediately due and payable, together with premium, if any, and accrued interest, if any, thereon;

(b)           any Holder or Holders of Securities or the Trustee may bid for and purchase the property offered for sale, and upon compliance with the terms of sale may hold, retain and possess and dispose of such property, without further accountability, and may, in paying the purchase money therefor, deliver any Outstanding Securities or claims for interest thereon in lieu of cash to the amount which shall, upon distribution of the net proceeds of such sale, be payable thereon, and such Securities, in case the amounts so payable thereon shall be less than the amount due thereon, shall be returned to the Holders thereof after being appropriately stamped to show partial payment;

(c)           the Trustee may make and deliver to the purchaser or purchasers a good and sufficient deed, bill of sale and instrument of assignment and transfer of the property sold;

(d)           the Trustee is hereby irrevocably appointed the true and lawful attorney of the Company, in its name and stead, to make all necessary deeds, bills of sale and instruments of assignment and transfer of the property so sold; and for that purpose it may execute all necessary deeds, bills of sale and instruments of assignment and transfer, and may substitute one or more persons, firms or corporations with like power, the Company hereby ratifying and confirming all that its said attorney or such substitute or substitutes shall lawfully do by virtue hereof; but, if so requested by the Trustee or by any purchaser, the Company shall ratify and confirm any such sale or transfer by executing and delivering to the Trustee or to such purchaser or purchasers all proper deeds, bills of sale, instruments of assignment and transfer and releases as may be designated in any such request;

(e)           all right, title, interest, claim and demand whatsoever, either at law or in equity or otherwise, of the Company of, in and to the property so sold shall be divested and such sale shall be a perpetual bar both at law and in equity against the Company, its successors and assigns, and against any and all persons claiming or who may claim the property sold or any part thereof from, through or under the Company; and

(f)           the receipt of the Trustee or of the officer making such sale shall be a sufficient discharge to the purchaser or purchasers at such sale for his or their purchase money and such purchaser or purchasers and his or their assigns or personal representatives shall not, after paying such purchase money and receiving such receipt, be obliged to see to the application of such purchase money, or be in anywise answerable for any loss, misapplication or non-application thereof.

Section 10.6 Collection of Indebtedness and Suits for Enforcement by Trustee.

If an Event of Default described in clause (a) or (b) of Section 10.1 shall have occurred and be continuing, the Company shall, upon demand of the Trustee, pay to it, for the benefit of the Holders of the Securities with respect to which such Event of Default shall have occurred, the whole amount then due and payable on such Securities for principal and premium, if any, and interest, if any, and, in addition thereto, such further amount as shall be sufficient to cover any amounts due to the Trustee under Section 11.7.

If the Company shall fail to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon such Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon such Securities, wherever situated.

The Trustee shall, to the extent permitted by law, be entitled to sue and recover judgment as aforesaid either before, during or after the pendency of any proceedings for the enforcement of the lien of this Indenture, and in case of a sale of the Mortgaged Property or any part thereof and the application of the proceeds of sale as aforesaid, the Trustee, in its own name and as trustee of an express trust, shall be entitled to enforce payment of, and to receive, all amounts then remaining due and unpaid upon the Securities then Outstanding for principal, premium, if any, and interest, if any, for the benefit of the Holders thereof, and shall be entitled to recover judgment for any portion of the same remaining unpaid, with interest as aforesaid. No recovery of any such judgment by the Trustee and no levy of any execution upon any such judgment upon any of the Mortgaged Property or any other property of the Company shall affect or impair the lien of this Indenture upon the Mortgaged Property or any part thereof or any rights, powers or remedies of the Trustee hereunder, or any rights, powers or remedies of the Holders of the Securities.

Section 10.7 Application of Money Collected.

Any money collected by the Trustee pursuant to this Article, including any rents, issues, profits, revenues and other income collected pursuant to Section 10.3 (after the deductions therein provided) and any proceeds of any sale (after deducting the costs and expenses of such sale, including a reasonable compensation to the Trustee, its agents and counsel, and any taxes, assessments or liens prior to the lien of this Indenture, except any thereof subject to which such sale shall have been made), whether made under any power of sale herein granted or pursuant to judicial proceedings, and any money collected by the Trustee under Section 8.6, together with, in the case of an entry or sale or as otherwise provided herein, any other sums then held by the Trustee as part of the Mortgaged Property, shall be applied in the following order, to the extent permitted by law, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or premium, if any, or interest, if any, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

First: To the payment of all amounts due the Trustee under Section 11.7;

Second: To the payment of the whole amount then due and unpaid upon the Outstanding Securities for principal and premium, if any, and interest, if any, in respect of which or for the benefit of which such money has been collected; and in case such proceeds shall be insufficient to pay in full the whole amount so due and unpaid upon such Securities, then to the payment of such principal and interest, if any, thereon without any preference or priority, ratably according to the aggregate amount so due and unpaid, with any balance then remaining to the payment of premium, if any, and, if so specified as contemplated by Section 3.1 with respect to the Securities of any series, or any Tranche thereof, interest, if any, on overdue premium, if any, and overdue interest, if any, ratably as aforesaid, all to the extent permitted by applicable law; provided, however, that any money collected by the Trustee pursuant to Section 8.6 in respect of interest or pursuant to Section 10.3 shall first be applied to the payment of interest accrued on the principal of Outstanding Securities; and

Third: To the payment of the remainder, if any, to the Company or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

Section 10.8 Receiver.

If an Event of Default shall have occurred and, during the continuance thereof, the Trustee shall have commenced judicial proceedings to enforce any right under this Indenture, the Trustee shall, to the extent permitted by law, be entitled, as against the Company, without notice or demand and without regard to the adequacy of the security for the Securities or the solvency of the Company, to the appointment of a receiver of the Mortgaged Property.

Section 10.9 Trustee May File Proofs of Claim.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

(a)           to file and prove a claim for the whole amount of principal, premium, if any, and interest, if any, owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for amounts due to the Trustee under Section 11.7) and of the Holders allowed in such judicial proceeding, and

(b)           to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amounts due it under Section 11.7.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 10.10 Trustee May Enforce Claims without Possession of Securities.

All rights of action and claims under this Indenture or on the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders in respect of which such judgment has been recovered.

Section 10.11 Limitation on Suits.

No Holder shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(a)           such Holder shall have previously given written notice to the Trustee of a continuing Event of Default;

(b)           the Holders of not less than 25% in aggregate principal amount of the Securities then Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(c)           such Holder or Holders shall have offered to the Trustee indemnity satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request;

(d)           the Trustee for sixty (60) days after its receipt of such notice, request and offer of indemnity shall have failed to institute any such proceeding; and

(e)           no direction inconsistent with such written request shall have been given to the Trustee during such sixty (60)-day period by the Holders of a majority in aggregate principal amount of the Securities then Outstanding;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the lien of this Indenture or the rights of any other of such Holders or to obtain or to seek to obtain priority or preference over any other of such Holders (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not any such actions or forbearances are unduly prejudicial to such Holders) or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all of such Holders.

Section 10.12 Unconditional Right of Holders to Receive Principal, Premium and Interest.

Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of and premium, if any, and (subject to Section 3.7) interest, if any, on such Security on the Stated Maturity or Maturities expressed in such Security (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

Section 10.13 Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and such Holder shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and such Holder shall continue as though no such proceeding had been instituted.

Section 10.14 Rights and Remedies Cumulative.

Except as otherwise provided in the last paragraph of Section 3.6, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Anything in this Article to the contrary notwithstanding, the availability of the remedies set forth herein (on an individual or cumulative basis) and the procedures set forth herein relating to the exercise thereof shall be subject to (a) the law (including, for purposes of this paragraph, general principles of equity) of any jurisdiction wherein the Mortgaged Property or any part thereof is located to the extent that such law is mandatorily applicable and (b) the rights of the holder of any lien prior to the lien of this Indenture, and, if and to the extent that any provision of this Article conflicts with any provision of such applicable law and/or with the rights of the holder of any such prior lien, such provision of law and/or the rights of such holder shall control.

Section 10.15 Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 10.16 Control by Holders of Securities.

If an Event of Default shall have occurred and be continuing, the Holders of not less than a majority in principal amount of the Securities then Outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee; provided, however, that

(a)           such direction shall not be in conflict with any rule of law or with this Indenture, and could not involve the Trustee in personal liability in circumstances where indemnity would not, in the Trustee’s sole discretion, be adequate, and

(b)           the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

Section 10.17 Waiver of Past Defaults.

Before any sale of any of the Mortgaged Property and before a judgment or decree for payment of the money due shall have been obtained by the Trustee as in this Article provided, the Holders of not less than 66-2/3% in principal amount of the Securities then Outstanding may on behalf of the Holders of all the Securities then Outstanding waive any past default hereunder and its consequences, except a default:

(a)           in the payment of the principal of or premium, if any, or interest, if any, on any Security Outstanding, or

(b)           in respect of a covenant or provision hereof which under Section 14.2 cannot be modified or amended without the consent of the Holder of each Outstanding Security of any series or Tranche affected.

Upon any such waiver, such default shall cease to exist, and any and all Events of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

Section 10.18 Undertaking for Costs.

The Company and the Trustee agree, and each Holder of Securities by its acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in aggregate principal amount of the Securities then Outstanding, or to any suit instituted by any Holder for the enforcement of the payment of the principal of or premium, if any, or interest, if any, on any Security on or after the Stated Maturity or Maturities expressed in such Security (or, in the case of redemption, on or after the Redemption Date).

Section 10.19 Waiver of Appraisement and Other Laws.

To the full extent that it may lawfully so agree, the Company shall not at any time set up, claim or otherwise seek to take the benefit or advantage of any appraisement, valuation, stay, extension or redemption law, now or hereafter in effect, in order to prevent or hinder the enforcement of this Indenture or the absolute sale of the Mortgaged Property, or any part thereof, or the possession thereof, or any part thereof, by any purchaser at any sale under this Article; and the Company, for itself and all who may claim under it, so far as it or they now or hereafter may lawfully do so, hereby waives the benefit of all such laws. The Company, for itself and all who may claim under it, waives, to the extent that it may lawfully do so, all right to have the Mortgaged Property marshalled upon any foreclosure of the lien hereof, and agrees that any court having jurisdiction to foreclose the lien of this Indenture may order the sale of the Mortgaged Property as an entirety.

ARTICLE 11
THE TRUSTEE

Section 11.1 Certain Duties and Responsibilities.

(a)           Except during the continuance of an Event of Default,

(i)            the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)           in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(b)           In case an Event of Default shall have occurred and be continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(c)           No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i)            this subsection shall not be construed to limit the effect of subsection (a) of this Section;

(ii)           the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(iii)          the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Securities, as provided herein, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; and

(iv)          no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(d)           Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

(e)           The Trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee in the Trust Indenture Act.

Section 11.2 Notice of Defaults.

The Trustee shall give the Holders notice of any default hereunder in the manner and to the extent required to do so by the Trust Indenture Act, unless such default shall have been cured or waived; provided, however, that in the case of any default of the character specified in Section 10.1(c), no such notice to Holders shall be given until at least ninety (90) days after the occurrence thereof. For the purpose of this Section, the term “default” means any event which is, or after notice or lapse of time, or both, would become, an Event of Default.

Section 11.3 Certain Rights of Trustee.

Subject to the provisions of Section 11.1 and to the applicable provisions of the Trust Indenture Act:

(a)           the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b)           any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order, or as otherwise expressly provided herein, and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

(c)           whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence is specifically prescribed herein) may, in the absence of bad faith on its part, conclusively rely upon an Officer’s Certificate;

(d)           the Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(e)           the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any Holder pursuant to this Indenture, unless such Holder shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(f)            the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall (subject to applicable legal requirements) be entitled to examine, during normal business hours, the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company for any such reasonable expenses incurred and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

(g)           the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(h)           the Trustee shall not be charged with knowledge of any default or Event of Default, as the case may be, unless a Responsible Officer of the Trustee shall have received written notice of such default or Event of Default, as the case may be, at the Corporate Trust Office of the Trustee from the Company or from any Holder of such Securities;

(i)            the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder;

(j)            the Trustee shall not be liable for any action taken, suffered or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(k)           the Trustee shall not be personally liable, in case of entry by it upon the Mortgaged Property, for debts contracted or liabilities or damages reasonably incurred in the management or operation of the Mortgaged Property;

(l)            in no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action; and

(m)           the Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

Section 11.4 Not Responsible for Recitals or Issuance of Securities or Application of Proceeds.

The recitals contained herein and in the Securities (except the Trustee’s certificate of authentication on the Securities) shall be taken as the statements of the Company, and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representations as to the value or condition of the Mortgaged Property or any part thereof, or as to the title of the Company thereto or as to the security afforded thereby or hereby, or as to the validity or genuineness of any securities at any time pledged and deposited with the Trustee hereunder, or as to the validity or sufficiency of this Indenture or of the Securities. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Company of the Securities or the proceeds thereof or of any money paid to the Company or upon Company Order under any provision hereof.

Section 11.5 May Hold Securities.

Each of the Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other agent of the Company or the Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 11.8 and 11.13, may otherwise deal with the Company with the same rights it would have if it were not such Trustee, Authenticating Agent, Paying Agent, Security Registrar or other agent.

Section 11.6 Money Held in Trust.

Money held by the Trustee in trust hereunder need not be segregated from other funds, except to the extent required by law. The Trustee shall be under no liability for interest on or investment of any money received by it hereunder except as expressly provided herein or otherwise agreed with, and for the sole benefit of, the Company.

Section 11.7 Compensation and Reimbursement.

The Company shall:

(a)           pay to the Trustee from time to time such compensation for all services rendered by it hereunder in such amounts as the Company and Trustee shall agree to in writing from time to time (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(b)           except as otherwise expressly provided herein, reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except to the extent that any such expense, disbursement or advance may be attributable to its negligence, willful misconduct or bad faith; and

(c)           indemnify each of the Trustee or any predecessor Trustee and their respective agents for, and hold them harmless from and against any and all loss, liability, claim or expense , including taxes (other than taxes based upon, measured by or determined by the income of the such indemnified Person), reasonably incurred without negligence, willful misconduct or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder or the exercise or performance of its duties hereunder, including the costs and expenses of defending itself against any claim (whether asserted by the Company, or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, or in connection with enforcing the provisions of this Section.

As security for the performance of the obligations of the Company under this Section, the Trustee shall have a lien (the “Trustee’s Lien”) secured by this Indenture prior to the Securities upon the Mortgaged Property and upon all other property and funds held or collected by the Trustee as such, other than property and funds held in trust under Section 9.3 (except moneys payable to the Company as provided in Section 9.3). “Trustee” for purposes of this Section shall include any predecessor Trustee; provided, however, that the negligence, willful misconduct or bad faith of any Trustee hereunder shall not affect the rights of any other Trustee hereunder.

In addition and without prejudice to the rights provided to the Trustee under any of the provisions of this Indenture, when the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 10.1(e), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable Federal or State bankruptcy, insolvency or other similar law.

The provisions of this Section 11.7 shall survive the termination of this Indenture and the resignation or removal of the Trustee.

Section 11.8 Disqualification; Conflicting Interests.

If the Trustee shall have or acquire any conflicting interest within the meaning of the Trust Indenture Act, it shall either eliminate such conflicting interest or resign to the extent, in the manner and with the effect, and subject to the conditions, provided in the Trust Indenture Act and this Indenture. For purposes of Section 310(b)(1) of the Trust Indenture Act and to the extent permitted thereby, the Trustee, in its capacity as trustee in respect of the Securities of any series, shall not be deemed to have a conflicting interest arising from its capacity as trustee in respect of the Securities of any other series.

Section 11.9 Corporate Trustee Required; Eligibility.

There shall at all times be a Trustee hereunder which shall be

(A)          a corporation, trust company or banking association organized and doing business under the laws of the United States, any State or Territory thereof or the District of Columbia, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least Fifty Million Dollars ($50,000,000) and subject to supervision or examination by Federal or State authority, or

(B)           if and to the extent permitted by the Commission by rule, regulation or order upon application, a corporation or other Person organized and doing business under the laws of a foreign government, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least Fifty Million Dollars ($50,000,000) or the Dollar equivalent of the applicable foreign currency and subject to supervision or examination by authority of such foreign government or a political subdivision thereof substantially equivalent to supervision or examination applicable to United States institutional trustees, and, in either case, qualified and eligible under this Article and the Trust Indenture Act. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of such supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 11.10 Resignation and Removal; Appointment of Successor.

(a)           No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 11.11.

(b)           The Trustee may resign at any time by giving thirty (30) days’ written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 11.11 shall not have been delivered to the Trustee within thirty (30) days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(c)           The Trustee may be removed at any time by Act of the Holders of a majority in principal amount of the Securities then Outstanding thirty (30) days after the delivery thereof to the Trustee and to the Company.

(d)           If at any time:

(i)            the Trustee shall fail to comply with Section 11.8 after written request therefor by the Company or by any Holder who has been a bona fide Holder for at least six months, or

(ii)           the Trustee shall cease to be eligible under Section 11.9 and shall fail to resign after written request therefor by the Company or by any such Holder, or

(iii)          the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (x) the Company by a Board Resolution may remove the Trustee or (y) subject to Section 10.18, any Holder who has been a bona fide Holder for at least six (6) months may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee or Trustees.

(e)           If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause (other than as contemplated in clause (y) in subsection (d) of this Section), the Company, by a Board Resolution, shall take prompt steps to appoint a successor Trustee or Trustees and shall comply with the applicable requirements of Section 11.11. If, within one (1) year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Securities then Outstanding delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 11.11, become the successor Trustee and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner required by Section 11.11, any Holder who has been a bona fide Holder of a Security for at least six (6) months may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

(f)           So long as no event which is, or after notice or lapse of time, or both, would become, an Event of Default shall have occurred and be continuing, if the Company shall have delivered to the Trustee (i) a Board Resolution appointing a successor Trustee, effective as of a date specified therein, and (ii) an instrument of acceptance of such appointment, effective as of such date, by such successor Trustee in accordance with Section 11.11, the Trustee shall be deemed to have resigned as contemplated in subsection (b) of this Section, the successor Trustee shall be deemed to have been appointed pursuant to subsection (e) of this Section and such appointment shall be deemed to have been accepted as contemplated in Section 11.11, all as of such date, and all other provisions of this Section and Section 11.11 shall be applicable to such resignation, appointment and acceptance except to the extent inconsistent with this subsection (f).

(g)           The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee by mailing written notice of such event by first-class mail, postage prepaid, to all Holders as their names and addresses appear in the Security Register. Each notice shall include the name of the successor Trustee and the address of its corporate trust office.

Section 11.11 Acceptance of Appointment by Successor.

(a)           In case of the appointment hereunder of a successor Trustee, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of all sums owed to it, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder, subject nevertheless to its lien provided for in Section 11.7.

(b)           Upon request of any such successor Trustee, the Company shall execute any instruments which fully vest in and confirm to such successor Trustee all rights, powers and trusts referred to in subsection (a) of this Section.

(c)           No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

Section 11.12 Merger, Conversion, Consolidation or Succession to Business.

Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

Section 11.13 Preferential Collection of Claims against Company.

If the Trustee shall be or become a creditor of the Company or any other obligor upon the Securities (other than by reason of a relationship described in Section 311(b) of the Trust Indenture Act), the Trustee shall be subject to any and all applicable provisions of the Trust Indenture Act regarding the collection of claims against the Company or such other obligor. For purposes of Section 3.11(b) of the Trust Indenture Act:

(A)          the term “cash transaction” means any transaction in which full payment for goods or securities sold is made within seven days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand; and

(B)           the term “self-liquidating paper” means any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred by the Company or such obligor for the purpose of financing the purchase, processing, manufacturing, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of, or a lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security, provided the security is received by the Trustee simultaneously with the creation of the creditor relationship with the Company or such obligor arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation.

Section 11.14 Co-trustees and Separate Trustees.

At any time or times, for the purpose of meeting the legal requirements of any jurisdiction in which any of the Mortgaged Property may at the time be located, the Company and the Trustee shall have power to appoint, and, upon the written request of the Trustee or of the Holders of at least 33% in principal amount of the Securities then Outstanding, the Company shall for such purpose join with the Trustee in the execution and delivery of all instruments and agreements necessary or proper to appoint, one or more Persons approved by the Trustee and, if no Event of Default shall have occurred and be continuing, by the Company either to act as co-trustee, jointly with the Trustee, of all or any part of the Mortgaged Property, or to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such Person or Persons, in the capacity aforesaid, any property, title, right or power deemed necessary or desirable, subject to the other provisions of this Section. If the Company does not join in such appointment within fifteen (15) days after the receipt by it of a request so to do, or if an Event of Default shall have occurred and be continuing, the Trustee alone shall have power to make such appointment.

Should any written instrument or instruments from the Company be required by any co-trustee or separate trustee so appointed to more fully confirm to such co-trustee or separate trustee such property, title, right or power, any and all such instruments shall, on request, be executed, acknowledged and delivered by the Company.

Every co-trustee or separate trustee shall, to the extent permitted by law, but to such extent only, be appointed subject to the following conditions:

(A)           the Securities shall be authenticated and delivered, and all rights, powers, duties and obligations hereunder in respect of the custody of securities, cash and other personal property held by, or required to be deposited or pledged with, the Trustee hereunder, shall be exercised solely, by the Trustee;

(B)           the rights, powers, duties and obligations hereby conferred or imposed upon the Trustee in respect of any property covered by such appointment shall be conferred or imposed upon and exercised or performed either by the Trustee or by the Trustee and such co-trustee or separate trustee jointly, as shall be provided in the instrument appointing such co-trustee or separate trustee, except to the extent that under any law of any jurisdiction in which any particular act is to be performed the Trustee shall be incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations (including the holding of title to the Mortgaged Property or any portion thereof in any such jurisdiction) shall be exercised and performed by such co-trustee or separate trustee;

(C)           the Trustee at any time, by an instrument in writing executed by it, with the concurrence of the Company, may accept the resignation of or remove any co-trustee or separate trustee appointed under this Section, and, if an Event of Default shall have occurred and be continuing, the Trustee shall have power to accept the resignation of, or remove, any such co-trustee or separate trustee without the concurrence of the Company. Upon the written request of the Trustee, the Company shall join with the Trustee in the execution and delivery of all instruments and agreements necessary or proper to effectuate such resignation or removal. A successor to any co-trustee or separate trustee so resigned or removed may be appointed in the manner provided in this Section;

(D)           neither the Trustee nor any co-trustee or separate trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

(E)           any Act of Holders delivered to the Trustee shall be deemed to have been delivered to each such co-trustee and separate trustee.

Section 11.15 Appointment of Authenticating Agent.

The Trustee may appoint an Authenticating Agent or Agents with respect to the Securities of one or more series, or any Tranche thereof, which shall be authorized to act on behalf of the Trustee to authenticate Securities of such series or Tranche issued upon original issuance, exchange, registration of transfer or partial redemption thereof or pursuant to Section 3.6, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation, trust company or banking association organized and doing business under the laws of the United States, any State or Territory thereof or the District of Columbia or the Commonwealth of Puerto Rico, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than Fifty Million Dollars ($50,000,000) and subject to supervision or examination by Federal or State authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

Any entity into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any entity succeeding to all or substantially all of the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

The Company agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section.

The provisions of Sections 3.8, 11.4 and 11.5 shall be applicable to each Authenticating Agent.

If an appointment with respect to the Securities of one or more series, or any Tranche thereof, shall be made pursuant to this Section, the Securities of such series or Tranche may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternate certificate of authentication substantially in the following form:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

The Bank of New York Mellon, as Trustee

By______________________
as Authenticating Agent

By______________________
Authorized Officer

If all of the Securities of a series may not be originally issued at one time, and if the Trustee does not have an office capable of authenticating Securities upon original issuance located in a Place of Payment where the Company wishes to have Securities of such series authenticated upon original issuance, the Trustee, if so requested by the Company in writing (which writing need not comply with Section 1.6 and need not be accompanied by an Opinion of Counsel), shall appoint, in accordance with this Section and in accordance with such procedures as shall be reasonably acceptable to the Trustee, an Authenticating Agent having an office in a Place of Payment designated by the Company with respect to such series of Securities.

Section 11.16 Limitation on Duty of Trustee in Respect of Mortgaged Property; Indemnification.

Beyond the exercise of reasonable care in the custody thereof, the Trustee shall have no duty as to any Mortgaged Property in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto, and the Trustee shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Mortgaged Property or for insuring the Mortgaged Property or for the payment of taxes, charges, assessments or liens upon the Mortgaged Property or otherwise as to the maintenance of the Mortgaged Property. The Trustee shall be deemed to have exercised reasonable care in the custody of the Mortgaged Property in its possession if the Mortgaged Property is accorded treatment substantially equal to that which it accords its own property and shall not be liable or responsible for any loss or diminution in the value of any of the Mortgaged Property, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Trustee with due care.

Section 11.17 No Liability for Clean-up of Hazardous Materials.

In the event that the Trustee is required to acquire title to an asset for any reason, or take any managerial action of any kind in regard thereto, in order to carry out any fiduciary or trust obligation for the benefit of another, which in the Trustee’s sole discretion may cause the Trustee to be considered an “owner or operator” under the provisions of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), 42 U.S.C. §9601, et seq., or otherwise cause the Trustee to incur liability under CERCLA or any other federal, state or local environmental law, the Trustee reserves the right, instead of taking such action, to either resign as the Trustee or arrange for the transfer of the title or control of the asset to a court appointed receiver. The Trustee shall not be liable to the Company or any other Person for any environmental claims or contribution actions under any federal, state or local environmental law, rule or regulation by reason of the Trustee’s actions and conduct exercised with reasonable care as authorized, empowered and directed hereunder or relating to the discharge, release or threatened release of hazardous materials into the environment. If at any time after the occurrence of an Event of Default that is continuing, it is necessary or advisable for the Mortgaged Property to be possessed, owned, operated or managed by any Person (including the Trustee) other than the Company, a majority in aggregate principal amount of Holders shall direct the Trustee to appoint an appropriately qualified Person (excluding the Trustee) whom they shall designate to possess, own, operate or manage, as the case may be, the Mortgaged Property.

ARTICLE 12
LISTS OF HOLDERS; REPORTS BY TRUSTEE AND COMPANY

Section 12.1 Lists of Holders.

Semiannually, not later than June 30 and December 31 in each year, commencing June 30, 2017, and at such other times as the Trustee may reasonably request in writing, the Company shall furnish or cause to be furnished to the Trustee information as to the names and addresses of the Holders as of a date no more than fifteen (15) days prior to the date such information is so furnished, and the Trustee shall preserve such information and similar information received by it in any other capacity and afford to the Holders access to information so preserved by it, all to such extent, if any, and in such manner as shall be required by the Trust Indenture Act; provided, however, that no such list need be furnished so long as the Trustee shall be the Security Registrar.

Section 12.2 Preservation of Information; Communications to Holders.

The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 12.1 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar. The Trustee may destroy any list furnished to it as provided in Section 12.1 upon receipt of a new list so furnished.

The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Securities, and the corresponding rights and privileges of the Trustee, shall be as provided in the Trust Indenture Act.

Every Holder, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.

Section 12.3 Reports by Trustee.

The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto.

Reports so required to be transmitted at stated intervals of not more than twelve (12) months shall be transmitted no later than July 1 in each calendar year, commencing with the first July 1 after the first issuance of Securities under this Indenture.

A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which any Securities are listed, if any, with the Commission, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided in the Trust Indenture Act, and with the Company. The Company will promptly notify the Trustee in writing when any Securities are listed on any stock exchange and of any delisting thereof.

Section 12.4 Reports by Company.

During such periods as this Indenture is qualified under the Trust Indenture Act, the Company shall file with the Trustee and the Commission, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided in the Trust Indenture Act. Delivery of such information, documents and other reports to the Trustee is for informational purposes only, and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder.

ARTICLE 13
CONSOLIDATION, MERGER, CONVEYANCE
OR OTHER TRANSFER

Section 13.1 Company May Consolidate, etc., Only on Certain Terms.

The Company shall not consolidate with or merge into any other corporation, or convey or otherwise transfer, or lease, subject to the lien of this Indenture, all of the Mortgaged Property as or substantially as an entirety to any Person, unless:

(a)           the corporation formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or other transfer, or which leases, the Mortgaged Property as or substantially as an entirety shall be a corporation organized and existing under the laws of the United States, any State or the District of Columbia (such corporation being hereinafter sometimes called the “Successor Corporation”) shall execute and deliver to the Trustee an indenture supplemental hereto, in form recordable and reasonably satisfactory to the Trustee, which:

(i)           in the case of a consolidation, merger, conveyance or other transfer, or in the case of a lease if the term thereof extends beyond the last Stated Maturity of the Securities then Outstanding, contains an assumption by the Successor Corporation of the due and punctual payment of the principal of and premium, if any, and interest, if any, on all the Securities then Outstanding and the performance and observance of every covenant and condition of this Indenture to be performed or observed by the Company; and

(ii)           in the case of a consolidation, merger, conveyance or other transfer, contains a grant, conveyance, transfer and mortgage by the Successor Corporation, of the same tenor of the Granting Clauses herein,

(A)           confirming the lien of this Indenture on the Mortgaged Property (as constituted immediately prior to the time such transaction became effective) and subjecting to the lien of this Indenture all property, real, personal and mixed, thereafter acquired by the Successor Corporation which shall constitute an improvement, extension or addition to the Mortgaged Property (as so constituted) or a renewal, replacement or substitution of or for any part thereof, and, at the election of the Successor Corporation,

(B)           subjecting to the lien of this Indenture such property, real, personal or mixed, in addition to the property described in subclause (A) above, then owned or thereafter acquired by the Successor Corporation as the Successor Corporation shall, in its sole discretion, specify or describe therein, and the lien confirmed or created by such grant, conveyance, transfer and mortgage shall have force, effect and standing similar to those which the lien of this Indenture would have had if the Company had not been a party to such consolidation, merger, conveyance or other transfer and had itself, after the time such transaction became effective, purchased, constructed or otherwise acquired the property subject to such grant, conveyance, transfer and mortgage;

(b)           in the case of a lease, such lease shall be made expressly subject to termination by the Company or by the Trustee at any time during the continuance of an Event of Default, and also by the purchaser of the property so leased at any sale thereof hereunder, whether such sale be made under the power of sale hereby conferred or pursuant to judicial proceedings; and

(c)           the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel each of which shall state that such consolidation, merger, conveyance or other transfer or lease, and such supplemental indenture, comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

As used in this Article and in Section 8.9(d), the terms “improvement,” “extension” and “addition” shall be limited to (a) with respect to real property, if any, subject to the lien of this Indenture, any item of personal property which has been so affixed or attached to such real property as to be regarded a part of such real property under applicable law and (b) with respect to personal property subject to the lien of this Indenture, any improvement, extension or addition to such personal property which (i) is made to maintain, renew, repair or improve the function of such personal property and (ii) is physically installed in or affixed to such personal property.

Section 13.2 Successor Corporation Substituted.

Upon any consolidation or merger or any conveyance or other transfer, subject to the lien of this Indenture, of all of the Mortgaged Property as or substantially as an entirety in accordance with Section 13.1, the Successor Corporation shall succeed to, and be substituted for, and may exercise every power and right of, the Company under this Indenture with the same effect as if such Successor Corporation had been named as the “Company” herein. Without limiting the generality of the foregoing:

(a)           all property of the Successor Corporation then subject to the lien of this Indenture, of the character described in Section 1.3, shall constitute Property Additions;

(b)           the Successor Corporation may execute and deliver to the Trustee, and thereupon the Trustee shall, subject to the provisions of Article 4, authenticate and deliver, Securities upon any basis provided in Article 4; and

(c)           the Successor Corporation may, subject to the applicable provisions of this Indenture, cause Property Additions to be applied to any other Authorized Purpose.

All Securities so executed by the Successor Corporation, and authenticated and delivered by the Trustee, shall in all respects be entitled to the benefit of the lien of this Indenture equally and ratably with all Securities executed, authenticated and delivered prior to the time such consolidation, merger, conveyance or other transfer became effective.

Section 13.3 Extent of Lien Hereof on Property of Successor Corporation.

Unless, in the case of a consolidation, merger, conveyance or other transfer contemplated by Section 13.1, the indenture supplemental hereto contemplated in clause (a)(ii) in Section 13.1, or any other indenture, contains a grant, conveyance, transfer and mortgage by the Successor Corporation as described in subclause (B) thereof, neither this Indenture nor such supplemental indenture shall become or be, or be required to become or be, a lien upon any of the properties:

(a)           owned by the Successor Corporation or any other party to such transaction (other than the Company) immediately prior to the time of effectiveness of such transaction or

(b)           acquired by the Successor Corporation at or after the time of effectiveness of such transaction, except, in either case, properties acquired from the Company in or as a result of such transaction and improvements, extensions and additions to such properties and renewals, replacements and substitutions of or for any part or parts thereof.

Section 13.4 Release of Company upon Conveyance or Other Transfer.

In the case of a conveyance or other transfer to any Person or Persons as contemplated in Section 13.1, upon the satisfaction of all the conditions specified in Section 13.1, the Company (such term being used in this Section without giving effect to such transaction) shall be released and discharged from all obligations and covenants under this Indenture and on and under all Securities then Outstanding (unless the Company shall have delivered to the Trustee an instrument in which it shall waive such release and discharge) and the Trustee shall acknowledge in writing that the Company has been so released and discharged.

Section 13.5 Merger into Company; Extent of Lien Hereof.

(a)           Nothing in this Indenture shall be deemed to prevent or restrict any consolidation or merger after the consummation of which the Company would be the surviving or resulting corporation or any conveyance or other transfer, or lease, subject to the lien of this Indenture, of any part of the Mortgaged Property which does not constitute the entirety, or substantially the entirety, thereof.

(b)           Unless, in the case of a consolidation or merger described in subsection (a) of this Section, an indenture supplemental hereto shall otherwise provide, this Indenture shall not become or be, or be required to become or be, a lien upon any of the properties acquired by the Company in or as a result of such transaction or any improvements, extensions or additions to such properties or any renewals, replacements or substitutions of or for any part or parts thereof.

ARTICLE 14
Supplemental Indentures

Section 14.1 Supplemental Indentures Without Consent of Holders.

Without the consent of any Holders, the Company and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form reasonably satisfactory to the Trustee, for any of the following purposes:

(a)           to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company herein and in the Securities, all as provided in Article 13; or

(b)           to add one or more covenants of the Company or other provisions for the benefit of all Holders or for the benefit of the Holders of, or to remain in effect only so long as there shall be Outstanding, Securities of one or more specified series, or one or more specified Tranches thereof; or to surrender any right or power herein conferred upon the Company; or

(c)           to correct or amplify the description of any property at any time subject to the lien of this Indenture; or better to assure, convey and confirm unto the Trustee any property subject or required to be subjected to the lien of this Indenture; or to subject to the lien of this Indenture additional property (including property of Persons other than the Company), to specify any additional Permitted Encumbrances with respect to such additional property and to modify Section 8.2 in order to specify therein any additional items with respect to such additional property; or

(d)           to change any provision of this Indenture or to add any new provision to this Indenture; provided, however, that if such change or addition shall adversely affect the interests of the Holders of Securities of any series or Tranche in any material respect (as determined in good faith by the Company), such change or addition shall become effective with respect to such series or Tranche only when no Security of such series or Tranche remains Outstanding; or

(e)           to establish the form or terms of Securities of any series or Tranche as contemplated by Sections 2.1 and 3.1; or

(f)           to provide for the authentication and delivery of bearer Securities and coupons appertaining thereto representing interest, if any, thereon and for the procedures for the registration, exchange and replacement thereof and for the giving of notice to, and the solicitation of the vote or consent of, the holders thereof, and for any and all other matters incidental thereto; or

(g)           to evidence and provide for the acceptance of appointment hereunder by a successor Trustee or by a co-trustee or separate trustee; or

(h)           to provide for the procedures required to permit the Company to utilize, at its option, a non-certificated system of registration for all, or any series or Tranche of, the Securities; or

(i)           to change any place or places where (1) the principal of and premium, if any, and interest, if any, on all or any series of Securities, or any Tranche thereof, shall be payable, (2) all or any series of Securities, or any Tranche thereof, may be surrendered for registration of transfer, (3) all or any series of Securities, or any Tranche thereof, may be surrendered for exchange and (4) notices and demands to or upon the Company in respect of all or any series of Securities, or any Tranche thereof, and this Indenture may be served; or

(j)           to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein; or to make any other additions to, deletions from or other changes to the provisions under this Indenture, provided that such additions, deletions and/or other changes shall not adversely affect the interests of the Holders of Securities of any series or Tranche in any material respect (as determined in good faith by the Company); or

(k)           to comply with the rules or regulations of any securities exchange or automated quotation system on which any of the Securities may be listed or traded; or

(l)           to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect the qualification of this Indenture under the Trust Indenture Act, or under any similar federal statute hereafter enacted, and to add to this Indenture such other provisions as may be expressly permitted by the Trust Indenture Act, excluding, however the provisions referred to in Section 316(a)(2) of the Trust Indenture Act as in effect at the date as of which this instrument was executed or any corresponding provision in any similar federal statute hereafter enacted.

Without limiting the generality of the foregoing, if the Trust Indenture Act as in effect at the date of the execution and delivery of this Indenture, as originally executed and delivered, or at any time thereafter shall be amended and

(x)           if any such amendment shall require one or more changes to any provisions hereof or the inclusion herein of any additional provisions, or shall by operation of law be deemed to effect such changes or incorporate such provisions by reference or otherwise, this Indenture shall be deemed to have been amended so as to conform to such amendment to the Trust Indenture Act, and the Company and the Trustee may, without the consent of any Holders, enter into an indenture supplemental hereto to evidence such amendment hereof; or

(y)           if any such amendment shall permit one or more changes to, or the elimination of, any provisions hereof which, at the date of the execution and delivery hereof or at any time thereafter, are required by the Trust Indenture Act to be contained herein or are contained herein to reflect any provisions of the Trust Indenture Act as in effect at such date, this Indenture shall be deemed to have been amended to effect such changes or elimination, and the Company and the Trustee may, without the consent of any Holders, enter into an indenture supplemental hereto to amend this Indenture to effect such changes or elimination.

Section 14.2 Supplemental Indentures with Consent of Holders.

Subject to the provisions of Section 14.1, with the consent of the Holders of not less than 66-2/3% in aggregate principal amount of the Securities of all series then Outstanding under this Indenture, considered as one class, by Act of said Holders delivered to the Company and the Trustee, the Company and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture; provided, however, that if there shall be Securities of more than one series Outstanding hereunder and if a proposed supplemental indenture shall directly affect the rights of the Holders of Securities of one or more, but less than all, of such series, then the consent only of the Holders of 66-2/3% in aggregate principal amount of the Outstanding Securities of all series so directly affected, considered as one class, shall be required; and provided, further, that if the Securities of any series shall have been issued in more than one Tranche and if a proposed supplemental indenture shall directly affect the rights of the Holders of Securities of one or more, but less than all, of such Tranches, then the consent only of the Holders of 66-2/3% in aggregate principal amount of the Outstanding Securities of all Tranches so directly affected, considered as one class, shall be required; and provided, further, that no such supplemental indenture shall:

(a)           change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Security, or reduce the principal amount thereof or the rate of interest thereon (or the amount of any installment of interest thereon) or change the method of calculating such rate or reduce any premium payable thereon, or reduce the amount of the principal of any Discount Security that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 10.2, or change the coin or currency (or other property), in which any Security or premium, if any, or interest, if any, thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Maturity of any Security, without, in any such case, the consent of the Holder of such Security; or

(b)           permit the creation of any lien (not otherwise permitted hereby) ranking prior to the lien of this Indenture with respect to all or substantially all of the Mortgaged Property, or (except by virtue of a supplemental indenture described in clause (j) in Section 14.1) terminate the lien of this Indenture on all or substantially all of the Mortgaged Property or deprive the Holders of the benefit of the lien of this Indenture, without, in any such case, the consent of the Holders of all Securities then Outstanding; or

(c)           reduce the percentage in principal amount of the Outstanding Securities of any series, or any Tranche thereof, the consent of the Holders of which is required for any such supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with any provision of this Indenture or of any default hereunder and its consequences, or reduce the requirements of Section 15.4 for quorum or voting, without, in any such case, the consent of the Holder of each Outstanding Security of such series or Tranche; or

(d)           modify any of the provisions of this Section, Section 6.9 or Section 10.17 with respect to the Securities of any series or any Tranche thereof (except to increase the percentages in principal amount referred to in this Section or such other Sections or to provide that other provisions of this Indenture cannot be modified or waived without the consent of the Holders of all Securities of such series or Tranche) without, in any such case, the consent of the Holder of each Outstanding Security of such series or Tranche; provided, however, that this clause shall not be deemed to require the consent of any Holder with respect to changes in the references to “the Trustee” and concomitant changes in this Section, or the deletion of this proviso, in accordance with the requirements of Section 14.1(g).

A supplemental indenture which (x) changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of the Holders of, or which is to remain in effect only so long as there shall be Outstanding, Securities of one or more specified series, or one or more Tranches thereof, or (y) modifies the rights of the Holders of Securities of such series or Tranches with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series or Tranche.

It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

Section 14.3 Execution of Supplemental Indentures.

In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 11.1) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties, immunities or liabilities under this Indenture or otherwise.

Section 14.4 Effect of Supplemental Indentures.

Upon the execution and delivery of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby. Any supplemental indenture permitted by this Article may restate this Indenture in its entirety, and, upon the execution and delivery thereof, any such restatement shall supersede this Indenture as theretofore in effect for all purposes.

Section 14.5 Conformity with Trust Indenture Act.

Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act.

Section 14.6 Reference in Securities to Supplemental Indentures.

Securities of any series, or any Tranche thereof, authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities of any series, or any Tranche thereof, so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities of such series or Tranche.

Section 14.7 Modification Without Supplemental Indenture.

To the extent, if any, that the terms of any particular series of Securities shall have been established in or pursuant to a Board Resolution or an Officer’s Certificate pursuant to a supplemental indenture or a Board Resolution as contemplated by Section 3.1, and not in a supplemental indenture, additions to, changes in or the elimination of any of such terms may be effected by means of a supplemental Board Resolution or a supplemental Officer’s Certificate, as the case may be, delivered to, and accepted by, the Trustee; provided, however, that such supplemental Board Resolution or supplemental Officer’s Certificate shall not be accepted by the Trustee or otherwise be effective unless all conditions set forth in this Indenture which would be required to be satisfied if such additions, changes or elimination were contained in a supplemental indenture shall have been appropriately satisfied. Upon the acceptance thereof by the Trustee, any such supplemental Board Resolution or supplemental Officer’s Certificate shall be deemed to be a “supplemental indenture” for purposes of Section 14.4 and 14.6 and a “supplemental indenture,” “indenture supplemental” to this Indenture or “instrument” supplemental to this Indenture for purposes of Section 6.8.

ARTICLE 15
MEETINGS OF HOLDERS; ACTION WITHOUT MEETING

Section 15.1 Purposes for Which Meetings May Be Called.

A meeting of Holders of Securities of one or more, or all, series, or any Tranche or Tranches thereof, may be called at any time and from time to time pursuant to this Article to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be made, given or taken by Holders of Securities of such series or Tranches.

Section 15.2 Call, Notice and Place of Meetings.

(a)           The Trustee may at any time call a meeting of Holders of Securities of one or more, or all, series, or any Tranche or Tranches thereof, for any purpose specified in Section 15.1, to be held at such time and (except as provided in subsection (b) of this Section) at such place in the Borough of Manhattan, The City of New York, as the Trustee shall determine, or, with the approval of the Company, at any other place. Notice of every such meeting, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given, in the manner provided in Section 1.9, not less than twenty-one (21) nor more than one hundred eighty (180) days prior to the date fixed for the meeting.

(b)           The Trustee may be asked to call a meeting of the Holders of Securities of one or more, or all, series, or any Tranche or Tranches thereof, by the Company or by the Holders of 33% in aggregate principal amount of all of such series and Tranches, considered as one class, for any purpose specified in Section 15.1, by written request setting forth in reasonable detail the action proposed to be taken at the meeting. If the Trustee shall have been asked by the Company to call such a meeting, the Company shall determine the time and place for such meeting and may call such meeting by giving notice thereof in the manner provided in subsection (a) of this Section, or shall direct the Trustee, in the name and at the expense of the Company, to give such notice. If the Trustee shall have been asked to call such a meeting by Holders in accordance with this subsection (b), and the Trustee shall not have given the notice of such meeting within twenty-one (21) days after receipt of such request or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Holders of Securities of such series and Tranches, in the principal amount above specified, may determine the time and the place in the Borough of Manhattan, The City of New York, or in such other place as shall be determined or approved by the Company, for such meeting and may call such meeting for such purposes by giving notice thereof as provided in subsection (a) of this Section.

(c)           Any meeting of Holders of Securities of one or more, or all, series, or any Tranche or Tranches thereof, shall be valid without notice if the Holders of all Outstanding Securities of such series or Tranches are present in person or by proxy and if representatives of the Company and the Trustee are present, or if notice is waived in writing before or after the meeting by the Holders of all Outstanding Securities of such series, or any Tranche or Tranches thereof, or by such of them as are not present at the meeting in person or by proxy, and by the Company and the Trustee.

Section 15.3 Persons Entitled to Vote at Meetings.

To be entitled to vote at any meeting of Holders of Securities of one or more, or all, series, or any Tranche or Tranches thereof, a Person shall be (a) a Holder of one or more Outstanding Securities of such series or Tranches or (b) a Person appointed by an instrument in writing as proxy for a Holder or Holders of one or more Outstanding Securities of such series or Tranches by such Holder or Holders. The only Persons who shall be entitled to attend any meeting of Holders of Securities of any series or Tranche shall be the Persons entitled to vote at such meeting and their counsel, any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

Section 15.4 Quorum; Action.

The Persons entitled to vote a majority in aggregate principal amount of the Outstanding Securities of the series and Tranches with respect to which a meeting shall have been called as hereinbefore provided, considered as one class, shall constitute a quorum for a meeting of Holders of Securities of such series and Tranches; provided, however, that if any action is to be taken at such meeting which this Indenture expressly provides may be taken by the Holders of a specified percentage, which is less than a majority, in principal amount of the Outstanding Securities of such series and Tranches, considered as one class, the Persons entitled to vote such specified percentage in principal amount of the Outstanding Securities of such series and Tranches, considered as one class, shall constitute a quorum. In the absence of a quorum within one hour of the time appointed for any such meeting, the meeting shall, if convened at the request of Holders of Securities of such series and Tranches, be dissolved. In any other case the meeting may be adjourned for such period as may be determined by the chairman of the meeting prior to the adjournment of such meeting. In the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for such period as may be determined by the chairman of the meeting prior to the adjournment of such adjourned meeting. Except as provided by Section 15.5(e), notice of the reconvening of any meeting adjourned for more than thirty (30) days shall be given as provided in Section 1.9 not less than ten (10) days prior to the date on which the meeting is scheduled to be reconvened. Notice of the reconvening of an adjourned meeting shall state expressly the percentage, as provided above, of the principal amount of the Outstanding Securities of such series and Tranches which shall constitute a quorum.

Except as limited by Section 14.2, any resolution presented to a meeting or adjourned meeting duly reconvened at which a quorum is present as aforesaid may be adopted only by the affirmative vote of the Holders of a majority in aggregate principal amount of the Outstanding Securities of the series and Tranches with respect to which such meeting shall have been called, considered as one class; provided, however, that, except as so limited, any resolution with respect to any action which this Indenture expressly provides may be taken by the Holders of a specified percentage, which is less than a majority, in principal amount of the Outstanding Securities of such series and Tranches, considered as one class, may be adopted at a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid by the affirmative vote of the Holders of such specified percentage in principal amount of the Outstanding Securities of such series and Tranches, considered as one class.

Any resolution passed or decision taken at any meeting of Holders of Securities duly held in accordance with this Section shall be binding on all the Holders of Securities of the series and Tranches with respect to which such meeting shall have been held, whether or not present or represented at the meeting.

Section 15.5 Attendance at Meetings; Determination of Voting Rights; Conduct and Adjournment of Meetings.

(a)           Attendance at meetings of Holders of Securities may be in person or by proxy; and, to the extent permitted by law, any such proxy shall remain in effect and be binding upon any future Holder of the Securities with respect to which it was given unless and until specifically revoked by the Holder or future Holder (except as provided in Section 1.7) of such Securities before being voted.

(b)           Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders of Securities in regard to proof of the holding of such Securities and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate. Except as otherwise permitted or required by any such regulations and approved by the Company, the holding of Securities shall be proved in the manner specified in Section 1.7 and the appointment of any proxy shall be proved in the manner specified in Section 1.7. Such regulations may provide that written instruments appointing proxies, regular on their face, may be presumed valid and genuine without the proof specified in Section 1.7 or other proof.

(c)           The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders as provided in Section 15.2(b), in which case the Company or the Holders of Securities of the series and Tranches calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Persons entitled to vote a majority in aggregate principal amount of the Outstanding Securities of all series and Tranches represented at the meeting, considered as one class.

(d)           At any meeting each Holder or proxy shall be entitled to one vote for each Two Thousand Dollars ($2,000) principal amount of Outstanding Securities held or represented by such Holder; provided, however, that no vote shall be cast or counted at any meeting in respect of any Security challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote, except as a Holder of a Security or proxy.

(e)           Any meeting duly called pursuant to Section 15.2 at which a quorum is present may be adjourned from time to time by Persons entitled to vote a majority in aggregate principal amount of the Outstanding Securities of all series and Tranches represented at the meeting, considered as one class; and the meeting may be held as so adjourned without further notice.

Section 15.6 Counting Votes and Recording Action of Meetings.

The vote upon any resolution submitted to any meeting of Holders shall be by written ballots on which shall be subscribed the signatures of the Holders or of their representatives by proxy and the principal amounts and serial numbers of the Outstanding Securities, of the series and Tranches with respect to which the meeting shall have been called, held or represented by them. The permanent chairman of the meeting shall appoint two (2) inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to such record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that such notice was given as provided in Section 15.2 and, if applicable, Section 15.4. Each copy shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one such copy shall be delivered to the Company, and another to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

Section 15.7 Action Without Meeting.

In lieu of a vote of Holders at a meeting as hereinbefore contemplated in this Article, any request, demand, authorization, direction, notice, consent, waiver or other action may be made, given or taken by Holders by one or more written instruments as provided in Section 1.7.

ARTICLE 16
IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS
AND DIRECTORS

Section 16.1 Liability Solely Corporate.

No recourse shall be had for the payment of the principal of or premium, if any, or interest, if any, on any Securities, or any part thereof, or for any claim based thereon or otherwise in respect thereof, or of the indebtedness represented thereby, or upon any obligation, covenant or agreement under this Indenture, or in any indenture supplemental thereto, against any past, present or future incorporator, stockholder, officer or director, as such, of the Company or of any predecessor or successor corporation (either directly or through the Company or a predecessor or successor corporation), whether by virtue of any constitutional provision, statute or rule of law or by the enforcement of any assessment or legal or equitable proceeding, penalty or otherwise; it being expressly agreed and understood that this Indenture any indenture supplemental hereto and the obligations hereby secured and all the Securities are solely corporate obligations and that no personal liability whatsoever shall attach to, or be incurred by, any incorporator, stockholder, officer or director, past, present or future, of the Company or of any predecessor or successor corporation, either directly or indirectly through the Company or any predecessor or successor corporation, because of the indebtedness hereby authorized or under or by reason of any of the obligations, covenants or agreements contained in this Indenture or any supplemental indenture or in any of the Securities or to be implied herefrom or therefrom; and such personal liability, if any, is hereby expressly waived and released as a condition of, and as part of the consideration for, the execution and delivery of this Indenture, as originally executed and delivered, and the issuance of the Securities.

_________________________

This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Indenture.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

SOUTH JERSEY GAS COMPANY

	By:	/s/ Ann T. Anthony
Name: Ann T. Anthony
Title: Treasurer

ATTEST:		[SEAL]

/s/ Gina Merritt-Epps
Gina Merritt-Epps
General Counsel and Corporate Secretary

THE BANK OF NEW YORK MELLON,
as Trustee

	By:	/s/ Laurence J. O’Brien
Name: Laurence J. O’Brien
Title: Vice President

ATTEST:		[SEAL]

/s/ Latoya S. Elvin
Name: Latoya S. Elvin
Title: Vice President

STATE OF NEW JERSEY	:
	:	ss:
COUNTY OF ATLANTIC	:

Be it remembered, that on 1/24/17, before me, a Notary Public of New Jersey, personally appeared Ann T. Anthony, who, I am satisfied, is Treasurer of South Jersey Gas Company, one of the corporations named in the foregoing deed or instrument, and I having first made known to him/her the contents thereof, he/she acknowledged that he/she had signed the same as such officer for and on behalf of such corporation, that the same was made by such corporation as its voluntary act and deed, and sealed with its corporate seal, by virtue of authority of its board of directors, and that he/she has received, without charge, a true copy of said foregoing deed or instrument. All of which is hereby certified.

Notary Public of New Jersey

My Commission Expires:

STATE OF NEW JERSEY	:
	:	ss:
COUNTY OF PASSAIC	:

Be it remembered, that on January 23, 2017 before me, a Notary Public of the State of New Jersey, personally appeared Laurence J. O’Brien, who, I am satisfied, is a Vice President of The Bank of New York Mellon, one of the corporations named in the foregoing deed or instrument, and I having first made known to him/her the contents thereof, he/she acknowledged that he/she had signed the same as such officer for and on behalf of such corporation, that the same was made by such corporation as its voluntary act and deed, and sealed with its corporate seal, by virtue of authority of its board of directors. All of which is hereby certified.

Rick J. Fierro
Notary Public of State of New Jersey

My Commission Expires: Nov 24, 2019

The within Supplemental Indenture Amending and Restating First Mortgage Indenture has been recorded and filed as follows:

County	Date of Recordation	Book	Page

New Jersey:

Atlantic
Burlington
Camden
Cape May
Cumberland
Gloucester
Salem

EXHIBITS

EXHIBIT A

Real Property includes (but is not limited) to the following:

1.	4504-18 Haven Avenue, City of Ocean City, Cape May County, New Jersey

EXHIBIT A-1

2.	4501-15 Simpson Avenue, City of Ocean City, Cape May County, New Jersey

EXHIBIT A-2

3.	142 S Main Street, Borough of Glassboro, Gloucester County, New Jersey

ALL that certain lot, parcel or tract of land, situate and lying in the Borough of Glassboro, County of Gloucester, State of New Jersey, and being more particularly described as follows:

BEGINNING at a marble monument at the intersection of the center lines of Academy Street and Grove Streets; thence

(1) along the center line of said Grove Street, North eighty degrees and forty-five minutes West, six hundred eighty-three and nine tenths feet more or less to a marble monument at the intersection of the center line of said Grove Street and Main Street; thence

(2) along the center of Main Street, North fifteen degrees and forty-five minutes East, Four hundred seventy-one and nine tenths feet, more or less to the Southerly right of way of the Atlantic City Railroad Company's land; thence

(3) along the same South Seventy –six degrees thirty minutes East, six hundred twenty- six and thirty-four one hundredths feet, more or less to a point in the center line of Academy Street aforesaid; thence

(4) along the center line thereof South eleven degrees thirty minutes West, one hundred twenty-seven and thirty- eight one-hundredth feet, more or less, to a marble monument at an angle in said street; thence

(5) still along the same South two degrees fifty-three minutes West, one hundred eighty-five and ninety-five one-hundredths feet, more or less to the place of beginning.

FOR INFORMATIONAL PURPOSES ONLY: Also known as Lot 1 in Block 43 on the Borough of Glassboro Tax Map.

EXHIBIT A-3

4.	1608 12th Street, Borough of Folsom, Atlantic County, New Jersey

LEGAL DESCRIPTION

ALL that certain lot, parcel or tract of land, situate and lying in the Borough of Folsom, County of Atlantic, State of New Jersey, and being more particularly described as follows:

Beginning at a concrete monument set in the easterly R.O.W. line of N.J.S.H. Route 54, North 41 degrees 55 minutes 15 seconds East, 1075.05 feet from the centerline of Mays Landing Road; thence

(1) Along the Easterly R.O.W. line of N.J.S.H. Route 54, North 41 degrees 55 minutes 15 seconds East, 759.28 feet to a concrete monument; thence

(2) Through lands now or formerly belonging to one Southern Counties Land Company, South 48 degrees 04 minutes 45 seconds East, 677.34 feet to a concrete monument; thence

(3) Still through lands now or formerly belonging to one Southern Counties Land Company, South 41 degrees 55 minutes 15 seconds West, 759.28 feet to a concrete monument; thence

(4) Still through lands now or formerly belonging to one Southern Counties Land Company, North 48 degrees 04 minutes 45 seconds West, 677.34 feet to a concrete monument set in the Easterly R.O.W. line of N.J.S.H. Route 54, said point also being the point and place of beginning.

FOR INFORMATIONAL PURPOSES ONLY: Also known as Lot 2 in Block 502 on the Borough of Folsom Tax Map.

EXHIBIT A-4

5.	14 N Montgomery Avenue, City of Atlantic City, Atlantic County, New Jersey

EXHIBIT A-5

6.	1211 2nd Street North, City of Millville, Cumberland County, New Jersey

EXHIBIT A-6

EXHIBIT A-7

Beginning at the terminus of Course Number 1 above described; and continuing

a. Along said division line between proposed Lots 3 and 4, Block 259 South 89 Degrees 25 Minutes 31 Seconds East a distance of 95.00 feet to a point of intersection of said division line between proposed Lots 3 and 4, Block 259 and the Easterly line of the proposed Ingress/Egress Easement in question as shown on Plan of Minor Subdivision above referenced; thence

b. Continuing along said proposed Easterly Ingress/Egress Easement line South 00 Degrees 34 Minutes 29 Seconds West a distance of 27.00 feet to a point for corner of said proposed Ingress/Egress Easement as shown on Plan of Minor Subdivision above referenced; thence

c. Along the proposed Southerly Ingress/Egress Easement line North 89 Degrees 25 Minutes 31 Seconds West a distance of 102.78 feet to a point of intersection of said Easement Line and the Easterly Right-of-Way line of Second Street as shown on Plan of Minor Subdivision above referenced; thence

d. Along said Easterly Right-of-Way line of Second Street North 04 Degrees 10 Minutes 55 Seconds West a distance of 32.00 feet to a point for corner of said Proposed Ingress/Egress Easement as shown on Plan of Minor Subdivision above referenced; thence

e. Along the Northerly line of said Ingress/Egress Easement South 85 Degrees 49 Minutes 55 Seconds East a distance of 7.58 feet to a point of intersection of said Ingress/Egress Easement line and the division line between proposed Lots 3 and 4, Block 259 as shown on Plan of Minor Subdivision above referenced; thence

f. Along said division line between proposed Lots 3 and 4, Block 259 South 26 Degrees 58 Minutes 04 Seconds East a distance of 6.22 feet to a point for corner of proposed Lots 3 and 4, Block 259 as shown on Plan of Minor Subdivision above referenced; said point being point and place of beginning.

Above described parcel of property being a proposed Ingress/Egress Easement as shown on Plan of Minor Subdivision above referenced and containing an area of 2,851.60 Square Feet within the limits of proposed Lot 3, Block 259. Said proposed Ingress/Egress Easement being intended to provide access for proposed Lots 3 and 4, Block 259 from Second Street (Route 47).

Above described proposed Lot 3, Block 295 also being serviced by a **Proposed Leaching Field Easement Benefiting proposed Lot 3, Block 259 located within adjacent Proposed Lot 4, Block 259** *as shown on Plan of Minor Subdivision above referenced and being* more particularly described as follows:

Beginning at the terminus of Course #4 above described, and continuing

aa. Along said division line between proposed Lots 3 and 4, Block 259 South 00 Degrees 35 Minutes 36 Seconds West a distance of 61.45 feet to a point for corner in said division line between proposed Lots 3 and 4, Block 259 as shown on Plan of Minor Subdivision above referenced; thence

EXHIBIT A-8

EXHIBIT A-9

7.	1401 2nd Street North, City of Millville, Cumberland County, New Jersey

EXHIBIT A-10

EXHIBIT A-11

e. Continuing along said proposed Leaching Field Easement South 89 Degrees 24 Minutes 24 Seconds East a distance of 65.00 feet to a point for corner of proposed Leaching Field Easement and angle point in the division line between proposed Lots 3 and 4, Block 259 as shown on Plan of Minor Subdivision above referenced; said point being point and place of beginning.

Above described parcel of property being a proposed Leaching Field Easement within Proposed Lot 4, Block 259 benefiting adjacent Lot 3, Block 259 as shown on Plan of Minor Subdivision above referenced and containing an area of 4,184.14 Square Feet as shown on said Plan.

Above described proposed Lot 4, Block 259 also being provided with a **Proposed Ingress/Egress Easement** within adjacent proposed Lot 3, Block 259 benefiting Proposed Lot 4, Block 259 as shown on Plan of Minor Subdivision above referenced and being more particularly described as follows:

Beginning at the terminus of Course #6 above described; and continuing

aa. Along said division line between proposed Lots 3 and 4, Block 259 South 89 Degrees 25 Minutes 31 Seconds East a distance of 95.00 feet to a point of intersection of said division line between proposed Lots 3 and 4, Block 259 and the Easterly line of the proposed Ingress/Egress Easement in question as shown on Plan of Minor Subdivision above referenced; thence

bb. Continuing along said proposed Easterly Ingress/Egress Easement line South 00 Degrees 34 Minutes 29 Seconds West a distance of 27.00 feet to a point for corner of said proposed Ingress/Egress Easement as shown on Plan of Minor Subdivision above referenced; thence

cc. Along the proposed Southerly Ingress/Egress Easement line North 89 Degrees 25 Minutes 31 Seconds West a distance of 102.78 feet to a point of intersection of said Easement line and the Easterly Right-of-Way line of Second Street as shown on Plan of Minor Subdivision above referenced; thence

dd. Along said Easterly Right-of-Way line of Second Street North 04 Degrees 10 Minutes 55 Seconds West a distance of 32.00 feet to a point for corner of said Proposed Ingress/Egress Easement as shown on Plan of Minor Subdivision above referenced; thence

ee. Along the Northerly line of said Ingress/Egress Easement South 85 Degrees 49 Minutes 55 Seconds East a distance of 7.58 feet to a point of intersection of said Ingress/Egress Easement line and the division line between proposed Lots 3 and 4, Block 259 as shown on Plan of Minor Subdivision above referenced; thence

ff. Along said division line between proposed Lots 3 and 4, Block 259 South 26 Degrees 58 Minutes 04 Seconds East a distance of 6.22 feet to a point for corner of proposed Lots 3 and 4, Block 259 as shown on Plan of Minor Subdivision above referenced; said point being point and place of beginning.

EXHIBIT A-12

8.	1708 Route 9 North, Township of Middle, Cape May County, New Jersey

EXHIBIT A-13

9.	103 Union Street, Borough of Glassboro, Gloucester County, New Jersey

As to Lot 1 Block 62

ALL that certain lot, parcel or tract of land, situate and lying in the Borough of Glassboro, County of Gloucester, State of New Jersey, and being more particularly described as follows:

BEGINNING at an iron bolt set for a corner in the center line of Union Street and corner to land of Peoples Gas Company (now South Jersey Gas Company), and running thence

(1) along said center line of Union Street, South twenty-eight (28) degrees twenty (20) minutes West, one hundred thirty-five (135) feet to a corner to land now or formerly of Charles Rogers; thence

(2) by said land now or formerly of Charles Rogers, North sixty-one (61) degrees forty (40) minutes West, one hundred forty (140) feet to an iron pipe set for a corner; thence

(3) still by said land now or formerly of Charles Rogers, South twenty-eight (28) degrees twenty minutes West, thirty-seven (37) feet to an iron pipe set for a corner to land now or formerly of Le la Ledden; thence

(4) by said land now or formerly of Lela le Ledden, North sixty-one (61) degrees forty (40) minutes West, thirty-five and four one-hundredths (35.04) feet to an iron pipe set for a corner in the line of the right of way of the West Jersey and Seashore Railroad (Pennsylvania-Reading Seashore Lines); thence

(5) by said right of way North twenty-three (23) degrees fifty-four (54) minutes West, two hundred eighty and eighty-four one-hundredths (280.84) feet to a marble monument set for a corner, corner to the aforesaid Peoples Gas Company (now South Jersey Gas Company) land; thence

(6) by said last mentioned land, South sixty-one (61) degrees forty (40) minutes East, three hundred ninety-six and ninety-three one-hundredths (396.93) feet to the point and place of beginning.

FOR INFORMATIONAL PURPOSES ONLY: Also known as Lot 1 in Block 62 on the Borough of Glassboro Tax Map.

EXHIBIT A-14

EXHIBIT A-15

10.	305 Center Avenue, Township of Winslow, Camden County, New Jersey

EXHIBIT A-16

11.	111 N. Franklin Blvd., City of Pleasantville, Atlantic County, New Jersey

ALL that certain lot, parcel or tract of land, situate and lying in the City of Pleasantville, County of Atlantic, State of New Jersey, and being more particularly described as follows:

TRACT 1

Beginning at a point in the Westerly line of Franklin Avenue (formerly 2nd Avenue) 170 feet Northwardly from Northerly line of Pleasantville and Atlantic City Turnpike; and extending thence

(1) Westwardly, parallel with said Turnpike 150 feet to a 20 feet wide street or alley; thence

(2) Northwardly, parallel with Franklin Avenue and along said street or alley 190 feet; thence

(3) Eastwardly, parallel with said Turnpike 150 feet to the Westerly line of Franklin Avenue; thence

(4) Southwardly, along same, 190 feet to beginning.

TRACT 2

Beginning at a point in the Westerly line of Franklin Avenue (formerly 2nd Avenue) 360 feet Northwardly from the Northerly line of Pleasantville and Atlantic City Turnpike; and extending thence

(1) Westwardly, parallel with said Turnpike 150 feet to a 20 feet wide street or alley; thence

(2) Northwardly, parallel with Franklin Avenue, and along said street or alley 85 feet to the Southerly line of Ingersoll Avenue; thence

(3) Eastwardly along the Southerly line of same 150 feet to the Westerly line of Franklin Avenue; thence

(4) Southwardly, along same, 85 feet to beginning.

EXHIBIT A-17

12.	215 Cates Road, Township of Egg Harbor, Cherry Avenue, Township of Hamilton, Atlantic County, New Jersey

EXHIBIT A-18

EXHIBIT A-19

Exhibit B

Form of Initial Security

THIS BOND IS NOT TRANSFERABLE EXCEPT AS PROVIDED IN THE INDENTURE (AS HEREINAFTER DEFINED) AND IN THE INDENTURE OF TRUST DATED AS OF OCTOBER 1, 1998 (AS SUPPLEMENTED FROM TIME TO TIME, THE “NOTE INDENTURE”) BETWEEN THE COMPANY AND THE BANK OF NEW YORK MELLON, AS TRUSTEE (THE “NOTE TRUSTEE”).

REGISTERED	REGISTERED
NUMBER	AMOUNT
R	$

SOUTH JERSEY GAS COMPANY

FIRST MORTGAGE BOND, SERIES __

South Jersey Gas Company, a New Jersey corporation (hereinafter called the “Company”), for value received, promises to pay to the Note Trustee or registered assigns, on the surrender hereof, principal and interest on such dates and in such amounts as principal and interest is payable upon the Corresponding Notes (as hereinafter defined) with respect to which this First Mortgage Bond (this “Bond”) is being issued, whether at stated times, upon redemption or acceleration or otherwise; and provided, further, that the Company shall receive certain credits against such obligations as set forth in the Indenture (as hereinafter defined), and the rate of interest may be increased to a default rate of interest, to the extent applicable to a Corresponding Note, but in no event to greater than 10% per annum. Capitalized terms used but not defined in this Bond that are defined in the Indenture shall have such meanings as provided in the Indenture.

All payments of principal hereof and interest hereon shall be paid at the corporate trust office of the Trustee (as hereinafter defined) or its successor as trustee under the Indenture, or at such other places as the Company may agree, in such coin or currency of the United States of America as at the time of payment shall constitute legal tender for the payment of public and private debts; provided, however, that any such payments of principal and interest shall be subject to receipt of certain credits against such payment obligations as set forth in the Indenture.

This Bond is one of an authorized issue of first mortgage bonds of the Company (“Securities”), designated as its First Mortgage Bonds, without specified limit as to aggregate authorized principal amount and issuable in one or more series (each of which is hereinafter referred to as a “Series”), all issued or to be issued under and (except in respect of any sinking, replacement, purchase, or other analogous fund provided in the Indenture or in any supplement thereto for any one or more particular Series of Securities or Tranches thereof) equally and ratably secured by that Supplemental Indenture Amending and Restating First Mortgage Indenture dated January __, 2017 (the “Original Indenture”) between the Company and The Bank of New York Melon, as trustee (the “Trustee”), which amended and restated the Existing Indenture in its entirety, as the Original Indenture may be supplemented by indentures supplemental thereto from time to time, duly executed by the Company to the Trustee, to which Original Indenture and all indentures supplemental thereto (herein sometimes collectively called the “Indenture”) reference is hereby made for a description of the property mortgaged and pledged and the respective rights of the Company, the Trustee and the Holders of Securities in respect thereof, and for a specification of the principal amount of Securities from time to time issuable thereunder and the conditions upon which Securities may be issued and shall be secured.

The Securities designated as “South Jersey Gas Company First Mortgage Bonds, Series _” (sometimes referred to herein as “Bonds of Series _”), of which this Bond is one, are of similar tenor hereto, and are limited to the aggregate authorized principal amount of [$________] (except for Bonds of Series _ authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Bonds of Series _ pursuant to Sections 3.4, 3.5, 3.6, 5.6 or 14.6 of the Indenture and except for any Bonds of Series _ which, pursuant to Section 3.3 of the Indenture, are deemed never to have been authenticated and delivered hereunder). Such Bonds of Series _ have been issued to the Note Trustee as security for the payment of the following notes issued under the Note Indenture and designated as [name of Corresponding Notes] in the aggregate principal amount of $____ currently outstanding (herein referred to as the “Corresponding Notes”):

[Insert list of Corresponding Notes]

On certain defaults by the Company, as provided in the Indenture, the principal of this Bond may become payable in advance of the expressed maturity thereof.

This Bond is transferable, but only as provided in the Indenture and the Note Indenture, upon surrender thereof for cancellation by the registered Holder in person or by attorney duly authorized in writing as provided in the Indenture. Upon any such transfer, a new fully registered Bond of Series _ similar hereto will be issued to the transferee. This Bond may in like manner be exchanged for one or more new fully registered Bonds of Series _ of other authorized denominations but of the same aggregate principal amount as more fully provided in the Indenture. No service charge shall be made for any such transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto. The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name any Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and premium, if any, and (subject to Sections 3.5 and 3.7 of the Indenture) interest, if any, on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

The Bonds of Series _ are issuable only in fully registered form, in any denomination authorized by the Company.

As more fully provided in the Indenture, certain of the provisions of the Indenture or Securities issued pursuant thereto may be altered, amended or eliminated, or additional provisions added, without the consent of the Holders, while other provisions of the Indenture or Securities issued pursuant thereto may be altered, amended or eliminated, or additional provisions added only with the consent of Holders of not less than 66-2/3% in aggregate principal amount of the Securities of all series then Outstanding, considered as one class; provided, however, that if there shall be Securities of more than one series Outstanding hereunder and if a proposed supplemental indenture shall directly affect the rights of the Holders of Securities of one or more, but less than all, of such series, then the consent only of the Holders of 66-2/3% in aggregate principal amount of the Outstanding Securities of all series so directly affected, considered as one class, shall be required; and provided, further, that if the Securities of any series shall have been issued in more than one Tranche and if a proposed supplemental indenture shall directly affect the rights of the Holders of Securities of one or more, but less than all, of such Tranches, then the consent only of the Holders of 66-2/3% in aggregate principal amount of the Outstanding Securities of all Tranches so directly affected, considered as one class, shall be required. Notwithstanding the foregoing, as provided in the Indenture, certain provisions of this Bond may not be changed without the consent of the Holder of this Bond.

No recourse shall be had for the payment of the principal of or premium, if any, or interest, if any, on this Bond, or any part thereof, or for any claim based thereon or otherwise in respect hereof, or of the indebtedness represented hereby, or upon any obligation, covenant or agreement under the Indenture, any indenture supplemental thereto or this Bond, against any past, present or future incorporator, stockholder, officer or director, as such, of the Company or of any predecessor or successor corporation (either directly or through the Company or a predecessor or successor corporation), whether by virtue of any constitutional provision, statute or rule of law or by the enforcement of any assessment or legal or equitable proceeding, penalty or otherwise; it being expressly agreed and understood that this Bond and the obligations evidenced hereby are solely corporate obligations and that no personal liability whatsoever shall attach to, or be incurred by, any incorporator, stockholder, officer or director, past, present or future, of the Company or of any predecessor or successor corporation, either directly or indirectly through the Company or any predecessor or successor corporation, because of the indebtedness evidenced hereby or under or by reason of any of the obligations, covenants or agreements contained in the Indenture, any supplemental indenture or in this Bond or to be implied therefrom or herefrom; and such personal liability, if any, is hereby expressly waived and released as a condition of, and as part of the consideration for, the execution and delivery of the Indenture, as originally executed and delivered, and the issuance of this Bond.

The execution by the Trustee, or by its successor in trust under the Indenture, of the Trustee’s certificate of authentication set forth hereon is essential to the validity of this Bond. This Bond shall be governed by and construed in accordance with the law of the State of New Jersey, except to the extent that the Trust Indenture Act shall be applicable.

IN WITNESS WHEREOF, SOUTH JERSEY GAS COMPANY has caused this Bond to be duly executed by the manual or facsimile signatures of its proper officers under its corporate seal or a facsimile thereof.

Date:

SOUTH JERSEY GAS COMPANY

By:
Name:
Title:

Attest:

Name:
Title:

[FORM OF TRUSTEE’S CERTIFICATE OF AUTHENTICATION]

The within Bond is one of the Bonds of the Series designated therein, which are described or provided for in the within-mentioned Indenture.

The Bank of New York Mellon, as Trustee

By
Authorized Signatory

Date of Authentication: